      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1996



                                                      REGISTRATION NO. 333-03174

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            CAPITAL CORP OF THE WEST
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                         6022                  77-0405791
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

    1160 WEST OLIVE AVENUE, SUITE A, MERCED, CALIFORNIA 95348 (209) 725-2200
              (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                THOMAS T. HAWKER
                            CAPITAL CORP OF THE WEST
                        1160 WEST OLIVE AVENUE, SUITE A
                            MERCED, CALIFORNIA 95348
                                 (209) 725-2200
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

           Thomas G. Reddy                          Robert E. Triebsch
           James M. Rockett                 Triebsch, Frampton, Dorius & Lima
McCutchen, Doyle, Brown & Enersen, LLP            300 North Palm Street
       Three Embarcadero Center                        P.O. Box 709
   San Francisco, California 94111              Turlock, California 95381

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                              PUBLIC:       , 1996
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
                                                     MAXIMUM         AGGREGATE        AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE      OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED    PER SHARE (1)      PRICE (1)         FEE (2)
Common Stock, no par value....  290,000 shares       $14.38         $4,170,200         $1,438


(1) In accordance with Rule 457(f)(1), the amount used to determine the proposed maximum aggregate offering price and the registration fee has been based on the last reported sale price of shares of Common Stock, no par value, of Town and Country Finance and Thrift Company as of March 29, 1996.


(2) The registration fee has previously been paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 9(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            CAPITAL CORP OF THE WEST
                             CROSS REFERENCE SHEET

      HEADING IN FORM S-4 REGISTRATION
ITEM  STATEMENT                                          LOCATION IN PROSPECTUS
- ----  ----------------------------------------  ----------------------------------------
   1  Forepart of Registration Statement and
       Outside Front Cover Page of
       Prospectus.............................  Outside Front Cover
   2  Inside Front and Outside Back Cover
       Pages of Prospectus....................  Available Information; Information
                                                Incorporated by Reference; Table of
                                                 Contents; Other Matters
   3  Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information..........  Summary
   4  Terms of the Transaction................  Introduction; Summary; Proposal One: The
                                                 Merger; Description of Capital Corp
                                                 Capital Stock; Certain Differences in
                                                 Rights of Shareholders
   5  Pro Forma Financial Information.........  Summary; Unaudited Pro Forma Combined
                                                 Financial Information
   6  Material Contacts with the Company Being
       Acquired...............................  Proposal One: The Merger
   7  Additional Information Required for
       Reoffering by Persons and Parties
       Deemed To Be Underwriters..............  INAPPLICABLE
   8  Interest of Named Experts and Counsel...  INAPPLICABLE
   9  Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities............................  Certain Differences in Rights of
                                                Shareholders
  10  Information with Respect to S-3
       Registrants............................  INAPPLICABLE
  11  Incorporation of Certain Information by
       Reference..............................  INAPPLICABLE
  12  Information with Respect to S-2 or S-3
       Registrants............................  Available Information; Information
                                                Incorporated by Reference; Summary;
                                                 Unaudited Pro Forma Combined Financial
                                                 Information; Town & Country Audited
                                                 Financial Statements
  13  Incorporation of Documents by
       Reference..............................  Information Incorporated by Reference
  14  Information with Respect to Registrants
       Other Than S-2 or S-3 Registrants......  INAPPLICABLE
  15  Information with Respect to S-3
       Companies..............................  INAPPLICABLE
  16  Information with Respect to S-2 or S-3
       Companies..............................  INAPPLICABLE
  17  Information with Respect to Companies
       Other Than S-2 or S-3 Companies........  Summary; Information about Town &
                                                Country; Market Price and Dividend
                                                 Information; Town & Country
                                                 Management's Discussion and Analysis of
                                                 Financial Condition and Results of
                                                 Operations; Town & Country Audited
                                                 Financial Statements

      HEADING IN FORM S-4 REGISTRATION
ITEM  STATEMENT                                          LOCATION IN PROSPECTUS
- ----  ----------------------------------------  ----------------------------------------
  18  Information if Proxies, Consents or
       Authorization Are To Be Solicited......  Information Incorporated by Reference;
                                                Summary; The Annual Meetings of
                                                 Shareholders of Capital Corp and of
                                                 Town & Country -- Voting and Proxies;
                                                 Capital Corp Proposal Two: Election of
                                                 Directors; Capital Corp Proposal Three;
                                                 Capital Corp Proposal Four; Capital
                                                 Corp Proposal Five; Capital Corp
                                                 Proposal Six; Town & Country Proposal
                                                 Two: Election of Directors
  19  Information if Proxies, Consents or
       Authorizations Are Not To Be Solicited
       or in an Exchange Offer................  INAPPLICABLE

                            CAPITAL CORP OF THE WEST
                             1160 WEST OLIVE AVENUE
                            MERCED, CALIFORNIA 95348
                                  MAY   , 1996

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Capital Corp of the West (the "Company") to consider and vote upon (1) a proposal to approve and adopt an Agreement and Plan of Acquisition dated as of March 22, 1996, between the Company and Town and Country Finance and Thrift Company ("Town & Country") and the related Merger Agreement, pursuant to which Town & Country would become a subsidiary of the Company (the "Merger"), (2) a proposal to elect 11 directors; (3) a proposal to approve an amendment to the Bylaws to eliminate cumulative voting; (4) a proposal to approve an amendment to the Bylaws to classify the Board of Directors and change the authorized range of directors; (5) a proposal to approve an amendment to the Articles of Incorporation to eliminate action by the shareholders by written consent without a meeting; (6) a proposal to approve an amendment to the Articles of Incorporation to require a supermajority vote of shareholders to approve certain business combinations; and (7) such other business as may properly come before the meeting.

    The meeting will take place at 7:00 p.m. local time on June 20, 1996 at the Italo-American Lodge, West 18th and U Streets, Merced, California.

    We are seeking your approval and adoption of this Merger, which has received the approval and recommendation of your Board of Directors and the approval of the Board of Directors of Town & Country, as well as your approval of the other proposals described above. If the Merger is completed, each share of Town & Country common stock will be converted in the right to receive a combination of cash and shares of Capital Corp common stock with an aggregate value of $33.05.

    Enclosed are the Secretary's Notice of this meeting, a Proxy, a Joint Proxy Statement/Prospectus describing the Merger and the other proposals and a return envelope. Also enclosed is a copy of the Company's 1995 annual report to shareholders. This additional material is incorporated by reference in the Joint Proxy Statement/Prospectus.

    We encourage you to attend this meeting. Whether or not you are able to attend, please complete, date, sign, and return promptly the enclosed Proxy so that your shares will be represented at the meeting. I look forward to seeing you on June 20, 1996.

                                          Very truly yours,

                                          Thomas T. Hawker
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            CAPITAL CORP OF THE WEST
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The annual meeting of the shareholders of Capital Corp of the West ("Capital Corp") will be held on June 20, 1996, at 7:00 p.m. local time at the Italo-American Lodge, West 18th and U Streets, Merced, California. The meeting will be held for the following purposes:

    1. To approve an Agreement and Plan of Acquisition dated as of March 22, 1996 by and between Capital Corp and Town & Country (the "Agreement"), pursuant to which Town & Country would merge with a subsidiary of Capital Corp and become a wholly owned subsidiary of Capital Corp (the "Merger");

    2.  To elect 11 directors;

    3.  To approve an amendment to the Bylaws to eliminate cumulative voting;

    4. To approve an amendment to the bylaws to classify the Board of Directors and to change the authorized range of directors;

    5. To approve an amendment to the Articles of Incorporation to eliminate action by the shareholders by written consent without a meeting;

    6. To approve an amendment to the Articles of Incorporation to require a supermajority vote of shareholders to approve certain business combinations; and

    7. To act upon such other matters as may properly come before such meeting or any adjournment thereof.


    The Agreement and the Merger Agreement are set forth in full in Annex A to the accompanying Joint Proxy Statement/Prospectus. Holders of common stock of Capital Corp of record at the close of business on May 10, 1996, are entitled to notice and to vote at the meeting. The affirmative vote of the holders of a majority of the issued and outstanding shares of Capital Corp common stock is required to approve the Merger and to approve the proposed amendments to the Articles of Incorporation and Bylaws, with the exception of Proposal Six, which will require the affirmative vote of 66.67% of the outstanding shares. The 11 candidates for directors who receive the highest number of votes will be elected.


    YOUR VOTE IS IMPORTANT. Please sign and date the enclosed proxy card and return it promptly in the envelope provided, whether or not you plan to attend the meeting. This Joint Proxy Statement/ Prospectus is being distributed by, and the enclosed proxy is solicited on behalf of, the Board of Directors of Capital Corp. The Board of Directors recommends a vote FOR the proposal to approve the Merger, FOR the proposed amendments to the Articles of Incorporation and the Bylaws and FOR the election of the nominees for director.

                                          By Order of the Board of Directors

                                          --------------------------------------

                                          Karen Verlitti, SECRETARY

                  TOWN AND COUNTRY FINANCE AND THRIFT COMPANY
                             410 EAST OLIVE AVENUE
                           TURLOCK, CALIFORNIA 95380
                                  MAY   , 1996

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Town and Country Finance and Thrift Company ("Town & Country") to consider and vote upon (1) a proposal to approve and adopt an Agreement and Plan of Acquisition dated as of March 22, 1996, between Town & Country and Capital Corp of the West ("Capital Corp") and the related Merger Agreement, pursuant to which Town & Country would be become a subsidiary of Capital Corp (the "Merger"), (2) a proposal to elect five directors, the names of whom are set forth in the accompanying Joint Proxy Statement/Prospectus, to serve until the next annual meeting; and (3) such other business as may properly come before the meeting. If the Merger is approved and completed, each share of Town & Country common stock would be converted into the right to receive a combination of Capital Corp common stock and cash valued at $33.05. The allocation between cash and Capital Corp common stock will depend on a Cash/Stock Election to be made available to Town & Country shareholders upon completion of the Merger.

    The meeting will be held on June 18, 1996 at 7:00 p.m. at Turlock Golf & Country Club, 10532 North Golf Link Road, Turlock, California.

    We are seeking your approval and adoption of this Merger, which has received the approval and recommendation of your Board of Directors and the approval of the Board of Directors of Capital Corp.

    Enclosed are the Secretary's Notice of this meeting, a Proxy, a Joint Proxy Statement/Prospectus describing the Merger and providing information related to the election of directors and a return envelope. Also enclosed are copies of Capital Corp's 1995 annual report to its shareholders. This additional material is incorporated by reference in the Joint Proxy Statement/Prospectus.

    We encourage you to attend this meeting. Whether or not you are able to attend, please complete, date, sign, and return promptly the enclosed Proxy so that your shares will be represented at the meeting. I look forward to seeing you on June 18, 1996.

                                          Very truly yours,

                                          D. Dale Pinkney
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                  TOWN AND COUNTRY FINANCE AND THRIFT COMPANY
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The annual meeting of the shareholders of Town and Country Finance and Thrift Company ("Town & Country") will be held on June 18, 1996, at 7:00p.m. local time at Turlock Golf & Country Club, 10532 North Golf Link Road, Turlock, California. The meeting will be held for the following purposes:

    1. To approve and adopt an Agreement and Plan of Acquisition dated as of March 22, 1996, between Town & Country and Capital Corp of the West ("Capital Corp") and the related Merger Agreement, pursuant to which Town & Country would be merged with and become a subsidiary of Capital Corp (the "Merger");

    2.  To elect five directors to serve until the next annual meeting; and

    3.  To conduct such other business as may properly come before the meeting;

    If the Merger is approved and completed, each share in Town & Country would be converted into the right to receive a combination of Capital Corp common stock and cash valued at $33.05. Allocation of the consideration between stock and cash dividend on a Cash/Stock Election to be made available to Town & Country shareholders upon completion of the Merger.

    The Agreement and the Merger Agreement are set forth in full in Annex A to the accompanying Proxy Statement/Prospectus. Holders of common stock of Town & Country of record at the close of business on May 10, 1996, are entitled to notice and to vote at the meeting. The affirmative vote of the holders of a majority of the issued and outstanding shares of Town & Country common stock is required to approve the Merger. The five candidates for directors who receive the highest number of votes will be elected.

    YOUR VOTE IS IMPORTANT. Please sign and date the enclosed proxy card and return it promptly in the envelope provided, whether or not you plan to attend the meeting. This Joint Proxy Statement/ Prospectus is being distributed by, and the enclosed proxy is solicited on behalf of, the Board of Directors of Town & Country. The Board of Directors recommends a vote FOR the proposal to approve and adopt the Agreement and the Merger Agreement and FOR the election of the nominees for director.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                                      , SECRETARY

                 JOINT PROXY STATEMENT -- SUBJECT TO COMPLETION
                               DATED MAY   , 1996


      CAPITAL CORP OF THE WEST            TOWN AND COUNTRY FINANCE
  1160 WEST OLIVE AVENUE, SUITE A            AND THRIFT COMPANY
      MERCED, CALIFORNIA 95348             410 EAST OLIVE AVENUE
                                         TURLOCK, CALIFORNIA 95380
- ------------------------------------------------------------------------

                     PROSPECTUS OF CAPITAL CORP OF THE WEST

    This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Capital Corp of the West ("Capital Corp") and to the shareholders of Town and Country Finance and Thrift Company ("Town & Country") in connection with the solicitation of proxies by the Board of Directors of Capital Corp to be used in voting at the annual meeting of shareholders of Capital Corp to be held on June 20, 1996 (the "Capital Corp Meeting") and by the Board of Directors of Town & Country to be used in voting at the annual meeting of shareholders of Town & Country to be held on June 18, 1996 (the "Town & Country Meeting"). This Joint Proxy Statement/Prospectus is first being mailed to holders of common stock of
Capital Corp and Town & Country on or about May   , 1996.

    The Capital Corp Meeting has been called to consider and vote upon proposals:

    1. To approve an Agreement and Plan of Acquisition dated as of March 22, 1996 by and between Capital Corp and Town & Country (the "Agreement"), pursuant to which Town & Country would merge with a subsidiary of Capital Corp and become a wholly owned subsidiary of Capital Corp (the "Merger");

    2.  To elect 11 directors;

    3.  To approve an amendment to the Bylaws to eliminate cumulative voting;


    4. To approve an amendment to the Bylaws to classify the Board of Directors and to change the authorized range of directors;


    5. To approve an amendment to the Articles of Incorporation to eliminate action by the shareholders by written consent without a meeting;

    6. To approve an amendment to the Articles of Incorporation to require a supermajority vote of shareholders to approve certain business combinations; and

    7. To act upon such other matters as may properly come before such meeting or any adjournment thereof.

    The Town & Country Meeting has been called to consider and vote upon proposals:

    1. To approve the Agreement, pursuant to which Town & Country would merge with a subsidiary of Capital Corp and become a wholly owned subsidiary of Capital Corp (the "Merger");

    2.  To elect five directors; and

    3. To act upon such other matters as may properly come before such meeting or any adjournment thereof.


    This Joint Proxy Statement/Prospectus covers a maximum of 290,000 shares of Capital Corp common stock which are to be issued to shareholders of Town & Country in exchange for shares of Town & Country common stock. If the Merger is completed, each share of Town & Country common stock will be converted into the right to receive a combination of cash and shares of Capital Corp common stock (valued at the average of the closing bid and ask prices as reported on the Nasdaq National Market for each trading day in the calendar month preceding the month in which the Merger is completed) with an aggregate value equal to $33.05. On May 3, 1996, the closing sale price of Capital Corp common stock on the Nasdaq National Market was $14.50. The specific details of the Agreement are more fully discussed under the heading "PROPOSAL ONE: THE MERGER" in this Joint Proxy Statement/Prospectus, and the Agreement and the Merger Agreement are set forth in full in Annex A to this Joint Proxy Statement/Prospectus.

    The affirmative vote of the holders of a majority of the issued and outstanding shares of Capital Corp common stock and a majority of the issued and outstanding shares of Town & Country common stock are required to approve the Merger.

    This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Capital Corp under the Securities Act of 1933, as amended (the "1933 Act"), for the public offering of the shares of Capital Corp common stock to be issued in exchange for Town & Country common stock in the Merger. This Joint Proxy Statement/Prospectus does not cover any resales of Capital Corp common stock to be received by the shareholders of Town & Country or Capital Corp in the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

    NEITHER THIS TRANSACTION NOR THE SECURITIES OF CAPITAL CORP HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    The date of this Joint Proxy Statement/Prospectus is [May   ], 1996.


    NO   PERSON  IS  AUTHORIZED   TO  GIVE  ANY  INFORMATION   OR  TO  MAKE  ANY
REPRESENTATION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CAPITAL CORP OR TOWN & COUNTRY. THIS JOINT PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR THE SOLICITATION OF A PROXY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CAPITAL CORP OR TOWN & COUNTRY SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.

                             AVAILABLE INFORMATION

    Capital Corp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith has, since December 19, 1995, filed reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Capital Corp with the Commission can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the public reference facilities of the Chicago Regional Office, Room 3190, John C. Kluczynski Building, 230 South Dearborn Street, Chicago, Illinois 60604, and the New York Regional Office, 75 Park Place, New York, New York, 10007. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington D.C. 20549 at prescribed rates. Before such date, County Bank, as Capital Corp's predecessor, was subject to the same requirements and filed reports and other information with the Federal Deposit Insurance Corporation ("FDIC"). Such reports and information can be inspected at, and copies obtained from, the Registration and Insurance Section of the FDIC, 1776 F Street N.W., Room 643, Washington, D.C. 20429 at prescribed rates. These documents may also be inspected at the Federal Reserve Bank of San Francisco, 101 Market Street, San Francisco, California.


    Capital Corp has filed with the Commission a Registration Statement on Form S-4 as amended (No. 333-03174) under the 1933 Act relating to the shares of Capital Corp common stock to be issued in connection with the Merger (the "Registration Statement"). This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Capital Corp filed as part of the Registration Statement and does not contain all the information set forth in the Registration Statement and Exhibits thereto. The Registration Statement and the Exhibits thereto may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above.

    ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS WITH RESPECT TO CAPITAL CORP AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY CAPITAL CORP AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO TOWN & COUNTRY HAS BEEN SUPPLIED BY TOWN & COUNTRY.

                     INFORMATION INCORPORATED BY REFERENCE

    The following documents previously filed or to be filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

        (a) Capital Corp's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Capital Corp 10-K");


        (b) Capital Corp's Current Report on Form 8-K filed with the Commission on April 20, 1996;



        (c) Capital Corp's Current Report on Form 8-K filed with the Commission on May 8, 1996; and



        (d) All documents filed by Capital Corp pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of the Capital Corp Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof.



    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO CAPITAL CORP WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM KAREN VENDITTI, SECRETARY, CAPITAL CORP OF THE WEST, 1160 WEST OLIVE AVENUE SUITE A, MERCED, CALIFORNIA 95348. ALL DOCUMENTS
REQUESTED WILL BE SENT BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF THE RECEIPT OF THE REQUEST. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 5, 1996.


    This Joint Proxy Statement/Prospectus is accompanied by a copy of Capital Corp's 1995 Annual Report to Shareholders ("Capital Corp Annual Report"). The following information contained in the above documents is specifically incorporated by reference herein: (a) management's discussion and analysis of financial condition and results of operations, set forth on pages 20 through 23 of the Capital Corp Annual Report; (b) the audited financial statements of Capital Corp and its subsidiaries and the independent auditors' report set forth on pages 11 through 19 and page 23 of the Capital Corp Annual Report; and (c) the selected financial information set forth on page 24 of the Capital Corp Annual Report.

    Any statement contained in a Capital Corp document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/ Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS


                                                                                                                             PAGE
                                                                                                                             ----
AVAILABLE INFORMATION......................................................................................................     2
INFORMATION INCORPORATED BY REFERENCE......................................................................................     3
SUMMARY....................................................................................................................     4
The Parties to the Merger..................................................................................................     4
Date, Time and Place of the Meeting........................................................................................     4
Purpose of the Meetings....................................................................................................     4
Persons Entitled to Vote...................................................................................................     5
Vote Required..............................................................................................................     5
Principal Terms of the Merger; Exchange Ratio..............................................................................     5
Cash/Stock Election........................................................................................................     6
Conditions and Regulatory Approvals........................................................................................     6
Potential Limitation on Issuance of Investment Certificates................................................................     7
Termination and Amendment; Termination Payment.............................................................................     7
Certain Federal Income Tax Consequences....................................................................................     8
Effective Date of the Merger...............................................................................................     8
Recommendations of the Board of Directors..................................................................................     8
Fairness Opinions..........................................................................................................     8
Dissenters' Rights of Appraisal............................................................................................     9
Differences in Charter Documents and Applicable Law........................................................................     9
Interests of Certain Persons in the Merger.................................................................................     9
Market Price Data..........................................................................................................     9
Dividend Policy............................................................................................................    10
Recent Developments........................................................................................................    10
Selected Financial Information.............................................................................................    11
THE ANNUAL MEETINGS OF SHAREHOLDERS OF CAPITAL CORP AND OF
 TOWN & COUNTRY............................................................................................................    16
INTRODUCTION...............................................................................................................    16
VOTING AND PROXIES.........................................................................................................    16
  Date, Time and Place of Meeting..........................................................................................    16
  Record Date and Voting Rights............................................................................................    16
  Voting by Proxy..........................................................................................................    17
  Adjournments.............................................................................................................    17
  Solicitation of Proxies..................................................................................................    18
PROPOSAL ONE: THE MERGER...................................................................................................    18
Background.................................................................................................................    18
Reasons for the Merger and Recommendation..................................................................................    18
Fairness Opinions..........................................................................................................    19
Interests of Certain Persons in the Merger.................................................................................    28

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                             PAGE
                                                                                                                             ----
Principal Terms of the Merger..............................................................................................    28
  General..................................................................................................................    28
  Effective Date of Merger.................................................................................................    28
  Exchange Amount and Exchange Ratio.......................................................................................    29
  Cash/Stock Election......................................................................................................    30
  Rights of Holders After Effective Date; Dividends........................................................................    31
  Exchange of Town & Country Stock Certificates; Fractional Interests......................................................    31
  Conduct of Business Prior to the Merger..................................................................................    31
  Representations and Warranties...........................................................................................    32
  Conditions to the Merger.................................................................................................    32
Required Regulatory Approvals..............................................................................................    32
Dissenters' Rights of Appraisal............................................................................................    33
Non Solicitation Covenants.................................................................................................    35
Federal Income Tax Consequences............................................................................................    35
Accounting Treatment.......................................................................................................    36
Termination and Amendment; Termination Payment.............................................................................    37
Expenses...................................................................................................................    37
Resales of Capital Corp Common Stock.......................................................................................    37
Conduct of Business of Capital Corp and Town & Country Following the Merger................................................    38
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..........................................................................    39
CAPITAL CORP PROPOSAL TWO: ELECTION OF DIRECTORS...........................................................................    43
PROPOSED AMENDMENTS OF CAPITAL CORP'S ARTICLES OF INCORPORATION AND BYLAWS TO ADOPT CERTAIN ANTI-TAKEOVER MEASURES.........    51
CAPITAL CORP PROPOSAL THREE: AMENDMENT TO BYLAWS TO ELIMINATE CUMULATIVE VOTING............................................    52
CAPITAL CORP PROPOSAL FOUR: AMENDMENT TO THE BYLAWS TO CLASSIFY THE BOARD OF DIRECTORS AND CHANGE THE AUTHORIZED RANGE OF
 DIRECTORS.................................................................................................................    53
CAPITAL CORP PROPOSAL FIVE: AMENDMENT TO ARTICLES TO ELIMINATE ACTIONS OF THE SHAREHOLDERS BY WRITTEN CONSENT WITHOUT A
 MEETING...................................................................................................................    54
CAPITAL CORP PROPOSAL SIX: AMENDMENT TO THE ARTICLES TO REQUIRE A SUPERMAJORITY VOTE TO APPROVE CERTAIN BUSINESS
 COMBINATIONS..............................................................................................................    55
TOWN & COUNTRY PROPOSAL TWO: ELECTION OF DIRECTORS.........................................................................    57
INFORMATION ABOUT CAPITAL CORP OF THE WEST.................................................................................    60
INFORMATION ABOUT TOWN & COUNTRY...........................................................................................    63
TOWN & COUNTRY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......................    64
DESCRIPTION OF CAPITAL CORP CAPITAL STOCK..................................................................................    74

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                             PAGE
                                                                                                                             ----
DESCRIPTION OF TOWN & COUNTRY CAPITAL STOCK................................................................................    74
CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS..............................................................................    75
MARKET PRICE AND DIVIDEND INFORMATION......................................................................................    77
EXPERTS....................................................................................................................    78
LEGAL MATTERS..............................................................................................................    78
SHAREHOLDER PROPOSALS......................................................................................................    78
OTHER MATTERS..............................................................................................................    79

                                    SUMMARY

    The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus. This summary does not contain a complete statement of all material features of the Merger and is qualified in its entirety by reference to the full text of this Joint Proxy Statement/Prospectus and the Annexes hereto. Capital Corp shareholders and Town & Country shareholders are urged to read this Joint Proxy Statement/Prospectus and the accompanying Annexes in their entirety.

THE PARTIES TO THE MERGER.


    Capital Corp is a corporation organized in 1995 under the laws of the State of California. It is registered as a bank holding company under the Bank Holding Company Act of 1956 (the "BHC Act"). Capital Corp became the holding company for County Bank, a state-licensed nonmember commercial bank, on November 1, 1995, when each outstanding share of County Bank stock was exchanged for one share of Capital Corp common stock. County Bank has two subsidiaries; Merced Area Investment and Development, Inc., a real estate development company, and County Asset Advisers, Inc., which is currently inactive. In April 1996 Capital Corp formed Capital West Group, a new subsidiary that intends to engage in the financial institutions advisory business, subject to the approval of the Board of Governors of the Federal Reserve System (the "FRB"). At December 31, 1995, Capital Corp had consolidated assets of approximately $209 million and shareholders' equity of approximately $15.1 million. Capital Corp's principal office is located in Merced, California. County Bank has five banking offices in Merced County, one in Stanislaus County and one in Tuolumne County and a loan production office in Stanislaus County. Financial information of Capital Corp in this Joint Proxy Statement/Prospectus reflects financial information of County Bank for periods before November 1, 1995.


    Town & Country is a California corporation licensed by the California Department of Corporations as an industrial loan company, more commonly known as a thrift and loan company. It was incorporated under the laws of the State of California in 1957 and is headquartered in Turlock, California. Town & Country conducts a general consumer lending (primarily financing automobile contracts) and deposit-taking business through its three offices serving Turlock, Modesto and Visalia, and it has filed an application for approval to establish a branch office in Fresno. At December 31, 1995, Town & Country had assets of approximately $26.3 million and shareholders' equity of $3.6 million.

    County Bank and Town & Country have their deposits insured by the Federal Deposit Insurance Corporation ("FDIC") up to applicable limits.

    If the Merger had been consummated on December 31, 1995, the combined companies would have had, on a pro forma basis, total assets of $237.4 million and shareholders' equity of approximately $19.1 million, and for the year ended December 31, 1995 would have had net income of approximately $429,000. This figure reflects Capital Corp's complete write-down in 1995 of its $2.9 million investment in its real estate development subsidiary. See "INFORMATION ABOUT CAPITAL CORP -- Write-Down of Real Estate Development Investment."

DATE, TIME AND PLACE OF THE MEETING

    The Capital Corp Meeting will be held on June 20, 1996, at 7:00 p.m. local time at the Italo-American Lodge, West 18th and U Streets, Merced, California.

    The Town & Country Meeting will be held on June 18, 1996 at 7:00 p.m. at Turlock Golf & Country Club, 10532 North Golf Link Road, Turlock, California.

PURPOSE OF THE MEETINGS

    At the Capital Corp Meeting, the shareholders of Capital Corp will be asked to (1) consider and vote on the Agreement and the Merger Agreement (which Agreements are included as Annex A to this Joint Proxy Statement/Prospectus and are incorporated herein by reference), under which Town & Country will merge with T & C Merger Thrift Company, a proposed wholly owned subsidiary of Capital Corp, and become a wholly owned subsidiary of Capital Corp; (2) elect 11 directors; (3) approve an amendment to the Bylaws to eliminate cumulative voting; (4) approve an amendment to the Bylaws to classify the Board of Directors and change the authorized range of directors; (5) approve an amendment to the Articles of Incorporation to eliminate action by the shareholders by written consent without a meeting; (6) approve an amendment to the Articles of Incorporation to require a supermajority vote of shareholders to approve certain business combinations; and (7) act upon such other matters as may properly come before such meeting or any adjournment thereof.

    At the Town & Country Meeting, the shareholders of Town & Country will be asked to (1) consider and vote upon the Agreement and the Merger Agreement; (2) elect five directors; and (3) consider and vote upon such other business as may properly come before the Town & Country Meeting.

    THE BOARD OF DIRECTORS OF CAPITAL CORP RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES OF CAPITAL CORP COMMON STOCK IN FAVOR OF THE MERGER PROPOSAL, FOR MANAGEMENT'S NOMINEES FOR DIRECTORS, AND FOR THE FOUR PROPOSALS TO AMEND THE ARTICLES AND BYLAWS. THE BOARD OF DIRECTORS OF TOWN & COUNTRY RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES OF TOWN & COUNTRY COMMON STOCK IN FAVOR OF THE MERGER PROPOSAL AND FOR MANAGEMENT'S NOMINEES FOR DIRECTORS.

PERSONS ENTITLED TO VOTE

    Capital Corp has fixed the close of business on May 10, 1996 as the record date for determining persons entitled to notice of and to vote at the Capital Corp Meeting. At the close of business on February 28, 1996, there were outstanding and entitled to vote 1,334,956 shares of Capital Corp common stock. Town & Country has fixed the close of business on May 10, 1996 as the record date for determining persons entitled to notice of and to vote at the Town & Country Meeting. At the close of business on February 28, 1996, there were outstanding and entitled to vote 168,156 shares of Town & Country common stock. See "VOTING AND PROXIES."

VOTE REQUIRED


    Under the Agreement and applicable law, approval of the Merger by an affirmative vote of the holders of a majority of the outstanding shares of Capital Corp common stock and by a majority of the outstanding shares of Town & Country common stock is a condition to completion of the Merger. In the election of directors by Capital Corp, the 11 directors receiving the most votes will be elected. Proposals Three, Four and Five amend the Articles of Incorporation and Bylaws of Capital Corp require the affirmative vote of the holders of a majority of the outstanding shares of Capital Corp common stock. Proposal Six to amend the Articles of Incorporation to adopt a supermajority provision requires the affirmative vote of the holders of two-thirds of the outstanding shares of Capital Corp common stock. In the election of directors by Town & Country, the five directors receiving the most votes will be elected. In the election of directors, shareholders of both companies are entitled to request cumulative voting. See "VOTING AND PROXIES -- Record Date and Voting Rights."



    As a group, executive officers and directors of Capital Corp and the affiliates of such officers and directors beneficially owned 225,162 shares (including shares subject to options exercisable within 60 days), or approximately 15.1%, of Capital Corp common stock outstanding as of May 6, 1996. No executive officer or director of Capital Corp or any affiliate of any such officer or director beneficially owned any shares of Town & Country common stock as of such date.



    As a group, executive officers and directors of Town & Country and the affiliates of such officers and directors beneficially owned 25,096 shares, or approximately 14.9%, of Town & Country common stock outstanding as of May 6, 1996. No executive officer or director of Town & Country or any affiliate of any such officer or director beneficially owned any shares of Capital Corp common stock as of such date.


PRINCIPAL TERMS OF THE MERGER; EXCHANGE RATIO

    Upon completion of the Merger, Town & Country will be merged with T & C Merger Thrift Company, a proposed wholly owned subsidiary of Capital Corp. The surviving corporation in the Merger ("New Town & Country") will be licensed as an industrial loan company and renamed "Town and Country Finance and Thrift Company" and continue to operate as a wholly owned subsidiary of Capital Corp.

    On the Effective Date, by virtue of the Merger and without any action on the part of Town & Country shareholders, each outstanding share of Town & Country common stock (other than any shares as to which dissenters' rights have been perfected) shall be converted into the right to receive a combination of cash and shares of the common stock, no par value, of Capital Corp with an aggregate value (the "Exchange Amount") equal to $33.05 per share. The aggregate cash component (the "Cash Component") of the Exchange Amount will be not less than $1,600,000 (or an average of $9.52 per share) and not more than $1,800,000 (or an average of $10.70 per share), and the balance of the Exchange Amount will be in Capital Corp common stock (the "Stock Component"). The number of shares of Capital Corp common stock to be exchanged for the Stock Component will be equal to the Stock Component divided by the Market Value of Capital Corp common stock. For this purpose, the Market Value will be equal to the average of bid and ask prices at closing of Capital Corp common stock as reported on the Nasdaq National Market for each of the trading days in the calendar month preceding the completion of the Merger, regardless of whether any actual trades took place on such days. The closing sale price of Capital Corp common stock as of May 3, 1996 was $14.50. No fractional shares of Capital Corp common stock shall be issued to holders of Town & Country common stock; cash will be paid in lieu of fractional shares based on the Market Value of Capital Corp common stock.


    For a more complete description of  the Exchange Amount, see "PROPOSAL  ONE:
THE MERGER -- Principal Terms of the Merger."

CASH/STOCK ELECTION

    The Exchange Amount will be allocated to the Stock Component and the Cash Component in accordance the following election and procedures (the "Cash/Stock Election").

    A Town & Country shareholder may elect to receive the Exchange Amount in either all Capital Corp shares or all cash. If no election is made, the shareholder will receive a Per Share Cash Component equal to $1,600,000/number of outstanding shares (or $9.52 per share), and the balance (or $23.53 per share) in Capital Corp shares, subject to adjustment as described below.

    The Cash/Stock Election is subject to the limitation that the aggregate Cash Component for all Town & Country shareholders may not be less than $1,600,000 or more than $1,800,000. If the aggregate Cash Component is undersubscribed, the unsubscribed portion of this minimum aggregate Cash Component will be allocated pro rata (by number of shares) among all Town & Country shareholders; if the aggregate Cash Component is oversubscribed, the Cash Component of each Town & Country shareholder receiving cash will be reduced pro rata (by number of shares) so that the aggregate Cash Component of all Town & Country shareholders will equal $1,800,000. The total of the Cash Component and the Stock Component will always equal the Exchange Amount.

    A Town & Country shareholder need not, and may not, make a Cash/Stock Election until after the Merger has been completed. If the Merger is completed, Capital Corp will send to each Town & Country shareholder a letter of transmittal describing the Cash/Stock Election in more detail and providing forms for making the Cash/Stock Election, if desired.

    The Cash/Stock Election, if made, must be made for all shares held in the name of the Town & Country shareholder. A Town & Country shareholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held. However, shares represented by a single certificate may make only one Cash/Stock Election.

    There are certain differences in the rights of holders of Town & Country common stock and the rights of holders of Capital Corp common stock. See "CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS."

CONDITIONS AND REGULATORY APPROVALS


    Consummation of the Merger is subject to the satisfaction of various conditions, including approval of the Merger by the FRB, the FDIC and the California Commissioner of Corporations (the "Commissioner"), the licensing of New Town & Country by the Commissioner as an industrial loan company, receipt of a legal or accounting opinion as to the qualification of the Merger as a tax-free reorganization with respect to the Stock Component, the absence of any material adverse change (as defined in the Agreement) in the business or financial condition of Capital Corp and Town & Country and various other conditions. See "PROPOSAL ONE: THE MERGER -- Representations and Warranties; Conditions to the Merger." Except as to any condition the satisfaction of which is required by law, the Boards of Directors of Capital Corp and Town & Country have the corporate power and authority to waive satisfaction of the conditions to their respective company's obligation to consummate the Merger.


POTENTIAL LIMITATION ON ISSUANCE OF INVESTMENT CERTIFICATES


    In effect, New Town & Country as the surviving corporation in the Merger will be the successor to and continuation of Town & Country's business and operations. Legally, it will be a new corporation with a new thrift and loan charter from the Commissioner. California's Industrial Loan Company Law (the "ILC Law") limits the amount of investment certificates and certificates of deposit that a thrift and loan company may issue to six times its capital and surplus during its first year of operation, with annual increases up to multiples of eight, 12, 15 and 17 times capital and surplus in the next four years. If the Commissioner were to require that New Town & Country limit its investment certificates and certificates of deposits to the levels applicable to a new thrift and loan company, it would be required to divest a substantial amount of assets and liabilities to comply. This reduction in size might substantially impair the future earnings of New Town & Country for the first five years after the Merger. Capital Corp has spoken to representatives of the Commissioner and on the basis of such discussions believes that, if the operations of Town & Country are continued by New Town & Country in the manner contemplated by the parties and as described herein, the Commissioner will treat New Town & Country as the continuation of Town & Country for purposes of the limitations on issuance of investment certificates and certificates of deposits. However, neither Capital Corp nor Town & Country can give any assurances that the Commissioner will ultimately adopt this position. Favorable treatment from the Commissioner on this issue is not a condition to completion of the Merger. See "INFORMATION ABOUT TOWN & COUNTRY -- Potential Limitation on Issuance of Investment Certificates."


TERMINATION AND AMENDMENT; TERMINATION PAYMENT


    The Agreement may be terminated at any time prior to consummation of the Merger by mutual consent of the Boards of Directors of Capital Corp and Town & Country. The Agreement may also be terminated by either Town & Country or Capital Corp if (i) the Merger is not consummated by December 31, 1996 (subject to extension for one year under certain circumstances); (ii) it becomes aware of any undisclosed facts having a materially adverse effect on the other party, or a materially adverse change in the other party's condition occurs; (iii) by December 31, 1996, the other party fails to perform its obligations or satisfy any conditions under the Agreements; (iv) the other party enters into certain transactions with any third party providing for the acquisition of such other party on terms not permitted by the Agreement; and (v) for certain other reasons.



    If Capital Corp terminates the Agreement as a result of Town & Country's entry into a transaction or series of transactions providing for the acquisition of all or a substantial part of Town & Country by a third party, Capital Corp will become entitled to a payment of $750,000 from Town & Country. If Town & Country terminates the Agreement as a result of Capital Corp's entry into a merger or similar business combination with a third party and such transaction does not expressly contemplate performance by Capital Corp of its obligations under the Agreement, Town & Country will become entitled to a payment of $750,000 from Capital Corp. In each case, the payment is intended to be consideration or liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by the Agreement. See "PROPOSAL ONE: THE MERGER -- Termination and Amendment; Termination Payment."

FEDERAL INCOME TAX CONSEQUENCES



    An opinion letter (the "Tax Opinion") has been obtained from KPMG Peat Marwick LLP ("KPMG") regarding all material federal income tax consequences of the Merger. Such an opinion is a condition to consummation of the Merger. Assuming the opinion is not withdrawn or changed before the Effective Date, the material federal income tax consequences of the Merger, in the opinion of KPMG, will be as follows:


    (a) The Merger will constitute a "reorganization" within the meaning of sections 368(a)(1)(A) and 368(A)(2)(D) of the Code.


    (b) No gain or loss will be recognized by Town & Country, Capital Corp or T&C Merger Thrift Company in the Merger and T&C Merger Thrift Company will succeed to the carryover basis and the holding period of the assets of Town & Country.



    (c) Town & Country shareholders will recognize no gain or loss upon their exchange of Town & Country stock SOLELY for shares of Capital Corp stock.



    (d) Gain or loss will be recognized to shareholders who receive cash pursuant to the Cash/Stock Election or as consideration for fractional shares or dissenter's shares.



    (e) The basis of the Capital Corp stock received by the shareholders of Town & Country will be the same as the basis of the Town & Country stock surrendered in exchange therefor decreased by the amount of cash received by the shareholder and increased by the amount, if any, that was treated as a dividend and/or the amount of gain recognized to the shareholder on the exchange.



    (f) The holding period of the Capital Corp stock received by Town & Country shareholders will include the period during which the Town & Country stock surrendered in exchange therefor was held by the Town & Country shareholders, provided that the Town & Country stock surrendered was a capital asset in the hands of the Town & Country shareholders on the date of the exchange.



    (g) The taxable year of Town & Country will end on the effective date of the Merger.



    (h) T&C Merger Thrift Company will succeed to and take into account the items of Town & Country described in section 381(c) of the Code, subject to the provisions and limitations specified in sections 381, 382, 383, and 384 of the Code and the regulations thereunder.



    (i) Town & Country's method of accounting for bad debt reserves will carry over to T&C Merger Thrift Company, pursuant to sections 1.381(c)(4)-1(a) and 1.381(c)(4)-1(b)(4) of the Treasury Regulations. The Merger will not cause Town & Country's bad debt reserves to be restored to the income of Town & Country or T&C Merger Thrift Company.



    (j) As provided by section 381(c)(2) of the Code and section 1.381(c)(2)-1 of the Treasury Regulations, T&C Merger Thrift Company will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Town & Country as of the date of the transfer. Any deficit in earnings and profits of Town & Country or T&C Merger Thrift Company will be used only to offset earnings an profits accumulated after the date of transfer.



    ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL STATE, LOCAL AND ANY OTHER APPLICABLE TAX LAWS. See "PROPOSAL ONE: THE MERGER -- Federal Income Tax Consequences."


EFFECTIVE DATE OF THE MERGER

    The Merger will become effective on the date (the "Effective Date") that the Merger Agreement is filed with the Secretary of State of the State of California. Assuming all conditions to the Merger are met, the parties anticipate that the Effective Date will be on or about June 28, 1996, or as soon thereafter as practicable.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    The Boards of Directors of Capital Corp and Town & Country believe that the Merger is in the best interests of their respective companies and shareholders. The Boards are of the opinion that combining the business of Capital Corp and Town & Country will enhance the prospects of each company. The Boards of Directors of Capital Corp and of Town & Country voted to recommend to their respective shareholders a vote FOR approval of the Merger. See "PROPOSAL ONE: THE MERGER -- Reasons for the Merger and Recommendations."

FAIRNESS OPINIONS


    Capital Corp has received from Brookstreet Securities Corporation an opinion that the terms of the proposed Merger are fair from a financial point of view to the shareholders of Capital Corp. Town & Country has received from Williams Gregg, Inc. an opinion that the consideration to be paid and the other terms of the proposed Merger are fair from a financial point of view to the shareholders of Town & Country. See "PROPOSAL ONE: THE MERGER -- Fairness Opinions" and Annex
B. Each company's receipt of such fairness opinion is a condition to completion of the Merger.


DISSENTERS' RIGHTS OF APPRAISAL


    If the Merger is consummated, shareholders of Capital Corp and shareholders of Town & Country who follow certain statutory procedures may demand dissenters' rights under California law. A shareholder's vote against approval of the Merger alone is not sufficient to preserve a dissenting shareholder's right to receive such dissenters' rights. A dissenting shareholder must affirmatively complete certain procedures including giving notice to the company within certain statutory time frames in order to preserve the dissenter's rights of appraisal. See "PROPOSAL ONE: THE MERGER -- Dissenters' Rights of Appraisal" and Annex C, which sets forth the relevant sections of the California General Corporation Law.


DIFFERENCES IN CHARTER DOCUMENTS AND APPLICABLE LAW


    Capital Corp and Town & Country are both organized under the corporate law of California. However, there are certain differences in the charter documents and law applicable to the two companies. Capital Corp's Articles of Incorporation and Bylaws generally provide for broader indemnification of its directors and executive officers and eliminate the liability of directors for monetary damages to a greater extent than do those of Town & Country. Under California law, Capital Corp shareholders have limited dissenters' rights in mergers and other reorganizations. Capital Corp is eligible to eliminate cumulative voting and to adopt a classified board of directors, while Town & Country is not eligible to take these actions. Capital Corp proposes to take these actions if its shareholders approve Proposal Three and Proposal Four, respectively, at the Capital Corp Meeting. See "CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS."


INTERESTS OF CERTAIN PERSONS IN THE MERGER


    Directors of Town & Country hold a substantial number of Town & Country shares and will benefit to the same extent as all Town & Country shareholders from the conversion of Town & Country shares to Capital Corp Shares. Directors of Town & Country will continue to act as directors of Town & Country after the Merger. Capital Corp has agreed to provide Town & Country's directors with indemnification against certain claims and expenses that might be brought against them after completion of the Merger. On the Effective Date, Capital Corp will offer a contract of employment to D. Dale Pinkney, president of Town & Country. Terms of the contract will include a base salary of $72,300, a granting of options under Capital Corp's incentive option plan to acquire up to 10,000 shares of Capital Corp common stock at an exercise price equal to fair market value at the time of the grant, participation in Capital Corp's incentive program and a one-time bonus of $10,000. See "PROPOSAL ONE: THE MERGER -- Interests of Certain Persons in the Merger."


MARKET PRICE DATA


    Capital Corp common stock has been quoted on the Nasdaq National Market since January 18, 1996 under the symbol "CCOW." Before such date, Capital Corp common stock was traded in the over-the-counter market and was quoted in the Over the Counter Electronic Bulletin Board but was not quoted on Nasdaq. Town & Country common stock is thinly traded in the over-the-counter market and is quoted in the Over-the-Counter Electronic Bulletin Board and is not quoted on Nasdaq.


    The following table sets forth historical per share market values for Capital Corp common stock and Town & Country common stock and the equivalent pro forma market values (i) on January 15, 1996, the last trading day prior to public announcement of the Merger and (ii) on May 3, 1996. The historical per share market values shown below for Capital Corp common stock and Town & Country common stock represent the last sale prices on the dates indicated; such values for Capital Corp may be higher or lower than the "Market Value" of Capital Corp common stock as such term is defined in the Agreement for purposes of determining the Exchange Amount. The equivalent pro forma market value per share of Town & Country common stock reflects the fixed Exchange Amount of $33.05 per share, assuming the average minimum Cash Component of $9.52 per share and a Market Value equivalent to the market price for Capital Corp common stock shown in the table.



                                MARKET PRICE
                       ------------------------------
                        HISTORICAL    HISTORICAL TOWN                        EQUIVALENT PRO FORMA
                       CAPITAL CORP      & COUNTRY                               MARKET VALUE
                       -------------  ---------------                        ---------------------
January 10, 1996         $   12.63       $   20.00     Cash Component              $    9.52
                                                       Stock Component                 23.53
                                                       Total                           33.05
May 3, 1996                  14.50           20.00     Cash Component                   9.52
                                                       Stock Component                 23.53
                                                       Total                           33.05



    No assurance can be given that Capital Corp's Market Value will not be lower or higher than the amounts shown in the above table or that actual stock prices for Capital Corp's common stock will be equal to or greater than such Market Value at any time after completion of the Merger. Following the Merger, New Town & Country (as the surviving corporation in the Merger and the legal successor to Town & Country) will be a wholly owned subsidiary of Capital Corp, and there will be no further public market for Town & Country common stock. Capital Corp common stock will continue to be quoted on the Nasdaq National Market.


DIVIDEND POLICY

    Historically, Capital Corp (and County Bank as its predecessor) has retained all retained earnings to support growth. Capital Corp paid 15% stock dividends in June 1994 and June 1995 but has not paid cash dividends. Town & Country paid cash dividends of $1.00 per share in 1994, 1995 and 1996. Each company's Board of Directors considers the advisability and amount of proposed dividends periodically. Future dividends will be determined in light of earnings, financial condition, any restrictions contained in outstanding debt instruments, future capital needs, regulatory requirements and such other factors as the Board of Directors deems relevant. Capital Corp's primary source of funds for payment of dividends to its shareholders will be the receipt of management fees and dividends from its subsidiaries. The payment of dividends by banks and industrial loan companies is subject to various legal and regulatory restrictions.


RECENT DEVELOPMENTS



    Capital Corp had net income of $501,000 for the three months ending March 31, 1996, compared to $421,000 for the same period in 1995, a 19% increase. On a per share basis, this is equal to $.38 per share in 1996 versus $.32 in 1995. Annualized return on average assets was .99% and return on beginning equity was 13.3%, compared with .96% and 12.1% returns, respectively, in the first quarter of 1995. Stronger earnings are primarily the result of asset growth, an improvement in the Bank's net interest margin and improvements in fee income. This is in part offset by increased loan loss provisions and increased expenses as a result of the Company's expansion.



    Total assets at March 31, 1996 were $214 million, an increase of $29 million or 16% over March 31, 1995. At March 31, 1996, total gross loans were $138 million, an increase of $22 million or 19% over March 31, 1995. As of April 1, 1996, County Bank opened its seventh branch in Sonora, California.



    Capital Corp had equity capital of $15.2 million as of March 31, 1996. Book value per share was $11.41 as of that date. The Company's tangible capital ratio stood at 7.5% at March 31, 1996.



    Loan loss reserves were $1.9 million, or 1.3% of total loans, as of March 31, 1996. There were no net losses for the first quarter of 1996. Non-performing assets totaled $5,540,000 as of March 31, 1996 or 32.3% of total equity capital and loan loss reserves. This compares with non-performing assets of $4,673,000 as of

December 31, 1995 or 29.0% of total equity capital and loan loss reserves. Included in the non-performing assets is a large real estate loan that has recently been restructured but is still shown as a non-performing asset and a large agricultural loan that is in the process of liquidation. It is anticipated that a majority of the liquidation will be completed without material loss by June 30, 1996.



    In addition, the Bank had purchased a portfolio of lease receivables in 1994 that as of March 31, 1996 totaled $1,793,000. The company which packages and sells these leases to financial institutions filed a Chapter 11 reorganization in April 1996 and its chief financial officer has been charged by the Securities and Exchange Commission with participating in securities fraud in the sale of certain leases. More than 360 banks nationwide have acquired similar lease receivable contracts. The Bank has retained counsel jointly with other California banks and is currently analyzing its position to ascertain the extent of loss, if any, the Bank may incur. The bankruptcy court has released approximately $500,000 in Capital Corp's lease receivables from the effect of the bankruptcy proceeding. Because the bankruptcy proceedings are likely to delay the regular payments under the leases, County Bank placed $1,200,000 of these receivables on non-accrual status on May 3, 1996. This amount is not included in non-performing assets as of March 31, 1996. Although public reports indicate that some of the lease receivables sold to banks and other investors were fraudulent, the Bank has no information that would lead it to conclude that the leases it acquired are not genuine. The bankruptcy trustee has advised the bankruptcy court that he will make an early investigation of the general position of the creditor banks, including County Bank, and will take appropriate action upon making his determination. As further information becomes available, the Bank will re-evaluate its position and, if necessary, make appropriate provisions if any loss is expected in connection with the leases.



    Town & Country reported earnings of $31,000 for the three-month period ended March 31, 1996. This compares with $89,000 for the same period in 1995, a 65.1% decrease. On a per share basis, this is equal to $.18 per share versus $.53 per share in 1995.



    This results in an annualized return on average assets of .48% and a return on beginning equity of 3.4%, as compared with 1.54% and 6.4%, respectively, in the first quarter of 1995. Lower earnings are primarily the result of increased expenses relating to the pending merger transaction.



    Total  assets  at March  31, 1996  were $27,395,000,  a $3,697,000  or 15.6%
increase over March 31, 1995. Net receivables outstanding were $17,272,000 and total deposits were $23,850,000 as of March 31, 1996.



    Equity capital was $3,486,000 as of March 31, 1996. Book value per share totaled $20.73. Town & Country's leverage ratio was 12.8% as of March 31, 1996. Loan loss reserves totaled $160,000 or .93% of total loans. Non-performing loans totaled $185,000 as of March 31, 1996, or 5.3% of equity capital and loan loss reserves.


SELECTED FINANCIAL INFORMATION


    The following tables present selected historical, unaudited pro forma combined condensed and unaudited pro forma equivalent consolidated financial information, including per share information, for Capital Corp and Town & Country. The following financial data should be read in conjunction with the consolidated financial statements of Capital Corp included or incorporated by reference in this Joint Proxy Statement/Prospectus and the financial statements of Town & Country included in this Joint Proxy Statement/Prospectus, the unaudited pro forma combined condensed financial information of Capital Corp and Town & Country appearing herein, and the notes to such statements and information. The unaudited pro forma combined condensed information presents selected financial information based on the historical financial statements of the parties, giving effect to the proposed combination under the purchase method of accounting and the assumptions and adjustments in the notes thereto. Equivalent pro forma per share amounts are calculated by multiplying the pro forma income per share before non-recurring charges or credits directly attributable to the transaction, pro forma book value per share and the pro forma dividends per share of Capital Corp by the Exchange Ratio so that the per share amounts are equated to the respective values for one share of Town &
Country common stock. The unaudited pro forma combined condensed financial statements do not necessarily indicate the results that would have occurred if the Merger had been in effect on the date indicated or that may occur in the future.

                         SELECTED FINANCIAL INFORMATION


                                                               1995        1994        1993        1992        1991
                                                            ----------  ----------  ----------  ----------  ----------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
CAPITAL CORP (HISTORICAL)
Interest income...........................................  $   15,873  $   12,807  $   11,483  $   11,370  $   12,240
Interest expense..........................................       5,717       3,850       3,061       3,948       5,419
Net income................................................         335       1,736       1,783       1,166         712
Dividends declared........................................      --          --          --          --          --
Book value per share......................................       11.31       10.56        9.48        8.15        7.27
Weighted average shares outstanding.......................   1,333,923   1,333,456   1,333,414   1,333,414   1,333,414
TOWN & COUNTRY (HISTORICAL)
Interest income...........................................  $    2,430  $    2,988  $    3,857  $    3,928  $    3,323
Interest expense..........................................       1,010         963       1,304       1,488       1,520
Net income................................................         231         431         680         762         518
Dividends declared........................................         168         168         252         168          84
Book value per share......................................       21.55       21.17       19.60       17.07       13.53
Weighted average shares outstanding.......................     168,156     168,156     168,156     168,156     168,156
CAPITAL CORP AND TOWN & COUNTRY (UNAUDITED)
 PER SHARE DATA (PRO FORMA COMBINED) (1), (2)
Net income per share......................................  $      .27
Dividends declared per share..............................         .10
Book value per share......................................       11.87
Weighted average shares outstanding.......................   1,604,432
TOWN & COUNTRY (UNAUDITED) (PRO FORMA COMBINED EQUIVALENT
 PER SHARE) (3)
Net income per share......................................  $      .43
Dividends declared per share..............................         .16
Book value per share......................................       19.09

                   SELECTED HISTORICAL FINANCIAL INFORMATION
                        FOR THE YEAR ENDED DECEMBER 31,

                             (DOLLARS IN THOUSANDS)

FINANCIAL INFORMATION                               1995           1994           1993           1992           1991
- ----------------------------------------------  -------------  -------------  -------------  -------------  -------------
CAPITAL CORP (HISTORICAL)
RESULTS OF OPERATIONS
Interest income...............................  $    15,873    $    12,807    $    11,483    $    11,370    $    12,240
Interest expense..............................        5,717          3,850          3,061          3,948          5,419
Net interest income...........................       10,156          8,957          8,422          7,422          6,812
Provision for loan losses.....................          228         --                254            162            273
Noninterest income (loss).....................      (1,224)            805            679            884            859
Noninterest expense...........................        8,146          6,923          6,459          6,302          6,342
Net income....................................          335          1,736          1,783          1,166            712
BALANCE SHEET (END OF PERIOD)
Total assets..................................  $   209,033    $   178,121    $   155,178    $   141,988    $   133,711
Net loans.....................................      132,035        111,979        105,377         95,719         84,381
Deposits......................................      192,601        163,199        141,740        130,508        123,514
Other borrowed funds..........................          107            107         --             --             --
Shareholders' equity..........................  $    15,093    $    14,082    $    12,633    $    10,853    $     9,693
FINANCIAL RATIOS
Tier 1 risk-based capital.....................         9.22%         10.50%         10.20%          9.40%          9.20%
Total risk-based capital......................        10.27           11.7           11.4           10.8           10.7
Leverage ratio................................         7.43            8.4            8.4            7.7            7.5
Allowance for loan losses/period end loans....         1.27           1.43           1.63           1.66           1.97
Return on average assets......................          .18           1.05           1.24            .86            .56
Return on average equity......................         2.16          12.81          15.06          11.37           7.42
Nonperforming assets to total loans...........         3.46            .62           1.02           1.24           2.21
TOWN & COUNTRY (HISTORICAL)
RESULTS OF OPERATIONS
Interest income...............................  $     2,430    $     2,988    $     3,857    $     3,928    $     3,323
Interest expense..............................        1,010            963          1,304          1,488          1,520
Net interest income...........................        1,420          2,025          2,553          2,440          1,803
Provision for loan losses.....................          100            271            446            130             54
Noninterest income............................          217            275            417            456            358
Noninterest expense...........................        1,199          1,310          1,349          1,397            560
Net income....................................          231            431            680            762            518
BALANCE SHEET (END OF PERIOD)
Total assets..................................  $    26,285    $    24,927    $    31,887    $    32,462    $    26,166
Net loans.....................................       16,938         16,837         23,455         26,298         22,213
Deposits......................................       22,545         21,189         28,268         29,164         23,394
Shareholders' equity..........................        3,624          3,560          3,297          2,870          2,276
FINANCIAL RATIOS
Tier 1 risk-based capital.....................        18.51%         17.33%         12.72%         10.39%          9.60%
Total risk-based capital......................        19.30          18.73          14.15          11.26          10.46
Leverage ratio................................        13.61          12.54          10.11           9.43           9.52
Allowance for loan losses/period end loans....          .89           1.33           1.59            .93            .90
Return on average assets......................          .90           1.50           1.64           2.50           2.16
Return on average equity......................         6.54          12.58          22.04          29.63          24.66
Nonperforming assets to total loans...........          .40           3.33           3.00           8.37           1.26

                      FINANCIAL INFORMATION                           1995
- -----------------------------------------------------------------  ----------
CAPITAL CORP AND TOWN & COUNTRY (UNAUDITED) (PRO FORMA COMBINED)
 (2)
RESULTS OF OPERATIONS
Interest income..................................................  $  18,366
Interest expense.................................................      6,873
Net interest income..............................................     11,493
Provision for loan losses........................................        328
Noninterest income...............................................    (1,007)
Noninterest expense..............................................      9,490
Net income.......................................................        429
BALANCE SHEET (END OF PERIOD)
Total assets.....................................................  $ 237,376
Net loans........................................................    148,289
Deposits.........................................................    215,146
Other borrowed funds.............................................      1,832
Shareholders' equity.............................................     19,050
FINANCIAL RATIOS
Tier 1 risk-based capital........................................      10.50%
Total risk-based capital.........................................      11.54
Leverage ratio...................................................       8.82
Allowance for loan losses/period end loans.......................       1.23
Return on average assets.........................................        .22
Return on average equity.........................................       2.42
Nonperforming assets to total loans..............................       3.35

                    NOTES TO SELECTED FINANCIAL INFORMATION

(1) The unaudited pro forma combined net income and dividends per share data have been calculated using Capital Corp's average number of common shares outstanding for the period presented increased by 270,509 Capital Corp shares to be issued to Town & Country shareholders using an Exchange Amount of $5,557,555, a Cash Component of $1,600,000 (the minimum under the Agreement), and an Exchange Ratio for the Stock Component of 1.6086 Capital Corp shares (assuming a Capital Corp. Market Value of $14.63) for each Town & Country share outstanding at December 31, 1995, as if these shares were outstanding for the period presented, with cash reduced by the minimum Cash Component of $1,600,000. The unaudited combined pro forma book value per share data has been calculated by using Capital Corp's common shares outstanding increased by the Capital Corp shares to be issued to Town & Country shareholders using an Exchange Ratio of 1.6086 Capital Corp shares for each Town & Country share outstanding at December 31, 1995, as if these shares were outstanding for the period presented. Such unaudited pro forma per share data assumes no dissenting Capital Corp or Town & Country shareholders and no exercise of outstanding Capital Corp stock options.

(2) The unaudited pro forma combined information reflects the purchase method of accounting. The excess of the purchase price over the fair market value of the assets acquired is estimated to be $2,243,000 at December 31, 1995, of which $460,000 has been allocated to core deposit intangible and $1,783,000 to goodwill. For income statement purposes, goodwill is being amortized on a straightline basis over an 18-year life and core deposit intangible over a 10-year life. The fair value adjustment for loans is being amortized on a straightline basis over a three-year life.


(3) Town & Country unaudited pro forma equivalent per share data is based on Capital Corp and Town & Country pro forma combined per share data multiplied by an Exchange Ratio of 1.6086. The Exchange Ratio is calculated by dividing the number of shares of Capital Corp common stock to be issued (as determined by the Stock Component divided by the Market Value) by the number of Town & Country common shares outstanding. The number of shares of Capital Corp common stock to be issued was determined by taking the Exchange Amount of $5,557,555; subtracting the minimum Cash Component of $1,600,000, leaving a result of $3,957,555; and dividing this amount by the assumed Market Value of $14.63 ($3,957,555/$14.63=270,509). The Exchange Ratio is calculated by dividing the number of shares of Capital Corp common stock to be issued by the number of outstanding shares of Town & Country common stock (270,509/168,1156=1.6086). Different Market Values for Capital Corp common stock will result in different Exchange Ratios and in different pro forma combined equivalent per share data for Town & Country shareholders. The following supplemental table assumes the minimum aggregate Cash Component of $1,600,000 and shows a range of pro forma combined equivalent per share data based on a range of Market Values for Capital Corp common stock.



    TOWN & COUNTRY (UNAUDITED)
    (PRO FORMA COMBINED EQUIVALENT PER SHARE)
- -------------------------------------------------------------------------------------------
    Market Value...............................  $   13.00  $   13.50  $   14.00  $   15.00  $   16.00
    Exchange Ratio.............................     1.8103     1.7433     1.6810     1.5690     1.4711
    Net income.................................  $     .49  $     .47  $     .45  $     .42  $     .40
    Dividends declared.........................        .18        .17        .17        .16        .15
    Book value per share.......................      21.49      20.69      19.95      18.62      17.46

                      THE ANNUAL MEETINGS OF SHAREHOLDERS
                     OF CAPITAL CORP AND OF TOWN & COUNTRY

INTRODUCTION

    This Joint Proxy Statement/Prospectus is furnished in connection with (a) the solicitation by the Board of Directors of Capital Corp of proxies to be voted at the Annual Meeting of Shareholders of Capital Corp (the "Capital Corp Meeting") and any adjournments or postponements thereof and (b) the solicitation by the Board of Directors of Town & Country of proxies to be voted at the Annual Meeting of Shareholders of Town & Country (the "Town & Country Meeting") and any adjournments or postponements thereof. This Joint Proxy Statement/Prospectus also serves as the Prospectus of Capital Corp with regard to the offering of shares of Capital Corp common stock to shareholders of Town & Country in connection with the Merger.


    At the Capital Corp Meeting, the shareholders of Capital Corp will be asked to (1) consider and vote on the Agreement and the Merger Agreement (see Annex
A), under which Town & Country will merge with T & C Merger Thrift Company, a proposed wholly owned subsidiary of Capital Corp, and will become a wholly owned subsidiary of Capital Corp; (2) elect 11 directors; (3) approve an amendment to the Bylaws to eliminate cumulative voting; (4) approve an amendment to the Bylaws to classify the Board of Directors and change to authorized range of directors; (5) approve an amendment to the Articles of Incorporation to eliminate action by the shareholders by written consent without a meeting; (6) approve an amendment to the Articles of Incorporation to require a supermajority vote of shareholders to approve certain business combinations; and (7) act upon such other matters as may properly come before such meeting or any adjournment thereof.


    At the Town & Country Meeting, the shareholders of Town & Country will be asked to (1) consider and vote upon the Agreement and the Merger Agreement; (2) elect five directors; and (3) consider and vote upon such other business as may properly come before the Town & Country Meeting.

VOTING AND PROXIES
DATE, TIME AND PLACE OF MEETING

    The Capital Corp Meeting will be held on June 20, 1996, at 7:00 p.m. local time at the Italo-American Lodge, West 18th and U Streets, Merced, California.

    The Town & Country Meeting will be held on June 18, 1996 at 7:00 p.m. local time at Turlock Golf & Country Club, 10532 North Golf Link Road, Turlock, California.

RECORD DATE AND VOTING RIGHTS


    Only holders of record of Capital Corp common stock at the close of business on May 10, 1996 (the "Capital Corp. Record Date") are entitled to notice of and to vote at the Meeting. At the Capital Corp Record Date, there were approximately 1,200 shareholders of record and 1,334,956 shares of Capital Corp common stock outstanding and entitled to vote. Directors and executive officers of Capital Corp and their affiliates owned beneficially as of the Record Date an aggregate of 225,162 shares of Capital Corp common stock (including shares subject to vested options), or approximately 15.1% of the outstanding Capital Corp common stock.



    Only holders of record of Town & Country common stock at the close of business on May 10, 1996 (the "Town & Country Record Date") are entitled to notice of and to vote at the Meeting. At the Town & Country Record Date, there were approximately 80 shareholders of record and 168,156 shares of Town & Country common stock outstanding and entitled to vote. Directors and executive officers of Town & Country and their affiliates owned beneficially as of the Town & Country Record Date an aggregate of 25,096 shares of Town & Country common stock, or approximately 14.9% of the outstanding Town & Country common stock.


    For both Capital Corp and Town & Country, each shareholder is entitled to one vote for each share of common stock he or she owns, except that in the election of directors each shareholder has cumulative voting rights. Under cumulative voting, a shareholder is entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of shares held and may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder may cumulate votes unless the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate votes for candidates in nomination. An opportunity will be given at each Meeting, before the voting, for any shareholder who desires to do so to announce his or her intention to cumulate his or her votes. Under the terms of the Agreement and California law, approval of the Merger by the Town & Country shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of Town & Country common stock, and approval of the Merger by the Capital Corp shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of Capital Corp common stock. Approval of Capital Corp Proposals Three, Four and Five requires the affirmative vote of the holders of a majority of the outstanding shares of Capital Corp common stock. Approval of Capital Corp Proposal Six requires the affirmative vote of the holders of two-thirds of the outstanding shares of Capital Corp common stock.

    CAPITAL CORP SHAREHOLDER APPROVAL OF THE MERGER IS A CONDITION TO THE MERGER. BECAUSE APPROVAL OF THE MERGER AND OF PROPOSALS THREE, FOUR, FIVE AND SIX BY THE SHAREHOLDERS OF CAPITAL CORP REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A SPECIFIED PERCENTAGE OF THE OUTSTANDING CAPITAL CORP COMMON STOCK, ABSTAINING AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE. ACCORDINGLY, THE BOARD OF DIRECTORS OF CAPITAL CORP URGES EVERY SHAREHOLDER OF CAPITAL CORP TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE.

    TOWN & COUNTRY SHAREHOLDER APPROVAL OF THE MERGER IS A CONDITION TO THE MERGER. BECAUSE APPROVAL OF THE MERGER BY THE SHAREHOLDERS OF TOWN & COUNTRY REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING TOWN & COUNTRY COMMON STOCK, ABSTAINING AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE. ACCORDINGLY, THE BOARD OF DIRECTORS OF TOWN & COUNTRY URGES EVERY SHAREHOLDER OF TOWN & COUNTRY TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE.

VOTING BY PROXY

    Shareholders of each company may use the enclosed proxy if they are unable to attend the Meeting in person or wish to have their shares voted by proxy even if they attend the Meeting. All proxies that are properly executed and returned, unless revoked, will be voted at the respective Meetings in accordance with the instructions indicated thereon or, if no direction is indicated, in favor of the Merger and for the election of the respective management's nominees as directors. The execution of a proxy will not affect the right of a shareholder of either company to attend that company's Meeting and vote in person. A person who has given a proxy may revoke it any time before it is exercised at the Meeting by filing with the Secretary of the company, a written notice of revocation or a proxy bearing a later date or by attendance at the Meeting and voting in person. Attendance at a Meeting will not, by itself, revoke a proxy.

ADJOURNMENTS


    Either Meeting may be adjourned, even if a quorum is not present, by the vote of the holders of a majority of the shares represented at the Meeting in person or by proxy. Proxies voting against the Agreement and granting discretionary authority may not be voted by the proxy holders in favor of an adjournment to solicit additional proxies. In the absence of a quorum at a Meeting, no other business may be transacted at that Meeting.


    Notice of the adjournment of a Meeting need not be given if the time and place thereof are announced at the Meeting at which the adjournment is taken, provided that if the adjournment is for more than 45 days (in the case of the Capital Corp Meeting), or if after the adjournment a new record date is fixed for the adjourned Meeting, a notice of the adjourned Meeting shall be given to each shareholder of record entitled to vote at the Meeting. At an adjourned Meeting, any business may be transacted which might have been transacted at the original Meeting.

SOLICITATION OF PROXIES

    The proxy relating to the Town & Country Meeting is being solicited by the Board of Directors of Town & Country, and the proxy relating to the Capital Corp Meeting is being solicited by the Board of Directors of Capital Corp. Town & Country and Capital Corp will share the cost of printing and distributing the Registration Statement and this Joint Proxy Statement/Prospectus in proportion to the estimated number of Capital Corp shares that will be held immediately after completion of the Merger by their respective pre-Merger shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Town & Country common stock and Capital Corp common stock beneficially owned by others to forward to such beneficial owners.

    Capital Corp and Town & Country may reimburse such persons representing beneficial owners of their respective shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Capital Corp and Town & Country, who will not be additionally compensated therefor.

                            PROPOSAL ONE: THE MERGER

BACKGROUND

    The terms of the Agreement are the result of arm's-length negotiations between representatives of Capital Corp and Town & Country. The following is a brief description of the events that led to the execution of the Agreement.


    Capital Corp decided to pursue an expansion strategy in June 1995 in connection with the proposal to form a bank holding company for County Bank. In August 1995, representatives of Capital Corp and Town & Country held preliminary discussions regarding a potential business combination of the two companies. Discussions continued and Capital Corp and Town & Country entered into a non-binding letter of intent on January 10, 1996, providing for the Merger. The parties publicly announced the letter of intent on January 16, 1996. Negotiations and due diligence continued through March 1996, and negotiations and drafting of a definitive agreement began on or about February 1, 1996. During this time, the parties discussed the appropriate level of the allowance for loan losses for each company. They also considered establishing a fixed Exchange Amount rather than a variable Exchange amount that might fluctuate up until the Effective Date. During that time the Boards of Directors of Town & Country and Capital Corp met several times to consider the Merger. The Town & Country Board of Directors approved the Merger on March 22, 1996. The Capital Corp Board of Directors approved the Merger on March 21, 1996. The parties executed the Agreement as of March 22, 1996.


REASONS FOR THE MERGER AND RECOMMENDATION

    Town & Country's Board of Directors has concluded that the terms of the Merger are fair to, and in the best interests of, Town & Country's shareholders. In evaluating the terms of the Merger, the Board of Directors considered the cash and number of shares of Capital Corp common stock to be issued in exchange for each outstanding share of Town & Country common stock, the impact of the Merger upon their depositors, customers and employees, the overall compatibility of their offices and branch structures, the long-term prospects for both organizations in a rapidly changing banking and financial services industry, the anticipated ability of the combined entity to compete more effectively in its market area and the tax-free nature of the Merger. Town & Country's Board of Directors also considered greater liquidity for Capital Corp common stock. Town & Country's Board of Directors also reviewed, among other things, the method of calculating the Exchange Amount and the Exchange Ratio in relation to the market value, book value and earnings per share of Town & Country common stock and Capital Corp common stock, information concerning the financial condition, results of operations and prospects of Capital Corp and Town & Country, the benefits of economies of scale and the financial terms of other recent business combinations in the California banking industry.

    In addition, the Board of Directors of Town & Country have requested an opinion from Williams Gregg, Inc. as to whether the Merger is fair to the Town & Country shareholders from a financial point of view as further described below.

    In summary, the Board of Directors of Town & Country, without assigning any relative or specific weight to the factors considered, concluded the following:

        (i) The Exchange Amount represents a fair multiple of Town & Country per share book value and historical and projected earnings;


        (ii) The Merger will be tax-free for Federal income tax purposes for the shareholders of Town & Country (other than the cash portion of the Exchange Amount, cash paid in lieu of fractional shares and cash paid on account of the exercise of dissenters' rights);


       (iii) Capital Corp shares have greater market liquidity than Town & Country shares; and

        (iv) The due diligence examination of Capital Corp by Town & Country representatives indicated that Capital Corp has strong management and capital.

    The Board of Directors of Capital Corp determined that the Merger is in its best interests and the best interests of its shareholders. It also considered the method of determining the Exchange Amount and the Exchange Ratio in relation to its own capital and managerial resources and prospects for future operations. Among the important factors it considered are the following:

        (i) It has conducted a due diligence examination of Town & Country which indicates that Town & Country is a well capitalized institution with strong management and good earnings potential;

        (ii) Town & Country will benefit from the management expertise, expanded menu of products and services and other resources available through the holding company structure, thereby improving Town & Country's ability to serve its customers, as well as increasing its potential for growth and increased earnings;

       (iii) The geographic markets served by Town & Country complement the markets served by Capital Corp's existing subsidiary, County Bank, and encompass areas into which Capital Corp would like to expand its services;

        (iv) The types of lending activities engaged in and products offered by Town & Country complement the lending activities and products of County Bank, and will allow Capital Corp to significantly increase its consumer lending capabilities;

        (v) The ability of County Bank and Town & Country to cross-market products and services will benefit consumers by increasing competition in the markets served by each institution; and

        (vi) The diversification of Capital Corp's customer base and loan portfolio that will result from the Merger will help diversify risk in the Capital Corp organization, enabling Capital Corp to better act as a source of strength to its subsidiary companies.

FAIRNESS OPINIONS

    THE FOLLOWING DISCUSSION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF CAPITAL CORP AND TOWN & COUNTRY FOLLOWING THE MERGER, INCLUDING A DESCRIPTION OF OR REFERENCE TO CERTAIN FINANCIAL AND OPERATING FORECASTS, PROJECTIONS AND PROJECTED COST SAVINGS,PLANS TO PAY CASH DIVIDENDS AND STOCK DIVIDENDS, FUTURE STOCK PRICES AND TRADING VOLUME, AND FUTURE BOOK VALUE, EARNINGS AND DIVIDENDS PER SHARE. IN THE CASE OF CASH DIVIDENDS, CAPITAL CORP HAS NO CURRENT INTENTION OF PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE; REFERENCES TO PAYMENTS OF CASH DIVIDENDS ARE INCLUDED AS PART OF THE PRO FORMA ANALYSIS OF THE PARTY PROVIDING THE FAIRNESS OPINION. IN THE CASE OF STOCK DIVIDENDS, CAPITAL CORP REEVALUATES THE PLANNED LEVEL OF STOCK DIVIDENDS, IF ANY, ON AN ONGOING BASIS BASED ON ACTUAL OPERATING RESULTS. IN THE CASE OF THESE AND OTHER FORWARD-LOOKING STATEMENTS, THEY INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE

FOLLOWING: (A) CAPITAL CORP OR TOWN & COUNTRY MAY EXPERIENCE A DETERIORATION IN ASSET QUALITY BELOW THE LEVELS CURRENTLY ANTICIPATED; (B) CAPITAL CORP MAY NOT BE ABLE TO CROSS-SELL ITS BANKING PRODUCTS AND SERVICES TO TOWN & COUNTRY'S CUSTOMER BASE IN ANTICIPATED VOLUMES; (C) TOWN & COUNTRY'S OWN ASSET LEVEL, WHICH HAS RECENTLY DECLINED, MAY NOT INCREASE AS ANTICIPATED OR AT ALL; AND (D) TRADING VOLUME AND STOCK PRICES MAY NOT INCREASE AS CONTEMPLATED BY THE PARTY PREPARING THE FAIRNESS OPINION REFERRING TO SUCH CHARACTERISTICS. EACH OF THESE RISKS IS RELATED TO MARKET AND GENERAL ECONOMIC CONDITIONS BEYOND THE CONTROL OF MANAGEMENT, AS WELL AS TO THE QUALITY OF MANAGEMENT AND OPERATIONS OF THE TWO COMPANIES. CAPITAL CORP HOPES TO REDUCE CERTAIN COSTS IN THE ACCOUNTING DEPARTMENT OF TOWN & COUNTRY, BUT CAPITAL CORP HAS NOT PREVIOUSLY COMPLETED AN ACQUISITION AND MAY NOT BE ABLE TO ACHIEVE THE SAVINGS OR ECONOMIES OF SCALE THAT IT NOW ANTICIPATES. IN ADDITION, THE DEPARTMENT MAY NOT APPROVE TREATMENT OF NEW TOWN & COUNTRY AS A CONTINUATION OF TOWN & COUNTRY AND MAY THEREFORE EFFECTIVELY REQUIRE NEW TOWN & COUNTRY TO REDUCE ITS ASSET SIZE FOR UP TO FIVE YEARS.

    OPINION OF WILLIAMS GREGG, INC.

    Town & Country has retained the consulting firm of Williams Gregg, Inc. ("Gregg") of Irvine, California, to render an opinion to Town & Country's Board of Directors as to whether the consideration to be paid and the other terms of the proposed Merger are fair from a financial point of view to Town & Country shareholders. No limitations were imposed by Town & Country with respect to the investigations made or procedures followed by Gregg in rendering its opinion.


    Gregg provides consulting services for banks, savings and loans, and thrift and loan companies, among others. Its officers have provided such services to financial institutions in the western U.S. for more than 12 years. Town & Country's Board of Directors selected Gregg on the basis of Gregg's expertise and experience in the banking industry. Town & Country has agreed to pay Gregg a fee of $7,500 and has agreed to reimburse it for reasonable out-of-pocket expenses for its services in rendering its opinion as to the fairness of the Merger. Town & Country has also agreed to indemnify Gregg against certain liabilities, including liabilities under federal securities laws. Town & Country has also agreed to pay Gregg $15,000 for assisting Town & Country with its due dilligence review of Capital Corp and County Bank.


    Gregg delivered its opinion dated April 2, 1996, that the consideration to be paid and the other terms of the Merger are fair from a financial point of view to Town & Country shareholders. Gregg's opinion addresses only the fairness of the consideration to be paid and the other terms of the Merger from a financial point of view and it does not constitute a recommendation to any holder of Town & Country shares as to how to vote at the Meeting. The full text of the opinion of Gregg, which sets forth certain assumptions made, matters considered and limitations on the review undertaken, is attached as part of Annex B to the Joint Proxy Statement/Prospectus, and Town & Country shareholders are urged to read it in its entirety. The following summary of the opinion of Gregg is qualified in its entirety by reference to the opinion.


    In connection with its opinion, Gregg has (i) reviewed the terms of the Agreement and Plan of Reorganization; (ii) reviewed annual reports to shareholders and annual reports on Form 10-K of Capital Corp and year-end call reports of Town & Country for the five years ended December 31, 1995; (iii) reviewed certain other publicly available financial and other information concerning Town & Country and Capital Corp and the trading markets for the publicly traded securities of Town & Country and Capital Corp; and (iv) reviewed publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions believed by Gregg to be relevant to its inquiry. In addition, Gregg held discussions with senior management of Town & Country and Capital Corp concerning their past and current operations, financial condition and prospects as well as the results of regulatory examinations.


    In conducting its review and arriving at its opinion, Gregg relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available. They relied upon the managements' of Town & Country and Capital Corp as to the reasonableness and achievability of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and basis therefor) that were provided to Gregg and they assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements and that such forecasts, projections and projected operating cost savings will be realized in the amounts and in the time periods currently estimated. As part of its due diligence review of County Bank, Gregg evaluated the adequacy of the aggregate allowance for loan losses for Capital Corp which it considered in rendering its opinion. Its opinion is based upon economic, market and other conditions as in effect on, and the information made available to it through the date of the opinion.


    The following is a brief summary of the analysis performed by Gregg.

    PRO FORMA MERGER AND CONTRIBUTION ANALYSIS. Gregg analyzed the changes in the amount of earnings, book value and indicated dividends attributable to one share of Town & Country common stock before the merger as compared to the shares of Capital Corp common stock for which such shares of Town & Country would be exchanged. For this analysis, Gregg relied upon past results and future earnings projections for 1996 through 1998 provided to it by Town & Country senior management and projected earnings for the same time period for Capital Corp provided by Capital Corp senior management.

    The Town & Country projections assumed that Capital Corp would pay out cash dividends during the projections period. The projections and Gregg's analysis assume a dividend payout consistent with Town & Country's recent historical dividend payout. The following tables summarize the results of the last three years for Town & Country and management's projections for Town & Country relied upon by Gregg:

                                                                  ACTUAL
                                                                -----------
                                                                   1993         1994         1995
                                                                -----------  -----------  -----------
Book value per share..........................................  $   19.61    $   21.17    $   21.55
Earnings per share............................................       4.04         2.56         1.38
Cash dividends per share......................................       1.50         1.00         1.00
Projected return per average book capital.....................      22.12%       12.61%        6.46%


                                                                 PROJECTED
                                                                -----------
                                                                   1996         1997         1998
                                                                -----------  -----------  -----------
Book value per share..........................................  $   22.38    $   24.17    $   26.82
Earnings per share............................................       1.83         2.80         3.65
Cash dividends per share......................................       1.00         1.00         1.00
Projected return per average book capital.....................       8.33%       12.03%       14.32%


    Gregg observed that Town & Country's earnings per share have declined over the past three years from $4.04 in 1993 to $1.38 in 1995. Gregg attributed this decrease primarily to declines in both loan demand and interest yield on outstanding loans and contracts; at the end of 1993, net loan receivables were $23,500,000 or 89% of total deposits while at the end of 1995, net loan receivables were only $16,900,000 or 67% of total deposits. Gregg attributed the decline in loan volume to the failure of five automobile dealerships which were sources of high yielding auto contracts. Additionally, Town & Country experienced other credit losses in 1993 and 1994, a sizable portion of which were later offset by significant recoveries from the sale of collateral. Town & Country has not been able to replace scheduled loan runoffs since the failure of the dealerships.

    Gregg also observed that Town & Country's loan yield has fallen from 16.41% in 1993 to 14.24% in 1994 and then to 12.93% in 1995. Gregg attributed this to an increase in lower yielding liquid assets from $7,500,000 in at the end of 1994 to $8,900,000 million at the end of 1995. Gregg noted that Town & Country's overhead costs, which were reduced from $1,349,000 in 1993 to $1,199,000 in 1995, could support a larger asset base. Additionally, Gregg observed that loan losses have historically remained within acceptable levels for higher yielding auto contracts and have not been a major factor in the decline in earnings per share. The reduction in the loan portfolio was accompanied by a corresponding reduction in the provisions for loan losses to $100,000 in 1995 from $271,000 in 1994 and $446,000 in 1993.

    Town & Country's average return on book capital for the past three calendar years has been 13.73% and the $1 per share cash dividend paid for 1994 and 1995 corresponds to payout ratios of 39% and 73%, respectively. In Gregg's opinion this dividend was high but Town & Country remains well capitalized with a fiscal year end book capital ratio of 13.79% of total assets.


    The management of Town & Country projected earnings per share of $1.83, $2.80 and $3.65 over the next three years. Based on its analysis, Gregg concluded that management's three year earnings projections appear conservative and attainable. Based on these figures, Town & Country shares are projected to receive an average capital return of 11.25% each year. To accomplish this, however, Gregg advises that low yielding investments will have to be converted to higher yielding quality receivables. Town & Country plans to open a branch office in Fresno, California, having identified this market as a source for new consumer loans, and Gregg suggests that this could possibly offset the negative impact of the dealership failures in Visalia.

    Gregg analyzed the changes in the amount of earnings, book value and indicated dividends attributable to one share of Capital Corp common stock before the Merger to those attributable to one share of Capital Corp common stock as a result of the proposed Merger. The analysis assumes no cash dividend payouts but payments of stock dividends of 15%, 5% and 5% for 1996, 1997 and 1998. The following schedules summarizes the Capital Corp/County Bank's results over the last three years and Capital Corp management's projections for the next three years underlying Gregg's analysis:

                                                                  ACTUAL
                                                                -----------
                                                                   1993         1994         1995
                                                                -----------  -----------  -----------
Book value per share..........................................  $   12.60    $   12.14    $   11.31
Earnings per share............................................       1.34         1.30         0.25
Stock dividends...............................................       10.0%        15.0%        15.0%
Projected return per average book capital.....................      11.20%       10.51%        2.13%


                                                                 PROJECTED
                                                                -----------
                                                                   1996         1997         1998
                                                                -----------  -----------  -----------
Book value per share..........................................  $    9.95    $   11.25    $   12.71
Earnings per share............................................       1.38         1.86         2.14
Stock dividends...............................................       15.0%         5.0%         5.0%
Projected return per average book capital.....................      10.63%       17.54%       17.86%


    Capital Corp's earnings improved from $0.53 per share in 1991 to the $1.30 per share level in 1993 and 1994. The complete write-off of County Bank's MAID subsidiary for $2,881,000 severely impacted 1995 results, however. Because amount and date of a recovery, if any, on its investment in MAID are not known, no discounted value can be reasonably estimated at this time. Gregg observed that Capital Corp's earnings per share for 1995 would have been approximately $1.30 per share without the MAID write-off, which is quite similar to the 1993 and 1994 results. County Bank operated under a Memorandum of Understanding issued by the FDIC and the State Banking Department from August 20, 1992 to September, 1994 largely because of the poor asset quality of MAID.

    Gregg noted that over the past three calendar years, Capital Corp shareholders have realized an average return on book capital of 7.93%. Again, the complete write-off of the MAID subsidiary had an significant impact on equity return which was only 2.10% for 1995 following 11.2% and 10.5% for 1993 and 1994, respectively.

    Capital Corp paid no cash dividends in the last three years but stock dividends of 10%, 15% and 15% were paid over this period. Acccording to Gregg, management does not project any cash dividends over the next three years but plans (subject to revision in management's discretion) a 15% stock dividend for 1996 and a 5% stock dividend for both 1997 and 1998.


    Capital Corp's stand alone business plan calls for annual growth of approximately 20% for the next three years. Planned loan growth for each of these three years is 17%, 21% and 15%, respectively. Projected net profits of $2,111,000, $2,999,000 and $3,610,000 over each of the next three years result in a return per average book value per share of 10.63%, 17.54% and 17.86% for 1996, 1997 and 1998, respectively. Gregg believes that the 1997 and 1998 results are somewhat aggressive but that the three year earnings projections appear reasonable and suggests that with the recent improvement in the California economy an average return of 15% is attainable.

    Over the past three years, Town & Country's earnings performance and average returns to shareholders have exceeded that of Capital Corp. Town & Country's net earnings are, however, in a steep downward trend. Gregg believes that Town & Country's projected average equity return of 11.25% over the next three years would be possible if Town & Country continued as an independent entity but notes that the cost of doing business is becoming increasingly more difficult for small institutions.

    Gregg characterized Capital Corp's three year earnings projections as somewhat optimistic, noting that County Bank did not reach similar earnings levels in the prior three years. Capital Corp's projections call for no cash dividends and full earnings retention to book equity capital while Town & County projects cash dividends. Finally, Gregg observed that Town & Country stock has a very limited market while Capital Corp common stock should have much broader trading on the Nasdaq national market which will have an impact on the price of Capital Corp shares.

    COMPARABLE TRANSACTION ANALYSIS. Gregg performed an analysis of 30 bank merger and acquisition transactions in California where the total consideration paid had a value of up to $25,000,000 for the periods January 1, 1994 to December 31, 1995. The bank merger and acquisition transactions considered included the following:

ACQUIRER                                           ACQUIREE
- -------------------------------------------------  -------------------------------------------------
First Interstate Bancorp                           First State Bank of the Oaks
CVB Bancorp                                        Western Industrial National Bank
Trico Bancshares                                   Country National Bank
MCB Bancorp                                        Bank of Hayward
California State Bank                              Bank of Anaheim
SJNB Financial Corp                                Business Bancorp
Guaranty Bank                                      United American Bank
Mid-Peninsula Bank                                 San Mateo Country Bancorp
Redwood Empire                                     Codding Bank
Valicorp Holdings, Inc.                            Bank One, Fresno N.A.
California Bancshares, Inc.                        Old Stone Bank of California, FSB
Business & Professional Bank                       Sacramento First National Bank
California Bancshares, Inc.                        Bank of Livermore
First Interstate Bank                              Bank of A. Levy
FP Bancorp                                         Overland Bank
Metrobank                                          National Bank of Long Beach
First Banks, Inc.                                  HNB Financial Group
Westamerica Bancorp                                CapitalBank Sacramento
First Banks, Inc.                                  Irvine City Financial
California Bancshares, Inc.                        First Community Bancshares, Inc.
Western Bank                                       Bank of Encino
Santa Lucia National Bank                          Central Coast National Bank
First Banks, Inc.                                  Queen City Bank
Westamerica Bancorporation                         North Bank Bancorp
United Security Bank, N.A.                         Golden Oak Bank
First Banks, Inc.                                  LaCumbre Savings Bank
Bank of Santa Maria                                Templeton National Bank
Eldorado Bancorp                                   Mariners Bancorp
Bank of Los Angeles                                World Trade Bank, N.A.
Peninsula National Bank                            Bay Cities National Bank

    With the exception of First Banks, Inc. which is located in Missouri, each of the acquirers and acquirees considered was located in California. Of these acquisitions, four were accomplished by outside capital injections which gave control to the outside investors; Gregg excluded these four acquisitions from its analysis.


    Five banks were purchased for less than book value and two were purchased at a price equal to book value on a stock swap basis. The purchase prices for the remaining 19 banks exceeded book value. Half of the 30 banks were purchased for cash; 10 were purchased with stock and the remaining three were purchased for a combination of cash and stock. Gregg concluded that there was no apparent correlation between the purchase price and whether the purchase price was paid in stock, cash or a combination of stock and cash.


    (a)  Multiple of Book Value Approach

    One method of valuation that Gregg used in its analysis is the multiple of book value approach. This approach compares the consideration paid to the purchase prices and multiples of book values of other recent transactions. Gregg determined that the purchase price to book value for the 26 acquisitions analyzed ranged from a low of 0.76x to a high of 1.82x, with the average book value multiple for financial institutions at approximately 1.40x and the median multiple approximating 1.35x.

    Of the 26 acquisitions included in the analysis, Gregg considered two to be very similar in nature to the Merger. The first of these was Mid-Peninsula Bank's purchase of San Mateo County Bancorp in 1994. Mid-Peninsula Bank, which was located in Palo Alto, had a net profit of $234,000 for the 1993 fiscal year and was purchased for $5,000,000 which was equal to a book value multiple of 1.36x. The second similar transaction was Templeton National Bank's acquisition by Bank of Santa Maria in September of 1995. Templeton National Bank had total assets of $28,000,000, and earnings of $295,000 for the fiscal year ended 1994. The purchase price was $5,600,000 in stock which was equal to a book value of 1.15x. Although this was a book for book transaction, at the time the acquisition was consummated, Bank of Santa Maria's stock was trading at 1.5x book value which meant that the actual purchase price had a book value equal to equal to 1.63x. Gregg viewed these acquisitions to be similar to the Merger because the Exchange Amount is estimated to be $5,557,555 which is equal to 1.53 times Town & Country's book value. Gregg therefore concluded that the Exchange Amount is fair viewed from a multiple of book value approach.

    (b)  Multiple of Equity Return Approach

    Gregg also considered the fairness of the consideration based on a comparison of the multiple of equity returns. In this approach, Gregg compared purchase prices to a mature institution's previous year's return on average equity. The conclusion was that, in a stabilized banking environment, the purchase price for the acquisition of sound and profitable banking institutions was in the range of 12 to 16 times the equity return for such institutions.

    Gregg calculated the multiple of return on equity in this transaction to be 24.06x. Although high, Gregg viewed this multiple as not far outside the normal range. This higher multiple was attributed in large part to Town & Country's lower profitability for 1995. Based on a two year average of equity return, the multiple of return on equity drops to 16.79x, and further declines to 12.43x based on a three year average. Based on this analysis, Gregg concluded the consideration to be fair.


    COMPARABLE COMPANY ANALYSIS. Gregg also ranked Capital Corp and Town & Country based on return on average equity within their respective peer groups comprised of California depository intuitions of similar asset size. Gregg compared Capital Corp to institutions ranging in size from $150,000,000 to $250,000,000. Town & Country was compared with peers ranging in size from
$5,000,000 to $50,000,000. Gregg ranked Capital Corp as 11th out of 53 institutions in return on average equity for the year ended December 31, 1994, and 31st of 87 for the nine months ended September 30, 1995. Gregg noted that for all of 1995, Capital Corp dropped to approximately the 40th position or the bottom 25th percentile of its peer group after taking a write-off for the MAID subsidiary. For the year ended December 31, 1994, Town & Country ranked 15th out of 91 institutions and for the nine months ended September 30, 1995, ranked 31st out of 53 institutions in return on average equity. Gregg noted that recent results indicate that both institutions are average performers for their asset size.

    ANALYSIS OF THE IMPACT ON TOWN & COUNTRY SHAREHOLDERS. For this analysis, Gregg noted that the most recent trade of Town & Country stock occurred in November, 1995 at $20 per share while its book value was $21.35 per share and that the Exchange Amount per share of Town & Country stock is $33.05 or 1.53 times Town & Country's book value per share. Gregg calculated the premium or the portion of the estimated Exchange Amount above book value to be $1,933,915, of which $1,600,000 to $1,800,000 will be paid to Town & Country shareholders in cash.

    Gregg calculated that Town & Country shareholders would receive an aggregate total of approximately 257,133 shares of Capital Corp, assuming a Cash Component of $1,700,000 and a $15.00 market value for Capital Corp Common Stock. Based on these same figures, Town & Country shareholders would control 16.15% of Capital Corp after the Merger. As of December 31, 1995, there were 186,608 outstanding options for Capital Corp Common Stock issued under the 1992 Stock Option Plan at a weighted average exercise price of $10.56 per share. Gregg determined that full conversion of all Capital Corp stock options would lower the Town & Country shareholders' book value per share at December 31, 1995 from $12.41 per share to $11.76 per share and dilute its ownership share of Capital Corp to 14.46%. Any movement in the market price of Capital Corps stock prior to the Effective Date could have an impact the number of shares to be received by Town & Country shareholders.


    GREGG'S CONCLUSION. In summary, Gregg evaluated the fairness of the consideration to be paid and other terms of the Merger by utilizing four methods of analysis. It was Gregg's opinion that each analysis supported the fairness of the transaction. The Pro Forma Merger and Contribution Analysis indicated attainable, albeit optimistic, projections for performance by both institutions which should result in improved operations after the Merger.



    The Comparable Transaction Analysis was supported by similar recent transactions. The Exchange Amount slightly exceeds the average offer of the similar recent transactions considered by Gregg under both the Multiple of Book Value approach and the Multiple of Equity Return approach.



    The Comparable Company Analysis concluded that both institutions could best be described as average performers for their asset size and that a merger would likely enhance performance as opposed to adversely affecting the resulting institution. This analysis also supported Gregg's opinion.



    The last analysis of the impact on Town & Country shareholders supported the proposed transaction in that the Merger will result in shareholders of Town & Country having a broader market for their resulting stock ownership in Capital Corp as well as receiving a premium of approximately $1,900,000 for their present holdings in Town & Country.


    After conducting analyses under all the different approaches to acquisitions and analyzing both companies' financial condition and operating results, Gregg determined that the Exchange Amount of $33.05 per share for all the shares of Town & Country Common Stock is fair to the shareholders of Town & Country.

    OPINION OF BROOKSTREET SECURITIES CORPORATION

    Capital Corp has retained the investment banking firm of Brookstreet Securities Corporation ("Brookstreet") of Irvine, California, to render an opinion to Capital Corp's Board of Directors as to whether the terms of the proposed Merger are fair from a financial point of view to Capital Corp shareholders. No limitations were imposed by Capital Corp with respect to the investigations made or procedures followed by Brookstreet in rendering its opinion.

    Capital Corp's Board of Directors selected Brookstreet on the basis of Brookstreet's expertise and experience in the banking industry. The responsible professional of Brookstreet has over 25 years experience in the securities industry, including research, corporate finance and management positions and consulting for community banks. Capital Corp has agreed to pay Brookstreet a fee of $8,500 and has agreed to reimburse it for reasonable out-of-pocket expenses for its services in rendering its opinion as to the fairness of the Merger. Capital Corp has also agreed to indemnify Brookstreet against certain liabilities, including liabilities under federal securities laws.

    On April 5, 1996, Brookstreet provided a written opinion to the directors of Capital Corp that the terms of the Merger are fair from a financial point of view to Capital Corp shareholders. Brookstreet's opinion does not constitute a recommendation to any holder of Capital Corp shares as to how to vote at the Meeting. The full text of the opinion of Brookstreet, which sets forth certain assumptions made, matters considered and limitations on the review undertaken, is attached as part of Annex B to the Joint Proxy Statement/ Prospectus and Capital Corp shareholders are urged to read it in its entirety. The following summary of the opinion of Brookstreet is qualified in its entirety by reference to the opinion.

    In conducting its analysis, Brookstreet considered (i) the status of the area's banking industry; (ii) the general economic environment, (iii) Town & Country's financial and general condition; (iv) Capital Corp's financial and general condition; (v) Town & Country's capitalization structure; (vi) Capital Corp's strategic plan; (vii) the trading history of Capital Corp Common Stock;
(viii) the trading history of Town & Country Common Stock; (ix) a comparison of the valuation of peers. Brookstreet's conclusions are based on Town & Country's shareholder equity of $3,623,641 as at December 31, 1995 and that the Exchange Amount will have a book value multiple of approximately 1.5x. In addition, Brookstreet held discussions with senior management of Town & Country and Capital Corp concerning their past and current operations, financial condition and prospects as well as the results of regulatory examinations.


    In conducting its review and arriving at its opinion, Brookstreet relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available. They relied upon the managements of Town & Country and Capital Corp as to the reasonableness and achievability of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and basis therefor) that were provided to Brookstreet and they assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements and that such forecasts, projections and projected operating cost savings will be realized in the amounts and in the time periods currently estimated. Brookstreet did not make any independent evaluation as to the adequacy of the aggregate allowance for loan losses for Town & Country or Capital Corp. Its opinion was based upon economic, market and other conditions in effect, and the information made available to it, through the date of the opinion. Material assumptions included each analysis are contained in report exhibits encompassing: peer bank acquisition and merger summary, peer bank valuation tables, the stock trading history of Capital Corp, the stock trading history of Town & Country, a detailed rate sensitivity analysis report for Town & Country, a securities analysis report for Town & Country, a loan analysis report for Town & Country, a recast balance sheet analysis of Town & Country, a detail performance analysis of Town & Country versus peer averages and specific peer members, detailed presentation of Town & Country and Capital Corp of the West financial data, and review of the Agreement.

    BOOK VALUE ANALYSIS. Brookstreet performed an analysis of 27 recent bank merger and acquisition transactions in California which closed or have been announced during the period January 1, 1994 through 1996. Brookstreet considered the merger and/or acquisition of the following California banking institutions:

BANK ACQUIRED                                      CITY
- -------------------------------------------------  -------------------------------------------------
First State Bank of the Oaks                       Thousand Oaks
San Diego Trust & Savings Bank                     San Diego
Pacific Western Bank                               San Jose
MBC Corporation                                    Modesto
Western Industrial National Bank                   South El Monte
County National Bank                               Redding
Bank of Anaheim                                    Anaheim
Golden Gate Bank                                   San Francisco
Bank of Hayward                                    Hayward
Western National Bank                              San Mateo
California Business Bank, N.A.                     San Jose
United American Bank                               Westminster
Codding Bank                                       Rohnert Park
Bank One Fresno, N.A.                              Fresno
Mineral King National Bank                         Visalia
Sacramento First National Bank                     Sacramento
Bank of Livermore                                  Livermore
Pacific Valley National Bank                       Modesto
Bank of A. Levy                                    Ventura
National Bank of Long Beach                        Long Beach
Commercial Center Bank                             Santa Ana
Overland Bank                                      Temecula
University Bank & Trust Co.                        Palo Alto
Mariners Bank                                      San Clemente
Marine National Bank                               Irvine
Citizens Bank of Paso Robles                       Paso Robles
Landmark Bank                                      La Habra


    The transactions considered included bank mergers and acquisitions where consideration was paid in the form of cash, stock or a combination of cash and stock. Although the transactions considered involved only banks, Brookstreet believes the values reflect the acquisition value ranges of community financial institutions generally and are therefore relevant in its analysis of the Exchange Amount to be paid to the Town & Country shareholders despite the fact that Town & Country is an industrial loan company rather than a bank. This is due to the commonality of deposit basis and the growing overlap of business services to the local area. Brookstreet noted higher values for institutions in the northern portion of California resulting from the relatively strong economy of the region, as compared to the southern portion of California where financial institutions' earnings results have generally been lagging. Brookstreet's analysis showed that the purchase price to book value in these transactions ranged from 0.76x to 2.89x, with the median at approximately 1.49x, compared to 1.5x for the subject transaction. Because the median was approximately equal to the ratio of purchase price to book value in this transaction, the book value analysis supported Brookstreet's conclusion as to the fairness of the terms of the proposed Merger.


    In addition to analyzing the book value multiples of other relevant transactions, Brookstreet considered the qualitative factors of the Merger. Brookstreet observed that the acquisition of Town & Country will allow Capital Corp to expand its corporate service base. Operating Town & Country as a wholly owned subsidiary will allow Capital Corp to benefit from Town & Country's customer base and create the potential for cross service expansion. Brookstreet also speculates that Town & Country may become more profitable after the

Merger as result of the reductions in its operating costs and expanding its franchise. Brookstreet believes that Capital Corp's increased earnings following the Merger could increase the trading price of Capital Corp Common Stock.

    Based on its comparisons of book value multiples and its qualitative analysis, Brookstreet concluded that a fair value range for the Merger would be a book value of 1.4x to 1.8x Town & Country's book value.

    MARKET VALUE APPROACH. Brookstreet analyzed the recent tracing history of Town & Country Common Stock. Brookstreet's market value analysis revealed that little market activity has occurred recently in Town & Country shares. Brookstreet compared Town & Country's market valuation to that of industry peers. This approach considers an analysis of the overall economic environment as it relates to the community banking industry. Share price comparisons may be made on either of two bases: price to earnings ratio comparisons or price to book value per share comparisons. Brookstreet utilized the book value comparison method because, in its opinion, sporadic income flow has been common to California banks and thrifts and, as a result, comparisons of price to earnings are less appropriate. In its review, Brookstreet reviewed the price-to-book value ratios of the following 16 financial institutions:

BANK                                      LOCATION
- ----------------------------------------  --------------------------------------
American Independent Bank                 Gardena
Bank of Commerce                          San Diego
Bank of Yorba Linda                       Yorba Linda
City Commerce Bank                        Santa Barbara
Eldorado Bancorp                          Tustin
Fallbrook National Bank                   Fallbrook
First Valley Bank                         Lompoc
Goleta National Bank                      Goleta
Heritage Oaks Bank                        Paso Robles
Monarch Bancorp                           Laguna Niguel
North County Bancorp                      Escondido
Peninsula Bank                            San Diego
Rancho Santa Fe National Bank             Rancho Santa Fe
Scripps Bank                              La Jolla
Valley De Oro                             San Diego
Valley Oaks National Bank                 Solvang

    Each of the comparison institution has assets under $300 million with the exceptions of Bank of Commerce and Eldorado Bancorp, which have assets of approximately $310 million and $380 million, respectively. Each of the comparison institutions has a relatively low trading volume. Trading in Town & Country Common Stock has been very thin. For the above banks, the range of price-to-book value was .71x to 1.32x, with the median ratio at approximately 1.0x. Brookstreet's opinion is that, in a market with reasonable supply and demand volume, Town & Country should trade from 1.2x to 1.4x book value in normalized market conditions.

    In a transaction where a change of control is involved, the multiple of book value of the purchase price typically increases. Brookstreet attributes this to the skewing of supply and demand and the added value of qualitative factors. Brookstreet anticipates that added qualitative value of Capital Crop as a result of the acquisition of Town & Country could be reflected in the market quotes of Capital Corp Common Stock. Additionally, the Merger should result in a broader shareholder base. Brookstreet also notes that the trading market may not view the Merger as an isolated event and that additional acquisitions may follow, leading to multiples of share price to book value and earnings expanding as a result.

    Based on its analysis of the quantitative and qualitative factors relating to its market valuation approach to the Merger as it related to Capital Corp shareholders, it is Brookstreet's view that a fair value range for the acquisition of Town & Country by Capital Corp is 1.4x to 1.9x book value as of the Effective Date.

Because the ratio of purchase price to book value is approximately 1.5, or in the lower half of the fair value range under this analysis, Brookstreet has concluded that the terms of the Merger are fair from a financial point of view to the shareholders of Capital Corp.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

    TOWN & COUNTRY SHARE OWNERSHIP. As of December 31, 1995, the directors and executive officers of Town & Country owned an aggregate of 25,096 shares of Town & Country common stock which, if owned by them at the Effective Date, will be converted into cash and shares of Capital Corp common stock with an approximate aggregate market value of $829,400.


    EMPLOYMENT CONTRACT. On the Effective Date, Capital Corp will offer a contract of employment to D. Dale Pinkney, currently president and chief executive officer of Town & Country. Terms of the contract will include a base salary of $72,300, a granting of options under Capital Corp's incentive option plan to acquire up to 10,000 shares of Capital Corp common stock, at an exercise price equal to fair market value at the time of the grant, participation in Capital Corp's incentive program and a one-time bonus of $10,000.


    INDEMNIFICATION OF TOWN & COUNTRY DIRECTORS. Pursuant to the Agreement, Capital Corp has agreed that it will indemnify any director of Town & Country who is hereafter made or threatened to be made a party to any proceeding by reason of the fact that the director is or was an agent of Town & Country, to the extent permitted and in the manner specified by California Corporations Code
Section 317, provided the director acted in good faith and in a manner that the director reasonably believed was in the best interests of Town & Country and had no reasonable cause to believe that his conduct was unlawful; provided, however, that no such indemnification shall be provided for any of the acts or conduct for which indemnification is prohibited as specified in Sections 204(a)(10), 204(a)(11) or 317 of the California Corporations Code. As of the Effective Date, Capital Corp will request that its insurance carrier for directors' and officers' liability insurance add Town & Country as a named subsidiary for purposes of such insurance coverage.

PRINCIPAL TERMS OF THE MERGER

    GENERAL. The following description of the principal terms of the Merger is subject to and qualified in its entirety by reference to the terms of the Agreement and the Merger Agreement, copies of which are annexed to this Joint Proxy Statement/Prospectus as Annex A.

    EFFECTIVE DATE OF MERGER. The Agreement provides that the Merger will be consummated upon the filing of the Merger Agreement with the California Secretary of State and the Superintendent in accordance with the laws of California. It is contemplated that the date on which the Merger will be effective (the "Effective Date") will occur on or about June 28, 1996, or as soon thereafter as practicable, assuming the conditions set forth in the Merger Agreement are fully satisfied or waived. See "THE MERGER -- Terms of the Merger
- -- Representations and Warranties; Conditions to the Merger."

    EXCHANGE  AMOUNT  AND  EXCHANGE  RATIO.    For  purposes  of  the Agreement,
capitalized terms have the following meanings:

Town & Country Shares:         Issued and  outstanding  shares of  Town  &  Country
                               common  stock as  of the Effective  Date (168,156 on
                               the date of this Joint Proxy Statement/Prospectus)
Exchange Amount:               $33.05 per Town & Country Share or $5,557,556 in the
                               aggregate
Cash Component:                Cash  portion  of  the  Exchange  Amount  equal   to
                               $1,600,000  to $1,800,000, depending  on the results
                               of the Cash/Stock Election
Stock Component:               Newly issued  shares of  Capital Corp  common  stock
                               with an aggregate Market Value equal to the Exchange
                               Amount less the Cash Component
Per Share Cash Component:      The  aggregate Cash Component  divided the number of
                               outstanding Town & Country  Shares on the  Effective
                               Date

Per Share Stock Component:     The  aggregate Stock Component divided the number of
                               outstanding Town & Country  Shares on the  Effective
                               Date
Exchange Ratio:                The  Per Share Stock Component divided by the Market
                               Value
Market Value:                  The average  of bid  and ask  prices at  closing  of
                               Capital  Corp common stock as reported on the Nasdaq
                               National  Market  over  all  trading  days  in   the
                               calendar  month preceding  the anticipated Effective
                               Date, as mutually  established by  Capital Corp  and
                               Town & Country
Determination Date:            The   last  business  day   of  the  calendar  month
                               preceding  the   anticipated  Effective   Date,   as
                               mutually  established  by  Capital Corp  and  Town &
                               Country
Effective Date:                The date on  which the Merger  becomes effective  by
                               filing  of the Merger  Agreement with the California
                               Secretary of State

    On the Effective Date, by virtue of the Merger and without any action on the part of the holder of any Town & Country Shares, each outstanding Town & Country Share (other than any shares as to which dissenters' rights have been perfected) shall be converted into the right to receive a combination of cash and shares of Capital Corp common stock with an aggregate value equal to the Exchange Amount of $33.05. The aggregate Cash Component of the Exchange Amount will be not less than $1,600,000 (or an average of $9.52 per share) and not more than $1,800,000 (or an average of $10.70 per share); the exact amount of the Cash Component will determined by the results of the Cash/Stock Election that will be made available to holders of Town & Country Shares after completion of the Merger. The balance of the Exchange Amount will be in Capital Corp common stock (the "Stock Component").

    The range of the Cash Component, Stock Component and Exchange Ratio as a function of the Market Value of Capital Corp's common stock on the Determination Date is shown by the following tables.

                                                               ASSUMING AGGREGATE CASH COMPONENT OF
                                                       ----------------------------------------------------
                                                              $1,600,000                 $1,800,000
                                                          AGGREGATE/PER SHARE        AGGREGATE/PER SHARE
                                                       -------------------------  -------------------------
Exchange Amount......................................  $  5,557,556   $   33.05   $  5,557,556   $   33.05
Cash Component.......................................     1,600,000        9.52      1,800,000       10.70
Stock Component......................................     3,957,556       23.53      3,757,556       22.35

EXCHANGE RATIO
IF MARKET VALUE IS:
- -----------------------------------------------------
    $10..............................................           2.3540                     2.2350
    $12..............................................           1.9617                     1.8625
    $14..............................................           1.6814                     1.5964
    $16..............................................           1.4713                     1.3969
    $18..............................................           1.3078                     1.2417


    The Agreement does not impose a floor or ceiling on the Market Value, so Market Value as of the Determination Date may be lower or higher than the lowest and highest values for Market Value shown in the above table. On May 3, 1996, the last sales price of Capital Corp common stock as reported by the Nasdaq National Market was $14.50. As of the Determination Date, the Market Value of Capital Corp common stock may be higher or lower than such price. There can be no assurance that Town & Country shareholders who receive Capital Corp Shares in the Merger will be able to sell Capital Corp Shares at prices equal to the Market Value, as the term is defined for purposes of the Exchange Ratio.


    CASH/STOCK ELECTION.   The Exchange Amount  will be allocated  to the  Stock
Component and the Cash Component in accordance the following election and procedures (the "Cash/Stock Election").

    A Town & Country shareholder may elect to receive the Exchange Amount in either all Capital Corp shares or all cash. If no election is made, the shareholder will receive a Cash Component equal to

$1,600,000/number of outstanding shares ($9.52 as of May 3, 1996) and the balance of the Exchange Amount ($23.53 per share) in the Stock Component, or shares of Capital Corp common stock, subject to adjustment as described below.


    The Cash/Stock Election is subject to the limitation that the aggregate Cash Component for all Town & Country shareholders may not be less than $1,600,000 or more than $1,800,000. If the aggregate Cash Component is undersubscribed, the unsubscribed portion of this minimum aggregate Cash Component will be allocated pro rata (by number of shares) among all Town & Country shareholders; if the aggregate Cash Component is oversubscribed, the Cash Component of each Town & Country shareholder receiving cash will be reduced pro rata (by number of shares) so that the aggregate Cash Component of all Town & Country shareholders will equal $1,800,000. The total of the Cash Component and the Stock Component will always equal the Exchange Amount.

    A Town & Country shareholder need not, and may not, make a Cash/Stock Election until after the Merger has been completed. If the Merger is completed, Capital Corp will send to each Town & Country shareholder a letter of transmittal describing the Cash/Stock Election in more detail and providing forms for making the Cash/Stock Election, if desired.

    The Cash/Stock Election, if made, must be made for all shares held in the name of the Town & Country shareholder. A Town & Country shareholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held. However, shares represented by a single certificate may make only one Cash/Stock Election.

    TOWN & COUNTRY SHAREHOLDERS WHO MAKE A CASH/STOCK ELECTION HAVE NO ASSURANCE THAT THEY WILL IN FACT RECEIVE ALL CASH OR ALL STOCK. THEY WILL RECEIVE CASH IN EXCESS OF $10.70 PER SHARE ONLY THE EXTENT EXCESS CASH IS AVAILABLE UNDER THE LIMITATION SET FORTH ABOVE, AND THEY WILL RECEIVE ALL STOCK ONLY IF OTHER TOWN & COUNTRY SHAREHOLDERS ELECT AT LEAST AN AGGREGATE OF $1,600,000 IN CASH.

    RIGHTS OF HOLDERS AFTER EFFECTIVE DATE; DIVIDENDS. Promptly after the consummation of the Merger, Capital Corp shall appoint a commercial bank or trust company with assets exceeding $50,000,000 (the "Exchange Agent"), who will forward a letter of transmittal to former shareholders of Town & Country containing detailed instructions for the Cash/Stock Election and for the surrender of certificates representing Town & Country common stock. Certificates should not be surrendered by shareholders until the letter of transmittal is received. For purposes of voting and establishing record ownership of Capital Corp common stock for the period from and after the Effective Date, any holder of Town & Country common stock who does not surrender the certificates representing such shares to the Exchange Agent, as discussed above, (i) shall be deemed to hold that number of shares of Capital Corp common stock that such holder would otherwise be entitled to receive if such certificates had been surrendered, and (ii) shall be entitled to vote in regard to any matter submitted to the Capital Corp shareholders for their approval, including, without limitation, election of directors of Capital Corp, as if such holder had received the Capital Corp common stock to which he or she was entitled. Persons entitled to receive such certificates for Capital Corp common stock will not receive the cash portion of the Exchange Amount or any dividends or other distributions of any kind which are declared payable to shareholders of record of the Capital Corp common stock after the Effective Date until such persons have surrendered their certificates representing Town & Country common stock. Upon surrender of such certificates, the holder shall be paid, without interest, the cash portion of the Exchange Amount and any dividends or other distributions with respect to the Capital Corp common stock as to which the record date and payment date occurred on or after the Effective Date. Except as described in this paragraph, after the Effective Date, the holders of certificates formerly representing Town & Country common stock shall have no rights with respect to such shares other than any dissenters' rights they have perfected under California Law.

    EXCHANGE OF TOWN & COUNTRY STOCK CERTIFICATES; FRACTIONAL INTERESTS. After the Effective Date, each holder of a certificate or certificates representing shares of Town & Country common stock immediately prior to the Merger will, upon the surrender thereof to the Exchange Agent, be entitled to receive a certificate or certificates representing the number of whole shares of Capital Corp common stock into which shares of Town & Country common stock will have been converted and a payment in cash with respect to the cash portion of the Exchange Amount and fractional shares, if any, determined as described below.

    No fractional shares of Capital Corp common stock shall be issued to holders of Town & Country common stock. In lieu thereof, each such holder entitled to a fraction of a share of Capital Corp common stock shall receive, at the time of surrender of the certificate or certificates representing such holder's Town & Country common stock, an amount in cash equal to the Market Value per share of the common stock of Capital Corp, multiplied by the fraction of a share of Capital Corp common stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

    As promptly as practicable after the Effective Date and completion of the Cash/Stock Election, letters of transmittal will be mailed to holders of certificates representing shares of Town & Country common stock for use in exchanging such certificates for cash and shares of Capital Corp common stock. TOWN & COUNTRY SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE BEEN NOTIFIED THAT THE MERGER HAS BEEN CONSUMMATED AND THEY HAVE RECEIVED A LETTER OF TRANSMITTAL.

    CONDUCT OF BUSINESS PRIOR TO THE MERGER. The Agreement contains mutual covenants concerning the obligations of each party to use its best efforts to consummate the Merger, the right of each party to review the other party's books and records, and other customary matters.

    The Agreement requires each party, until the Effective Date, to preserve its business and relationships with customers and others having business relations with it and to conduct its business in the ordinary course, and neither party may, without the prior written consent of the other: sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except assets acquired by foreclosure other than in the ordinary course of business; declare or pay any dividend other than regular quarterly dividends substantially equivalent to those paid over the last two years, if any; or enter into any loan transaction with related parties, except in the ordinary course of business and consistent with established loan procedures. The Agreement provides that Town & Country will not, without the prior written consent of Capital Corp, among other things: amend its articles of incorporation or bylaws (except as provided in the Agreement); issue or purchase any shares of its capital stock or issue any options, warrants or rights to acquire any shares of its capital stock; settle legal proceedings or claims involving more than a specified amount; make any capital expenditures not contained in existing capital budgets provided to and approved by Capital Corp; grant any unusual increase in compensation to its employees; or open new branches other than its proposed branch in Fresno; or (subject to fiduciary obligations under applicable law) solicit or encourage submission of proposals for its merger with or acquisition by another person in a manner inconsistent with the proposed Merger. The Agreement also requires Town & Country to notify Capital Corp of any indication of interest by any third party in a business combination with Town & Country.

    REPRESENTATIONS AND WARRANTIES. The Agreement contains representations and warranties by Capital Corp and Town & Country regarding, among other things, their respective organizations, authorization to enter into the Agreements, capitalization, financial statements, compliance with applicable laws, payments of taxes, absence of undisclosed liabilities and pending and threatened litigation. The Agreement provides that these representations and warranties must be true immediately prior to the consummation of the Merger but will not survive beyond the Effective Date except to the extent they relate to covenants or obligations to be performed after the Effective Date.

    CONDITIONS TO THE MERGER. The Merger will occur only if the Merger is approved by the requisite vote of Capital Corp shareholders and Town & Country shareholders. Consummation of the Merger is subject to satisfaction of certain other conditions. Such conditions include, but are not limited to, the following, applicable to both parties: (i) all necessary regulatory approvals, including the FRB, FDIC and the Department, shall have been received, provided that such approvals do not impose any limitation or requirement that either party reasonably considers materially burdensome (see "Required Regulatory
Approvals" below); (ii) the Registration Statement shall have been declared effective by the Commission and there shall be no stop order suspending its effectiveness; (iii) Capital Corp and Town & Country shall have received a letter from each other's independent certified public accountants regarding certain financial information and other matters; (iv) Capital Corp and Town & Country shall have received certain opinions from each other's legal counsel;
(v) the Merger shall not be illegal or violate any order, decree or judgment of any court or governmental body; (vi) Town & Country and Capital Corp shall have received an opinion of a law firm or accounting firm to the effect that the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code") and that the exchange of shares of Town & Country common stock for Capital Corp common stock pursuant to the Merger will be tax-free to the Town & Country shareholders and Capital Corp shareholders, respectively; (vii) each party shall have delivered certain financial statements to the other party, (viii) no material adverse change in the business of the other party shall have occurred since December 31, 1995; and (ix) each party shall have received any consents required under any material agreements to which it is a party. In addition, each company's obligations to complete the Merger are subject to its receipt of an opinion from its financial advisor to the effect that the Merger is fair to it and its shareholders from a financial point of view. The Board of Directors of each party may waive any conditions to that party's performance of the Agreement unless doing so would violate applicable law.

    REQUIRED REGULATORY APPROVALS. The Merger is subject to approval by the FRB under the BHC Act and by the FDIC under the Bank Merger Act. The BHC Act provides that no transaction may be approved which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly or which in any other manner might restrain trade, unless it is determined that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting a review of any application for approval, the FRB is required to consider the financial and managerial resources and future prospects of the company or companies and the banks concerned and the convenience and needs of the community to be served. An application may be denied if it is determined that the financial or managerial resources of the acquiring entity are inadequate. The Bank Merger Act imposes similar standards.

    A transaction approved by the FRB or FDIC may not be consummated for 15 days after such approval. During such period, the Department of Justice may commence legal action challenging the transaction under the antitrust laws. If, however, the Justice Department does not commence a legal action during such 15-day period, it may not thereafter challenge the transaction except in an action commenced under the antimonopoly provisions of Section 2 of the Sherman Antitrust Act.

    The BHC Act provides for the publication of notice and the opportunity for administrative hearings relating to the application for approval under the BHC Act and authorizes the FRB to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could substantially delay the regulatory approval required for consummation of the Merger.

    The Merger also must be approved by the Commissioner pursuant to the California Financial Code. The Financial Code requires the Commissioner to consider factors and standards substantially similar to those under the BHC Act.

    Because of the requirements for a tax-free exchange under the Code, New Town & Country rather than Town & Country will be the surviving legal entity in the Merger. The parties have applied on behalf of New Town & Country for a license from the Commissioner to operate New Town & Country an industrial loan company under the name Town and Country Finance and Thrift Company.


    A draft copy of Capital Corp's application to the FRB under the BHC Act has been reviewed by the Federal Reserve Bank of San Francisco. Based on the comments which resulted from that review, Capital Corp is preparing the final draft of the FRB application and expects to submit that final draft for FRB approval on or before May 10, 1996. Town & Country's applications to the FDIC and the Commissioner for approval of the merger, as well as Capital Corp's application to the Commissioner to operate New Town & Country as an industrial loan company, have been submitted to the FDIC and the Commissioner and are currently being reviewed.


    Based on current precedents, the management of Capital Corp and Town & Country believe that the Merger will be approved by the appropriate regulatory agencies and will not be subject to challenge by the

Department of Justice under the antitrust laws and that the Commissioner will grant an industrial loan company license to New Town & Country. However, no assurance can be provided that the regulatory agencies or the Department of Justice will concur in this assessment or that any approval by the regulatory agencies will not contain conditions which are materially burdensome to Capital Corp or Town & Country.

    DISSENTERS' RIGHTS OF APPRAISAL. Shareholders of Town & Country and shareholders of Capital Corp who vote against the Merger may be entitled to certain dissenters' appraisal rights under Chapter 13 of the California General Corporation Law ("Chapter 13"). Chapter 13 is set forth in full in Annex C to this Joint Proxy Statement/Prospectus. IMPORTANT DETAILS CONCERNING THESE REQUIREMENTS ARE SET FORTH BELOW; FAILURE TO TAKE THESE ACTIONS IN A TIMELY AND PROPER FASHION WILL RESULT IN THE LOSS OF DISSENTERS' APPRAISAL RIGHTS.


    The following is a discussion of the material provisions of California law with which dissenting shareholders must comply to preserve their dissenters' rights but is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex C. This discussion and Annex C should be reviewed carefully by any shareholder of Capital Corp or of Town & Country who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth in Chapter 13 will result in the loss of dissenters' rights.


    If the Merger is consummated, those shareholders of Capital Corp or of Town & Country who elect to exercise their dissenters' rights and who in a timely and proper fashion perfect such rights will be entitled to receive the "fair market value" of their shares in cash. Pursuant to Section 1300(a) of the California General Corporation Law, such "fair market value" would be determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation caused by the Merger. The Board of Directors of Town & Country has determined that the fair market value of Town & Country common stock for this purpose is $21.38, and the Board of Directors of Capital Corp has determined that the fair market value of Capital Corp common stock for this purpose is $12.63. See "SUMMARY -- Market Price Data."

    In order to qualify for dissenters' rights, Town & Country shareholders (i) must make a written demand on Town & Country within 30 days after Town & Country mails to shareholders the notice of approval of the Merger and the procedure to be followed, and (ii) must not vote their shares in favor of the Merger. In order to qualify for dissenters' rights, Capital Corp shareholders must make a written demand on Capital Corp on or before the date of the Capital Corp Meeting and must vote their shares against the Merger, either in person or by proxy; provided, unless holders of at least 5% of the outstanding shares of Capital Corp make written demand for payment on or before the Capital Corp Meeting and vote against the Merger, no Capital Corp shareholders will be entitled to dissenters' rights except those whose shares are subject to restrictions on transfer. At present, only shares held by directors and executive officers of Capital Corp are subject to restrictions on transfer.

    A written demand by a Town & Country shareholder should be sent to Town & Country Finance & Loan Company, 410 East Olive Avenue, Turlock, California 95380, Attention: Corporate Secretary. A written demand by a Capital Corp shareholder should be sent to Capital Corp of the West, 1160 West Olive Avenue, Merced, California 95348, Attention: Corporate Secretary. The written demand must (i) state the number and class of shares held of record by such shareholder which the shareholder demands that the company purchase for cash, and (ii) contain a statement of the amount which the shareholder claims to be the fair market value of the dissenting shares as of the day before announcement of the proposed Merger. That statement will constitute an offer by the shareholder to sell his or her dissenting shares to the company at that price.

    If the Merger is approved, Capital Corp and Town & Country will each, within ten days after the respective Meetings, mail to any shareholder who has a right to require the company to purchase his or her shares a notice that the required shareholder approval of the Merger was obtained (the "Notice of Approval"). The Notice of Approval will set forth the price determined by the company to represent the "fair market value" of any dissenting shares, and will set forth a brief description of the procedures to be followed by dissenting shareholders who wish to pursue further their statutory rights. The dissenting shareholder must deliver his or her share certificate(s) for receipt by the company within 30 days after the date on which the Notice of Approval was mailed to such shareholder. The certificate(s) will be stamped or endorsed with a statement that the shares are dissenting shares and will be returned to the dissenting shareholder.

    The statements in the Notice of Approval will constitute an offer by Capital Corp or Town & Country, as applicable, to purchase from its shareholders any dissenting shares at the price stated, but only if the Merger is consummated. However, the determination by the company of fair market value is not binding on its shareholders, and if a dissenting shareholder chooses not to accept such offer, he or she has the right during a period of six months following the mailing of the Notice of Approval to commence a lawsuit to have the fair market value, as described in Section 1300(a), determined by a court. The fair market value of dissenting Shares as determined by the court in those circumstances could be higher or lower than the amount offered by the company in the Notice of Approval or the consideration provided for in the Agreements, and any such determination would be binding on the dissenting shareholder or shareholders involved in the lawsuit and on the company. Any party may appeal from the judgment. However, the court action to determine the fair market value of shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the Merger. Furthermore, no shareholder who has appraisal rights under Chapter 13 shall have any right to attack the validity of the Merger except in an action to test whether the number of shares required to authorize the Merger has been legally voted in favor of the Merger.

    Dissenting Capital Corp shares and dissenting Town & Country shares may lose their status as such if any of the following events occurs: the Merger is abandoned (in which case each company shall pay on demand to their respective dissenting shareholders who has initiated proceedings in good faith as provided under Chapter 13 all necessary expenses and reasonable attorneys' fees incurred in such proceedings); the dissenting shares are transferred before being submitted to the company for endorsement; the dissenting shareholder withdraws his or her demand with the consent of the company; or, in the absence of agreement between the dissenting shareholder and the company as to the price of his or her shares, such Town & Country shareholder fails to file suit against the company or otherwise fails to become a party to such suit within six months following the mailing of the Notice of Approval.

    The receipt of a cash payment for dissenting shares will result in recognition of gain or loss for federal and California state income tax purposes by dissenting shareholders. See "THE MERGER -- Certain Federal Income Tax Consequences."

    NON SOLICITATION COVENANTS. Subject to the fiduciary obligations of its Board of Directors, Town & Country has agreed that neither it nor any of its officers, directors, affiliates or other agents shall initiate negotiations toward, or otherwise effect or agree to effect, any proposal for any merger, sale of capital stock resulting in a change of control, sale of all or substantially all of the assets, or any other means of acquisition of substantially all the outstanding capital of any entity (a "Business Combination") of Town & Country. The Agreement also requires Town & Country to notify the other party immediately of the receipt by it of any unsolicited proposal to effect a Business Combination with another entity. As of the date of this Joint Proxy Statement/Prospectus, Town & Country has not received such a proposal since the announcement of the proposed Merger.


    FEDERAL INCOME TAX CONSEQUENCES.


    Capital Corp and Town & Country have received a Tax Opinion from KPMG Peat Marwick LLP regarding all material federal income tax consequences of the Merger. Such an opinion is a condition to consummation of the Merger. Assuming the opinion is not withdrawn or changed before the Effective Date, the material federal income tax consequences of the Merger, in the opinion of KPMG, will be as follows:



        (a) The proposed Merger of Town & Country with and into T&C Merger Thrift Company qualifies as a statutory merger. Therefore, the acquisition by T&C Merger Thrift Company of substantially all of the assets of Town & Country solely in exchange for Capital Corp stock, cash, and the assumption by T&C Merger Thrift Company of the liabilities of Town & Country plus the liabilities to which the Town & Country assets may be subject, will qualify as a reorganization under sections 368(a)(l)(A) and 368(a)(2)(D) of the Code. KPMG is relying upon the legal opinion (the "Legal Opinion") of the law firm of McCutchen, Doyle, Brown & Enersen, LLP, in rendering this opinion.


        (b) No gain or loss will be recognized by Town & Country, Capital Corp or New Town & Country in the Merger and New Town & Country will succeed to the carryover basis and the holding period of the assets of Town & Country.

        (c) Town & Country shareholders will recognize no gain or loss upon their exchange of Town & Country stock SOLELY for shares of Capital Corp stock.

        (d) If a Town & Country shareholder receives both cash and Capital Corp stock for his Town & Country stock, gain will be recognized, but not in an amount in excess of the amount of cash received. If the exchange has the effect of the distribution of a dividend (determined with the application of section 318), then the amount of gain recognized that is not in excess of the Town & Country shareholder's ratable share of undistributed earnings and profits of Town & Country will be treated as a dividend. The determination of whether the exchange has the effect of the distribution of a dividend will be made on a shareholder by shareholder basis. No loss will be recognized.

        (e) The basis of the Capital Corp stock received by the shareholders of Town & Country will be the same as the basis of the Town & Country stock surrendered in exchange therefor decreased by the amount of cash received by the shareholder and increased by the amount, if any, that was treated as a dividend and the amount of gain recognized to the shareholder on the exchange (not including any portion of such gain that is treated as a dividend).

        (f) The holding period of the Capital Corp stock received by Town & Country shareholders will include the period during which the Town & Country stock surrendered in exchange therefor was held by the Town & Country shareholders, provided that the Town & Country stock surrendered was a capital asset in the hands of the Town & Country shareholders on the date of the exchange.

        (g) If a shareholder elects to receive a Cash Component or dissents to the transaction and receives solely cash in exchange for Town & Country stock, such cash will be treated as having been received as a distribution in redemption of the Town & Country stock, subject to the provisions of
    Section 302 of the Code. Where, as a result of such distribution, a shareholder owns no Capital Corp stock, either directly or by reason of the application of section 318, the redemption will be a complete termination of interest within the meaning of section 302(b)(3),1 and such cash will be treated as a distribution in full payment in exchange for his or her Town & Country stock as provided in section 302(a). Such shareholders will recognize gain or loss under Section 1001 measured by the difference between the amount of cash received and the adjusted basis of the Town & Country stock surrendered. Under Section 318 of the Code, an individual is deemed to own stock that is actually owned (or deemed to be owned) by certain members of his or her family (spouse, children, grandchildren and parents, with certain exceptions) and other related parties, including, for example, certain entities in which the individual has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as stock that such individual (or related person) has the right to acquire upon exercise of an option or conversion right held by such individual (or related person).

        (h) Cash received by shareholders of Town & Country in lieu of fractional shares will be treated as a distribution in redemption of their fractional share interests subject to the provisions and limitations of
    Section 302 of the Code.


        (i) The taxable year of Town & Country will end on the effective date of the Merger.



        (j) T&C Merger Thrift Company will succeed to and take into account the items of Town & Country described in section 381(c) of the Code, subject to the provisions and limitations specified in sections 381, 382, 383, and 384 of the Code and the regulations thereunder.



        (k) Town & Country's method of accounting for bad debt reserves will carry over to T&C Merger Thrift Company, pursuant to sections 1.381(c)(4)-1(a) and 1.381(c)(4)-1(b)(4) of the Treasury Regulations. The Merger will not cause Town & Country's bad debt reserves to be restored to the income of Town & Country or T&C Merger Thrift Company.



        (l) As provided by section 381(c)(2) of the Code and section 1.381(c)(2)-1 of the Treasury Regulations, T&C Merger Thrift Company will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Town & Country as of the date of the transfer. Any deficit in earnings and profits of Town & Country or T&C Merger Thrift Company will be used only to offset earnings and profits accumulated after the date of transfer.



    The Tax Opinion was issued on April 18, 1996. In developing its opinion, KPMG relied upon the Legal Opinion, assumptions and representations by the managements of Capital Corp and Town & Country (including, in general, to the best of the knowledge of the Boards of Directors of Capital Corp and Town &

Country, the absence of any plan or intention of Town & Country shareholders to sell or otherwise dispose of any amount of Capital Corp Stock received in the Merger that would violate certain precedents regarding continuity of interest required to exist in a reorganization). KPMG made no independent determination with respect to these assumptions and representations. In addition, KPMG's opinion is based upon the analysis of the current Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, KPMG's opinion, as set forth above, may be affected and may not be relied upon. KPMG assumes no responsibility to update its opinion after the Effective Date of the Merger because of such change. Further, any variation or differences in the facts or representations, for any reason, might affect KPMG's opinion, perhaps in an adverse manner, and make it inapplicable.

    For federal tax purposes, the highest marginal tax rate for individuals on ordinary income is 39.6%, compared to 28% for capital gain, and the highest marginal tax rate for corporations is 35% on ordinary income an capital gain. Capital losses are treated differently than ordinary losses. Essentially, a capital loss for any taxable year may be deducted by a corporation in that year only to the extent of capital gain, and by an individual in that year only to the extent of capital gain plus up to $3,000 of ordinary income. Capital losses not deductible in the year they occur may be carried forward indefinitely by individuals and may be carried back up to three years and forward up to five years by corporations.

       ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL AND ANY OTHER APPLICABLE TAX LAWS. EXPENSES INCURRED BY ANY SHAREHOLDER ARISING FROM DISPUTES WITH THE IRS OR ANY STATE OR FOREIGN TAX AGENCY OVER THE TAX CONSEQUENCES OF THE MERGER WILL NOT BE BORNE BY TOWN & COUNTRY OR CAPITAL CORP.

    ACCOUNTING TREATMENT. The management of Town & Country and Capital Corp expect that the Merger will be subject to the purchase method of accounting. Under this method of accounting, Town & Country's assets and liabilities will be reflected on Capital Corp's future financial statements at their fair market value, and the excess of the aggregate Exchange Amount, if any, above the fair market value of acquired assets and liabilities will be reflected as goodwill, except $460,000 that will be recorded as core deposit intangible. Goodwill is an intangible asset that will be amortized over 18 years. The core deposit intangible will be amortized over 10 years.

    The unaudited pro forma results of this accounting treatment are shown in the unaudited pro forma financial data included elsewhere in this Joint Proxy Statement/Prospectus. See "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

    TERMINATION  AND  AMENDMENT; TERMINATION  PAYMENT.   The  Agreements  may be
terminated any time prior to the Effective Date as follows:

        (a) by mutual consent of the Boards of Directors of Capital Corp and Town & Country;

        (b) by either Town & Country or Capital Corp if conditions to a party's obligations are not satisfied or waived by December 31, 1996 (except that if Capital Corp is engaged at the time in litigation relating to an attempt to obtain one or more of the Governmental Approvals or if Capital Corp is contesting in good faith any litigation which seeks to prevent consummation of the Merger, Town & Country shall not be entitled to terminate the Agreement until the earlier of December 31, 1997); it becomes aware of any materially adverse facts regarding the other party of which it was not aware as of the date the Agreement was signed, or any materially adverse change occurs in the business of the other party after December 31, 1995; or any material representation or warranty of the party was untrue when made or became untrue at a later time; or the other party fails to materially perform such party's obligations or satisfy any conditions under the Agreements; or

        (c) by the Board of Directors of Capital Corp if Town & Country or its affiliates enter into any transaction with any third person providing for the acquisition of all or a substantial part of the assets of Town & Country.

    If Capital Corp terminates the Agreement as a result of Town & Country's entry into a transaction or series of transactions providing for the acquisition of all or a substantial part of Town & Country by a third party, Capital Corp will become entitled to a payment of $750,000 from Town & Country. If Town & Country terminates the Agreement as a result of Capital Corp's entry into a merger or similar business combination with a third party and such transaction does not expressly contemplate performance by Capital Corp of its obligations under the Agreement, Town & Country will become entitled to a payment of $750,000 from Capital Corp. In each case, the payment is intended to be consideration or liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by the Agreement.

    Subject to applicable law, the Agreements may be amended, modified or supplemented at any time prior to the Effective Date, and any of the obligations, covenants, agreements or conditions therein may be waived by the party entitled to the benefit thereof, except that the terms and conditions related to the form or amount of consideration to be paid for Town & Country common stock may not be changed without obtaining the further approval of Town & Country shareholders.

    EXPENSES. Whether or not the Merger is consummated, each party will pay its own expenses in connection with the Merger and related transactions, except that expenses related to the printing and distribution of this Joint Proxy Statement/Prospectus and the Registration Statement will be divided between Capital Corp and Town & Country in proportion to the estimated number of Capital Corp shares that will be held immediately after completion of the Merger by their respective pre-Merger shareholders. If, however, Capital Corp or Town & Country elects to terminate the Agreement in the event that the other party violates the Agreement by entering into a transaction with a third person that is inconsistent with the terms of the Agreement, the party entering into such transaction shall pay the party electing to terminate the Agreement the sum of $750,000.

    RESALES OF CAPITAL CORP COMMON STOCK. The shares of Capital Corp common stock to be issued to Town & Country shareholders in connection with the Merger have been registered under the 1933 Act. Such shares will be freely transferable under the 1933 Act, except for shares issued to each person who may be deemed to be an "affiliate" of Town & Country within the meaning of Rule 145 under the 1933 Act (each an "Affiliate"). The shares of Capital Corp common stock received by Affiliates may not be sold without additional registration under the 1933 Act unless an exemption (including the exemption provided by Rule 145) from such registration requirement is available. The Affiliates have entered into agreements concerning the foregoing restrictions on transfer with respect to the shares of Capital Corp common stock they will receive in connection with the Merger. The exemption under Rule 145 permits sale of shares if the issuer is current in its filings required under the Exchange Act, the Affiliate does not sell more than the greater of 1% of the issuer's outstanding shares or the number of shares equal to the weekly average trading volume over the preceding four weeks in any three-month period, all sales are conducted as "broker's transactions" or with a market maker and, in the case of persons who become Affiliates of Capital Corp after the Merger, the Affiliate files Form 144 with the Commission upon placing a sell order.


    CONDUCT OF BUSINESS OF CAPITAL CORP AND TOWN & COUNTRY FOLLOWING THE MERGER. When the Merger is consummated, the directors and officers of Capital Corp will remain its officers and directors, and the directors and officers of Town & Country will remain the directors and officers of New Town & Country. After the Merger, New Town & Country will become the wholly-owned subsidiary of Capital Corp. Capital Corp as sole shareholder of New Town & Country intends to increase the number of directors on New Town & Country's Board of Directors from five to six and to appoint Thomas T. Hawker as a director of New Town & Country. New Town & Country will continue to engage in the thrift and loan business in its existing service area. Capital Corp believes that New Town & Country will be treated by the Commissioner as the continuation of Town & Country and not as a newly chartered industrial loan company for purposes of California Financial Code provisions that limit the dollar volume of investment certificates that a new industrial loan company can issue during the first five years of its operation. See "INFORMATION ABOUT TOWN & COUNTRY -- Potential Limitation on Issuance of Investment Certificates." However, no assurance can be given that the Commissioner will take a favorable view on this issue. If New Town Country is subject to this limitation, the limitation might adversely affect the earnings of New Town & Country for the first five years after completion of the Merger. Favorable treatment from the Department on this issue is not a condition to completion of the Merger.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


    The following unaudited pro forma condensed combined balance sheet at December 31, 1995, and pro forma condensed combined statement of income for the year ended December 31, 1995, combine the historical balance sheets of Capital Corp and Town & Country as if the Merger had been been effective on December 31, 1995, and the income statements of Capital Corp and Town & Country as if the Merger had been effective on January 1, 1995. The pro forma information also gives effect to the cancellation of 168,156 shares of Town & Country common stock, no par value, outstanding at December 31, 1995, with an aggregate value (Exchange Amount) equal to $33.05 per share in exchange for Capital Corp common stock, no par value, and cash consideration. Share information was calculated using an aggregate Cash Component of $1,600,000 and an Exchange Ratio of 1.6086 shares, which corresponds to a Capital Corp per share Market Value of $14.63 (closing price as of March 29, 1996). Such pro forma per share data assumes no dissenting Capital Corp or Town & Country shareholders and excludes the exercise of outstanding Capital Corp stock options. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. The Merger is accounted for under the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. Under this method of accounting, the purchase price has been allocated to the assets and liabilities of Town & Country based on preliminary estimates of fair values as of the date of acquisition. The actual fair values will be determined upon consummation of the Merger.


    These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Capital Corp and the historical financial statements and related notes thereto of Town & Country incorporated by reference or included in this Joint Proxy Statement/Prospectus. The unaudited pro forma statements of income are not necessarily indicative of operating results which would have been achieved had the Merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

                        CAPITAL CORP AND TOWN & COUNTRY
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1995
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                     ASSETS



                                                                         PRO FORMA ADJUSTMENTS
                                                           TOWN &    ------------------------------   PRO FORMA
                                           CAPITAL CORP   COUNTRY        DEBIT           CREDIT        COMBINED
                                           ------------  ----------  --------------  --------------  ------------
Cash and due from banks..................   $   18,967   $    8,941  $     1,725(c)  $     1,725(a)  $     27,908
  Total cash and cash equivalents........       18,967        8,941        1,725           1,725           27,908
Securities...............................
Available for sale.......................       45,302       --                                            45,302
  Total securities.......................       45,302       --                                            45,302
                                           ------------  ----------                                  ------------
Loans....................................      134,237       17,090                          185(b)       151,142
  Allowance for loan losses..............        1,701          152                                         1,853
                                           ------------  ----------                  --------------  ------------
  Net loans..............................      132,536       16,938                          185          149,289
Premises and equipment, net..............        4,138          194                                         4,332
Interest receivable and other assets.....        8,090          212                                         8,302
Intangible assets........................       --           --            2,243(b)                         2,243
                                           ------------  ----------  --------------  --------------  ------------
  Total assets...........................      209,033       26,285        3,968           1,910          237,376
                                           ------------  ----------  --------------  --------------  ------------
                                           ------------  ----------  --------------  --------------  ------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Non-interest bearing demand..............       39,726       --                                            39,726
Savings and interest-bearing
 demand..................................      124,556        7,432                                       131,988
Time certificates, $100,000
 and over................................        6,402        2,111                                         8,513
Other time...............................       21,917       13,002                                        34,919
                                           ------------  ----------                                  ------------
  Total deposits.........................      192,601       22,545                                       215,146
Other borrowed funds.....................          107       --                            1,725(c)         1,832
Interest payable and other
 liabilities.............................        1,232          116                                         1,348
                                           ------------  ----------                                  ------------
  Total liabilities......................      193,940       22,661                                       218,326

Preferred stock..........................       --           --
Common stock.............................        9,870        2,700        2,700(b)        3,957(a)        13,827
Capital surplus..........................       --           --
Retained earnings........................        4,911          924          924(b)                         4,911
Net unrealized gain on available for sale
 securities..............................          312       --                                               312
                                           ------------  ----------  --------------                  ------------
  Total shareholders' equity.............       15,093        3,624        3,624           3,957           19,050
                                           ------------  ----------  --------------  --------------  ------------
  Total liabilities and shareholders'
   equity................................      209,033       26,285        3,624           5,682          237,376

Shares outstanding.......................    1,334,956      168,156      270,509(f)      168,156(f)     1,605,465

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                              ADJUSTMENTS
                                                           TOWN &    ------------------------------   PRO FORMA
                                           CAPITAL CORP   COUNTRY        DEBIT           CREDIT        COMBINED
                                           ------------  ----------  --------------  --------------  ------------
Interest and fees on loans...............   $   12,969   $    2,022  $               $        63(d)  $     15,054
Interest on securities...................        2,546       --                                             2,546
Other interest income....................          358          408                                           766
                                           ------------  ----------                  --------------  ------------
  Total interest income..................       15,873        2,430                           63           18,366
Interest on deposits.....................        5,706        1,010                                         6,716
Interest on other borrowed funds.........           11       --            146(c)                             157
                                           ------------  ----------  --------------  --------------  ------------
  Total interest expense.................        5,717        1,010          146                            6,873
Net interest income......................       10,156        1,420          146              63           11,493
Provision for loan losses................          228          100                                           328
Net interest income after provision for
 loan losses.............................        9,928        1,320          146              63           11,165
Service charges on deposit accts.........          920       --                                               920
Other operating income...................       (2,144)         217                                        (1,927)
                                           ------------  ----------                                  ------------
  Total noninterest income...............       (1,224)         217                                        (1,007)
Salaries and employee benefits...........        4,161          676                                         4,837
Occupancy and equipment expense..........        1,401          148                                         1,549
Other operating expense..................        2,584          375                                         2,959
Amortization of intangibles..............                                    145(d)                           145
                                           ------------  ----------  --------------                  ------------
  Total noninterest expense..............        8,146        1,199          145                            9,490
Income before provision for taxes........          558          338          291              63              668
Provision for taxes......................          223          107                           91(e)           239
                                           ------------  ----------  --------------  --------------  ------------
Net Income...............................          335          231          291             154              429
                                           ------------  ----------  --------------  --------------  ------------
                                           ------------  ----------  --------------  --------------  ------------
Net Income per share.....................          .25         1.38                                           .27
Weighted average common shares
 outstanding.............................    1,333,923      168,156      270,509         168,156        1,604,432

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    (a) The merger will be accounted for using the purchase method of accounting. The total purchase cost will be allocated to the tangible and identifiable intangible assets and liabilities of Town & Country based on their respective fair values and the remainder will be allocated to goodwill, if any. The aggregate purchase price was determined as follows:

Cash Component..................................  $1,600,000
Acquisition fees and expenses...................     125,000(1)
                                                  ------------
Total cash purchase price.......................   1,725,000
Add: Issuance of 270,509 shares of Capital Corp
 Common Stock at a Market Value of $14.63 per
 share..........................................   3,957,000
                                                  ------------
                                                  $5,682,000
                                                  ------------
                                                  ------------
- ------------------------
(1)   Includes legal,  accounting, printing  and other  direct
     expenses to be incurred with the Merger.

    (b) The following adjustments represent those necessary to allocate the purchase price to be paid to the fair market value of the net assets to be acquired by Capital Corp:


Equity of Town and Country:
  Common stock..................................  $2,700,000
  Retained earnings.............................     924,000
                                                  ------------
                                                                $3,624,000
Fair value adjustments:

Loans receivable................................  $ (185,000)
Core deposit intangible.........................     460,000
                                                  ------------
                                                                   275,000
                                                                ------------
Fair value of net assets acquired...............                 3,899,000
Purchase price..................................                 5,682,000
                                                                ------------
Excess of fair value of net assets acquired over
 purchase cost..................................                $1,783,000
                                                                ------------
                                                                ------------


    (c) Capital Corp anticipates that the total cash purchase price of $1,725,000 will be financed by a loan from another financial institution. Estimated interest expense has been included on the pro forma combined statement of income.

    (d) When applicable, fair value adjustments are amortized against (accreted to) net income as follows:


                                                                                  AMORTIZATION
                                                                             -----------------------
                                                     TOTAL         LIFE      FIRST YEAR  PER QUARTER
                                                  ------------      ---      ----------  -----------
Goodwill........................................  $  1,783,000          18   $   99,000   $  25,000
Core deposit intangible.........................       460,000          10       46,000      11,500
Fair value adjustment-loans.....................      (185,000)          3      (63,000)    (15,000)
                                                  ------------               ----------  -----------
  Total.........................................  $  2,058,000               $   82,000   $  21,500


    (e) Income tax expense has been adjusted in the pro forma computation to reflect historical tax expense rate of 40%.


    (f) Pro forma combined per share date for net income has been calculated using Capital Corp's weighted average number of common shares outstanding increased by 270,509 shares to be issued using an Exchange Amount of $5,558,000, a Cash Component of $1,600,000 and exchange ratio of 1.6086 shares, which corresponds to Capital Corp common stock per share Market Value of $14.63, and cancellation of 168,156 common stock shares of Town & Country.

                CAPITAL CORP PROPOSAL TWO: ELECTION OF DIRECTORS

    The Bylaws of Capital Corp provide that the number of directors of Capital Corp may be no less than six and no more than 11; the exact number may be changed within this range by action of the Board of Directors or the shareholders. The number of directors is currently fixed at 11.

    The 11 persons named below will be nominated for election as directors to serve until the next Annual Meeting and until their successors are duly elected and qualified. However, if Proposal Four is approved and the Board of Directors is classified into three classes with staggered three year terms (see "CAPITAL CORP PROPOSAL FOUR: AMENDMENT TO THE BYLAWS TO CLASSIFY THE BOARD OF DIRECTORS AND CHANGE THE AUTHORIZED RANGE OF DIRECTORS"), Class I Directors will be elected for an initial one-year term, Class II Directors will be elected for an initial two-year term and Class III Directors will be elected for an initial three-year term. Votes by Capital Corp's proxy holders will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominees as shall be designated by the Board of Directors. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

    The following table provides information with respect to each person nominated and recommended to be elected by the current Board of Directors of Capital Corp. Reference is made to the section "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership of the nominees. The column headed "Name/Class" indicates whether the nominee is nominated as a Class I, Class II or Class III director in the event Proposal Four is approved.

NAME/CLASS                 AGE       DIRECTOR SINCE                BUSINESS EXPERIENCE DURING PAST FIVE YEARS
- ---------------------      ---      ----------------  ---------------------------------------------------------------------

      (Class I)
Lloyd H. Ahlem                 66          1995       Psychologist
Dorothy L. Bizzini             61          1992       Owner, Bizzini Real Estate
Jerry E. Callister             53          1991(1)    Partner, Callister & Hendricks, Inc., a law firm, and Chairman and
                                                       Secretary of Pacific Color Nurseries, a wholesale nursery
     (Class II)
Jack F. Cauwels                62          1977       President, Insurance Center of Merced
Henry DuPertuis                74          1977       In 1992, Partner of DuPertuis & Hesse Architecture; from 1992 to
                                                       February 1996, Partner of DuPertuis, Pratt, Navarro Architecture;
                                                       from February, 1996, a self-employed architectural consultant
John D. Fawcett                47          1995       President, Fawcett Farms, Inc.
Thomas T. Hawker               53          1991       President and Chief Executive Officer, Capital Corp and County Bank;
                                                       prior to that President and Chief Executive Officer of Concord
                                                       Commercial Bank
     (Class III)
Robert E. Holl                 53          1977       Owner, Bob Holl Sheet Metal, an air conditioning contractor
Bertyl W. Johnson              64          1977       Tree crop farmer and nut processor
James W. Tolladay              64          1991       President, Tolladay, Fremming & Parson, a civil engineering consulting firm
Tapan Munroe                   60          1996       Chief Economist, Pacific Gas & Electric Company

- ------------------------
(1) Previously served on Board of Directors from 1977 to 1985.

    No family relationships exist among the directors of the Bank.

    No director or person nominated or chosen by the Board of Directors to become a director of the Bank is a director of any company with a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended.

DESIGNATION OF CLASSES IF PROPOSAL FOUR IS APPROVED

    If one or more persons other than management's nominees are nominated and receive sufficient votes to be elected and Proposal Four is approved, such person or persons will be deemed elected to the class of directors for which management's nominee who was not elected was proposed. If two or more of management's nominees are not elected, the other persons elected shall be entitled to select, in order of the number of votes cast in their favor, the class to which they are elected from the classes to which fewer than all of management's nominees were elected. Accordingly, a person other than a nominee of management may receive more votes than any of management's nominees for a particular class, e.g., Class III, but if all of management's nominees for Class III are among the 11 candidates receiving the greatest number of votes, such nominees will be elected as Class III directors and the other person elected to the Board must select from a class to which fewer than all of management's nominees were elected.

RECOMMENDATION OF MANAGEMENT

    THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF ELECTION OF EACH OF THE NOMINEES.

COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR ATTENDANCE

    For 1995, the Capital Corp, including County Bank as its predecessor before November 1995, Board of Directors held 12 regularly scheduled and five special meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board on which they served (during the period for which they served).

    The Board of Directors maintains, among others, an Audit Committee, of which directors DuPertuis (Chairman), Callister, Fawcett and Holl are members. During 1995, the Audit Committee held four meetings. The purpose of the Audit Committee is to review the internal controls, external loan review reports, and accounting and financial reporting practices of Capital Corp. It is also the responsibility of the Audit Committee to make a recommendation to the Board of Directors regarding the selection of independent accountants for Capital Corp.

    While the Board has no Compensation Committee, it has an Executive Committee of which directors Callister (Chairman), Tolladay, Holl, Hawker and Johnson are members. During 1995, the Executive Committee held a total of 13 meetings. The primary function of the Executive Committee is to act as an vehicle for communication between the Board and the President and Chief Executive Officer. It also establishes compensation for the Chief Executive Officer and evaluates and recommends to the Board compensation for other executive officers of Capital Corp upon the recommendation of the Chief Executive Officer.

    The Company has no Nominating Committee. The entire Board of Directors performs the functions of a nominating committee.


    During 1995, nonemployee directors received $200 per meeting for their attendance at regular Board meetings, $300 per meeting for attendance at special Board meetings, $165 per committee meetings and a $400 monthly retainer fee, and a $50 monthly car allowance. The Chairman of the Board receives $400 per month in addition to fees received for attendance at Board and Committee meetings. Capital Corp and County Bank paid a total of $121,115 in directors' fees during 1995.

EXECUTIVE OFFICERS OF CAPITAL CORP AND THE BANK

    Set forth below is certain information with respect to each of the executive officers of Capital Corp and the Bank.

                                                                                                                 EXECUTIVE
                                                                                                                  OFFICER
NAME                        AGE      POSITIONS AND OFFICES                                                         SINCE
- ----------------------      ---      -------------------------------------------------------------------------  -----------
Thomas T. Hawker                53   President, Chief Executive Officer and Director                                  1991
Carol L. Wix                    59   Executive Vice President and Chief Credit Officer                                1992
Janey Boyce                     35   Vice President and Chief Financial Officer                                       1992
Robert W. Perry                 46   Senior Vice President and Chief Banking Officer                                  1994
Jerome M. Murphy                57   Senior Vice President and Chief Administrative Officer                           1995

    A brief summary of the background and business experience of the executive officers is set forth below.

THOMAS T. HAWKER became the Bank's President and Chief Executive Officer in 1991 and President and Chief Executive Officer of Capital Corp in 1995. Prior to that he served as President and Chief Executive Officer of Concord Commercial Bank from 1986 to 1991.

CAROL L. WIX became the Bank's Executive Vice President and Chief Credit Officer in 1994. Prior to that she served as Senior Vice President and Credit Administrator to the Bank in 1992. Prior to that she served as Regional Vice President and Manager of First National Bank of Central California and as the Executive Vice President and Senior Loan Officer of Pajaro Valley Bank, which merged with First National in 1991, from 1982 to 1992.

JANEY E. BOYCE became the Bank's Chief Financial Officer in 1992 and Capital Corp's Chief Financial Officer in 1995. Prior to that she served as the Bank's controller for the previous six years. She has worked for the Bank since 1984.

ROBERT W. PERRY became the Bank's Chief Banking Officer in December 1994. Prior to that he served as the Bank's Acting Chief Administrative Officer since
October 1994. Prior to that he served as the Bank's Vice President, Senior Branch Manager since March of 1993 and as the Los Banos Branch Manager since 1989. Prior to that he worked as a branch manager for First Interstate Bank for six years and for ten years in various other positions with First Interstate Bank.

JEROME M. MURPHY became the Bank's Chief Administrative Officer in May 1995. Prior to that he served as Senior Vice President and Chief Financial Officer for Pacific Bay Bank for four years and for 20 years in various positions with Barclay's Bank of California.

BENEFICIAL OWNERSHIP OF MANAGEMENT


    The following table shows the nominees for Directors of Capital Corp and the number and percentage of shares each beneficially owned as of April 1, 1996.



                                                                    BENEFICIALLY OWNED (1)
                                                                   ------------------------
NOMINEE                                                             AMOUNT     PERCENTAGE
- -----------------------------------------------------------------  ---------  -------------
Lloyd H. Ahlem (2)...............................................      5,855        *
Dorothy L. Bizzini (3)...........................................     13,364        *
Jerry E. Callister (4)...........................................     11,075        *
Jack F. Cauwels (5)..............................................     20,522         1.4%
Henry DuPertuis (6)..............................................     19,687         1.3%
John D. Fawcett (7)..............................................      3,725        *
Thomas T. Hawker (8).............................................     38,149         2.6%
Robert E. Holl (9)...............................................     37,607         2.5%
Bertyl W. Johnson (10)...........................................     36,564         2.5%
James W. Tolladay (11)...........................................     12,213        *
Tapan Munroe (12)................................................      1,091        *
All Directors and Executive Officers of Capital Corp
 as a group (15 in number).......................................    225,162        15.1%


- ------------------------
 *  Less than 1%

(1) Includes shares beneficially owned, directly and indirectly, together with associates and includes vested but unexercised stock options. Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investing power with respect to such shares unless otherwise noted. The address for all persons is: Capital Corp of the West, 1160 West Olive Avenue, Suite A, Merced, CA 95348-1952.


(2) Includes 4,130 shares held in Living Trust with wife and 1,725 shares of vested stock options which have not been exercised to date.


(3) Includes 3,250 shares held as joint tenancy with husband, 5,750 shares held by the Bizzini Family Trust and 4,364 shares of vested stock options which have not been exercised to date.

(4) Includes 2,347 shares held by the Callister Family Trust, of which Mr. Callister is trustee and 8,728 shares of vested stock options which have not been exercised to date.

(5) Includes 10,907 shares held by the Cauwels Family Trust, of which Mr. Cauwels is co-trustee, 887 shares held as co-trustee and co-beneficiary of the Cockerell Cauwels Ward Employee Profit Sharing Plan and 8,728 shares of vested stock options which have not been exercised to date.

(6) Includes 10,959 shares held as joint tenancy with wife and 8,728 shares of vested stock options which have not been exercised to date.


(7) Includes 1,000 shares held as joint tenancy with wife, 1,000 shares held by Fawcett Farms of which he owns 50%, and 1,725 shares of vested stock options which have not been exercised to date.



(8) Includes 4,389 shares held by Thomas T. Hawker's individual retirement account, 669 shares held in trust for a child with Mr. Hawker as trustee, 29,095 shares of vested stock options which have not been exercised to date, 2,125 shares held by the employee in the Bank's 401(k) Plan and 1,386 shares held in the Bank's ESOP Plan.



(9) Includes 31,656 shares held as joint tenancy with wife and 5,951 shares of vested stock options which have not been exercised.

(10) Includes 22,700 shares held at joint tenancy with wife, 6,136 shares held in Johnson's individual retirement account, and 7,728 shares of vested stock options which have not been exercised to date.

(11) Includes 1,904 shares held by James Tolladay's individual retirement account, 1,581 shares held in joint tenancy with wife and 8,728 shares of vested stock options which have not been exercised to date.

(12) Includes 341 shares held and 750 shares of vested stock options which have not been exercised to date.

PRINCIPAL SHAREHOLDERS

    As of February 28, 1996, no individuals known to the Board of Directors of Capital Corp owned of record or beneficially five percent (5%) or more of the outstanding shares of common stock of Capital Corp, except as described below:

                                                            NUMBER OF SHARES
                                                              BENEFICIALLY      PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS                                                  OWNED          STOCK BENEFICIALLY OWNED
- ----------------------------------------------------------  -----------------  ----------------------------
Capital Corp of the West ESOP
 P.O. Box 552, Merced, CA 95341                                    95,263                    7.1%

COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS

    CASH COMPENSATION

    The following information is furnished with respect to the aggregate cash compensation paid to the chief executive officer during 1995. No other executive officer of Capital Corp received aggregate cash compensation of $100,000 or more in 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                                 --------------------------------------
                                             ANNUAL COMPENSATION                          AWARDS              PAYOUTS
                              -------------------------------------------------  -------------------------  -----------
                                                                      (E)            (F)           (G)          (H)
            (A)                  (B)        (C)         (D)      OTHER ANNUAL     RESTRICTED    OPTIONS/       LTIP
NAME AND PRINCIPAL POSITION     YEAR       SALARY      BONUS    COMPENSATION(1)  STOCK AWARDS     SARS        PAYOUTS
- ----------------------------  ---------  ----------  ---------  ---------------  ------------  -----------  -----------
Thomas T. Hawker,                  1995  $  147,875  $  32,768     $   8,602          --           --           --
 President and CEO                 1994     143,828     36,000        15,391          --           --           --
                                   1993     145,070     22,500        10,776          --           --           --


                                  (I)
            (A)                ALL OTHER
NAME AND PRINCIPAL POSITION   COMPENSATION
- ----------------------------  ------------
Thomas T. Hawker,                  --
 President and CEO                 --
                                   --


- ------------------------

(1) Other annual compensation includes premiums for term life insurance and disability insurance provided to Mr. Hawker.


    In the interests of attracting and retaining qualified personnel, the Bank furnishes to executive officers certain incidental personal benefits. The incremental cost to the Bank of providing such benefits to Mr. Hawker did not, for the fiscal year ended December 31, 1995, exceed 10% of his compensation reported above.


    Pursuant to his employment contract effective August 28, 1993, through February 28, 1997, Mr. Hawker receives a base salary of $135,000, adjusted annually for cost of living allowances and other salary increases if approved, use of a bank-owned automobile, various forms of insurance benefits and participation in the company's other compensation plans such as its incentive compensation program, 401(k) plan, stock option plan and ESOP plan. Pursuant to such employment contract, should Mr. Hawker be terminated for reasons other than "for cause," Mr. Hawker would receive a severance payment equal to one year's then-current salary. In addition, in the event of an acquisition of County Bank, Mr. Hawker's employment contract will automatically terminate and Mr. Hawker will receive an acquisition payment equal to six month's then-current salary.


    In addition, County Bank provides Mr. Hawker with a salary continuation plan. This is a non-qualified executive benefit plan in which the Bank has agreed to pay retirement benefits to him in return for continued satisfactory performance of the executive. It is an unfunded plan; Mr. Hawker has no rights under the agreement beyond those of a general creditor of the Bank. If Mr. Hawker leaves the Bank's employ, either voluntarily or involuntarily, the agreement terminates and Mr. Hawker receives no benefits except those already vested. Upon continued employment with the Bank at August 28, 1996, Mr. Hawker will become 40% vested in retirement benefit payments. He shall become vested thereafter in an additional 10% of said payments for each full succeeding year of employment thereafter and be 100% vested on August 21, 2001 provided he has been continuously employed for ten full years. The plan is intended to provide Mr. Hawker $35,000 annually for a period of ten years, when he reaches the age of 65. The Plan is informally linked with a single premium universal life insurance policy. The Bank is the owner and beneficiary of the policy. At inception in November of 1994, the Bank purchased two such policies totaling $288,000.

    No options or stock appreciation rights were granted in 1995 to persons included in the Summary Compensation Table.

    The following table shows information about options and stock appreciation rights exercised in 1995 and the value of unexercised options held by persons included in the Summary Compensation Table.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                     (E)
                                                                       (D)         VALUE OF
                                                                    NUMBER OF    UNEXERCISED
                                                                   UNEXERCISED   IN-THE-MONEY
                                                                   OPTIONS/SARS  OPTIONS/SARS
                                                                      AT FYE        AT FYE
                                      (B)              (C)         ------------  ------------
             (A)                SHARES ACQUIRED       VALUE        EXERCISABLE/  EXERCISABLE/
             NAME               ON EXERCISE (#)    REALIZED ($)    UNEXERCISABLE UNEXERCISABLE
- ------------------------------  ---------------  ----------------  ------------  ------------
Thomas T. Hawker                      --                --            29,095/0      72,010/0

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

    The Board of Directors of Capital Corp has established, under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, a qualified Employee Stock Ownership Plan ("ESOP") effective December 31, 1984. The purpose of the ESOP is to provide all eligible employees with an additional incentive to maximize their job performance by providing them with an opportunity to acquire or increase their proprietary interest in Capital Corp and to provide supplemental income upon retirement. The ESOP is designed primarily to invest Capital Corp's contributions in shares of Capital Corp's Common Stock. All assets of the ESOP are held in trust for the exclusive benefit of participants and are administered by a committee appointed by the directors of Capital Corp. However, each participant has the right to direct the trustees as to the manner in which those shares of Capital Corp's stock which are credited to the account of each participant are to be exercised with respect to a corporate matter or the Bylaws of Capital Corp. The company has made and in the future intends to make periodic contributions to the ESOP in amounts determined by the Board of Directors. It is anticipated that as contributions are made by Capital Corp, shares of Capital Corp's Common Stock will be acquired from time to time through open market purchases and privately negotiated transactions. Any effect on the market quotations of, or on the market in general for, Capital Corp's common stock which could result from the fact that the ESOP may make acquisitions of Capital Corp's shares in the future is not possible to determine in advance. The amount of contributions for the benefit of Mr. Hawker is included in the Summary Cash Compensation table in the column entitled "Other Annual Compensation."

401(K) PLAN

    The Board of Directors has established an employee profit sharing plan under
Section 401(k) of the Internal Revenue Code of 1986. The purpose of the employee profit sharing plan is to provide all eligible employees with supplemental income upon retirement and increase their proprietary interest in Capital Corp. Eligible employees may make contributions to the plan subject to the limitations of Section 401(k) of the Internal Revenue Code of 1986. The company provides a discretionary matching contribution equal to a percentage of the amount the employee elected to contribute. For the 1995 year, the Bank and Capital Corp provided a 25% matching contribution not to exceed 6% of the employee's salary, made payable in the form of Capital Corp common stock subject to the limitation of Section 401(k) of the Internal Revenue Code of 1986. The Plan trustees, consisting of members of Bank management, administer the Plan.

    The amount of contributions for the benefit of Mr. Hawker is included in the
Summary   Cash  Compensation  table   in  the  column   entitled  "Other  Annual
Compensation."

STOCK PERFORMANCE GRAPH

    The following graph compares the change on an annual basis in Capital Corp's cumulative total return on its common stock with (a) the change in the cumulative total return on the stocks included in the Nasdaq Composite Index for U.S. Companies and (b) the change in the cumulative total return on the stocks included in the SNL Securities "Western Bank Index," a peer industry group, assuming an initial investment of $100 on December 31, 1990. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. The common stock price performance shown below should not be viewed as being indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            SNL WESTERN BANKS   CAPITAL CORP-CA   NASDAQ TOTAL RETURN
12/31/90                100.00            100.00                100.00
12/31/91                133.11            142.86                160.56
12/31/92                177.77             99.39                186.86
12/31/93                204.68            130.43                214.51
12/31/94                202.21            161.49                209.68
12/31/95                339.79            175.00                296.30

                                 PERIOD ENDING

                                                         12/31/90     12/31/91     12/31/92     12/31/93     12/31/94     12/31/95
                                                        -----------  -----------  -----------  -----------  -----------  -----------
SNL Western Banks.....................................      100.00       133.11       177.77       204.68       202.21       339.79
Capital Corp - CA.....................................      100.00       142.86        99.39       130.43       161.49       175.00
Nasdaq Total Return...................................      100.00       160.56       186.86       214.51       209.68       296.30

COMPENSATION COMMITTEE REPORT

    The following is the report of Capital Corp's compensation committee with respect to compensation of executive officers of the company.

    The Executive Committee serves as the compensation committee for the Company. It is the duty of the Executive Committee to administer the Company's incentive program, benefits plans, stock option plan and long-term compensation programs. In addition, the Committee reviews the compensation levels of members of management, provides input on the performance of management and considers management succession and related matters.

    The Committee reviews the reasonableness of compensation paid to senior officers of the Company. In doing so, the members of the Committee review surveys from various sources in regards to compensation levels for those senior officers.

    The Company's Chief Executive Officer's base salary and other benefits for 1995 were based principally on the terms established under his employment agreement with the Company dated February 28, 1994 as described in the Company's proxy statement.

    The Company's incentive program is based upon the achievement of certain financial objectives. Those financial objectives are established by Management and approved by the Board of Directors prior to the start of the fiscal year. For the year 1995, the incentive program was based in part on the level of return on equity achieved by the Company excluding the impact of the Company's wholly owned real estate subsidiary. In addition for the senior officers of the Bank, incentive compensation levels were established based upon a series of multiple goals for the Company which included net interest margin, loan and deposit growth, a productivity target, certain loan quality targets and strategic planning objectives. The Committee also has the authority to provide additional incentive compensation based upon the Committee's overall assessment of the Company's performance and the individual officer's performance. In the case of the Company's Chief Executive Officer, the incentive compensation level is determined upon the basis of the Company's overall achievement of the financial objectives previously discussed as well as data provided in regards to the incentive awards provided to other CEOs of comparable institutions based upon surveys and other various studies and the Board of Directors' overall assessment of the performance of the Company's Chief Executive Officer.

    The granting of stock options is determined based upon the officer's responsibilities and relative position in the Company.

    No voting member of the Committee is a former or current officer of the Company or any of its subsidiaries. The Company's Chief Executive Officer is a non-voting member of the compensation committee.

                                          Jerry E. Callister
                                          Robert E. Holl
                                          James W. Tolladay
                                          Bertyl W. Johnson
                                          Thomas T. Hawker (non-voting)

INDEBTEDNESS OF MANAGEMENT

    Some of Capital Corp's directors and executive officers, as well as their immediate family, associates and companies in which they have a financial interest, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have such ordinary banking transactions with these persons or entities in the future. In the opinion of the Bank's management, the Bank made all loans and commitments to lend included in such transactions in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons or entities of similar credit worthiness, and these loans do not involve more than a normal risk of collectibility or present other unfavorable features.

TRANSACTIONS WITH MANAGEMENT

    There are no other existing or proposed material transactions between Capital Corp and any of its directors, executive officers, nominees for election as a director, or the immediate family or associates of any of the foregoing persons except as follows: Jack F. Cauwels, a director of Capital Corp, is the President of the Insurance Center of Merced which sold County Bank insurance products during 1995 and expects to provide additional insurance products to County Bank during 1996. The aggregate amount of insurance premiums paid by County Bank to the Insurance Center of Merced during 1995 was $111,974.

    Henry DuPertuis, a director of Capital Corp, is the founder of the architectural firm of DuPertuis, Scott Architects, which provided architectural work to County Bank during 1995 and expects to provide additional architectural services to County Bank during 1996. The aggregate amount of payments for services rendered paid by County Bank to DuPertuis, Scott Architects during 1995 was $60,079.

    In accordance with its policies, Capital Corp obtains competitive bids for the kinds of products and services referred to above from independent parties before selecting a vendor of such products and services.

REPORTS REQUIRED UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


    Section 16(a)  of  the Securities  Exchange  Act of  1934  ("Exchange  Act")
requires of each person (i) who owns more than 10% of any class of security which is registered or (ii) who is a director or an officer of the issuer of such security to file with the Commission or, in the case of the Bank before formation of Capital Corp, the FDIC, certain reports regarding the beneficial ownership of such person of the registered security. Capital Corp has established a procedure to aid persons who are officers and directors of Capital Corp in timely filing reports required by the Exchange Act.


    The Board of Directors is required to disclose unreported filings from prior years of which the Board of Directors has knowledge. The Board of Directors has no knowledge of any late filings or any unreported filings from prior years which relate to any transactions required to be disclosed pursuant to the Exchange Act.

 PROPOSED AMENDMENTS OF CAPITAL CORP'S ARTICLES OF INCORPORATION AND BYLAWS TO
                      ADOPT CERTAIN ANTI-TAKEOVER MEASURES


    The Board of Directors of Capital Corp has voted unanimously to authorize amendments to Capital Corp's Articles of Incorporation and to recommend such proposed amendments to the shareholders for adoption. The Board of Directors believes that the proposed defensive measures are in the best interests of Capital Corp and its shareholders. The proposed amendments are: (i) to eliminate cumulative voting ("Proposal Three"); (ii) to classify the Board of Directors into three classes serving staggered three-year terms ("Proposal Four"); (iii) to provide that shareholder action may be taken only at annual or special meetings of shareholders and not by shareholder written consent ("Proposal Five"); and (iv) to require a supermajority vote of the shareholders to approve business combinations that have not been previously approved by a majority vote of the Board of Directors ("Proposal Six"). The purpose and intended effect of the proposed amendments are to render Capital Corp a less attractive target for unfriendly acquisition by an outsider by making it more difficult for such a person to obtain control of Capital Corp. The overall impact of the amendment may be to render more difficult or discourage a merger or tender offer (even if such transaction is favorable to the interests of the shareholders).


    The Board believes that companies can be and are acquired and changes in control of companies can and do occur at prices below realistically achievable levels when boards do not have measures in place to require an acquiror to negotiate directly with the board. Many companies, with shareholder approval, have put similar provisions in place. While it is possible for such measures to be misused to resist reasonable takeover actions contrary to a board's fiduciary obligation, the Board of Directors of Capital Corp is aware of, and committed to, its fiduciary obligations not to misuse such provisions.

    These proposals are not made in response to any efforts of which Capital Corp is aware to accumulate Capital Corp's stock or to obtain control of Capital Corp. The Board of Directors does not currently contemplate recommending to the shareholders for their approval any further measures which would affect

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
the ability of third parties to change control of the company. However, the Board of Directors is currently considering other anti-takeover measures that do not require shareholder approval under California law. Such measures could include the adoption of a shareholders' rights plan and the adoption of other bylaw amendments such as a provision to prevent a person who is the nominee of another financial institution from being qualified to stand for election to the Board of Directors of Capital Corp.

    Descriptions of possible anti-takeover effects of these provisions for inclusion in the Articles of Incorporation and Bylaws are set forth below. The following summary descriptions of the proposed amendments are not intended to be complete and are qualified in their entirety by reference to the complete texts of the amendments, which appear as Annex D.

    Approval of Proposals Three, Four and Five requires the affirmative vote of holders of a majority of the outstanding shares of Capital Corp's common stock entitled to vote in person or by proxy at the Annual Meeting. Approval of Proposal Six requires the affirmative vote of holders of two-thirds of the outstanding shares of Capital Corp's common stock entitled to vote in person or by proxy at the Annual Meeting.

    Adoption of each of the proposed amendments also requires the approval of the Board of Directors. The Board of Directors has unanimously voted to approve each amendment.

    THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENTS ARE IN THE BEST INTERESTS OF CAPITAL CORP AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF EACH OF THE PROPOSED AMENDMENTS.

                CAPITAL CORP PROPOSAL THREE: AMENDMENT TO BYLAWS
                         TO ELIMINATE CUMULATIVE VOTING


    Currently, under the Bylaws of Capital Corp, shareholders have the right to cumulate votes for the election of directors. Under California law, a "listed corporation" may adopt an amendment to eliminate cumulative voting. Since its shares became traded on the Nasdaq National Market, Capital Corp qualifies as a listed corporation and is eligible to adopt such an amendment. The Board of Directors of Capital Corp has unanimously recommended that the shareholders approve an amendment to the bylaws of Capital Corp to eliminate cumulative voting.



    After cumulative voting is eliminated, the holders of a majority of the shares present at any annual meeting will be able to elect all of the directors to be elected at that meeting. No nominee could be elected without the support of a majority of the shareholders present and voting. Thus, if cumulative voting is eliminated, a person or group of persons holding shares or proxies representing less than a majority of the shares voting for the election of directors will not be able to elect any directors, even though they might have been able to do so if cumulative voting were available. For example, if 11 directors were to be elected, a shareholder or group of shareholders holding more than one-twelfth of the shares voting at the meeting could, by voting cumulatively, elect one director; without cumulative voting such shareholder or group of shareholders would not be able to elect any directors unless they held more than one-half of the shares voting at the meeting. Additionally, the holders of a majority of the outstanding shares would be able to remove any or all of the directors, even over the objections of shareholders holding a number of shares that would be sufficient to prevent the removal of one or more directors under cumulative voting. Accordingly, the elimination of cumulative voting would (i) permit a majority of the shares voting to elect or remove every director; and (ii) preclude a minority of the shares voting at a meeting from electing or preventing the removal of any director. The elimination of cumulative voting could therefore prevent minority shareholders (even those with substantial holdings but less than a majority) from obtaining representation on the Board of Directors. The elimination of cumulative voting may tend to make achieving a change in control of Capital Corp more difficult by preventing substantial minority shareholders from electing directors.


    The Board of Directors believes that the elimination cumulative voting is in the best interest of Capital Corp and its shareholders. Public companies are potentially subject to attempts to acquire significant minority positions with the intent either of obtaining actual control by electing their own slate of directors, or achieving some other goal, such as the repurchase of their shares by the company at a premium. Because it facilitates minority representation on the Board, cumulative voting makes it easier for an uninvited acquiror or competitor to gain representation on Capital Corp's Board. Even if such a person lacked sufficient shares to actually gain control of Capital Corp, board representation would allow them access to confidential corporate information and could be disruptive. The adoption of Proposal Three will make it more difficult for such a person to gain representation on Capital Corp's Board.


    Another advantage of Proposal Three is that Capital Corp's Board will be composed of persons representing a majority of the shareholders, rather than directors elected by one or more separate factions of minority shareholders to serve as guardians of narrow or limited interests. The Board, through its nominating process, has selected directors based on their qualifications, their business acumen and their divergent backgrounds. The Board thus selected reflects the broad interests of Capital Corp and its shareholders without the factionalization that can occur when minority shareholders combine to elect board members to represent their special interests. By eliminating cumulative voting, a unified Board, of divergent views and backgrounds, can, in the exercise of its fiduciary duties, examine all options available to Capital Corp and represent all shareholders in evaluating and pursuing those options.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL THREE.

  CAPITAL CORP PROPOSAL FOUR: AMENDMENT TO THE BYLAWS TO CLASSIFY THE BOARD OF
             DIRECTORS AND CHANGE THE AUTHORIZED RANGE OF DIRECTORS

    The Board  of  Directors of  Capital  Corp  proposes to  amend  Section  3.3
("Proposal  Four")  of  Capital  Corp's  Bylaws to  provide  that  the  Board of
Directors be divided into three classes of directors serving staggered three-year terms. Currently, directors are elected annually to serve one-year terms. Under California law, a corporation may, after it has become a listed corporation, classify its board of directors. Since its shares became traded on the Nasdaq National Market, Capital Corp qualifies as a listed corporation and is eligible to adopt such an amendment.

    Proposal Four would create three classes of directors, each consisting as nearly as possible of one-third of the Board, with one class to be elected each year. Members of all three classes would be elected initially at the 1996 Capital Corp Meeting. If Proposal Four is approved and the slate of 11 directors proposed for election at the 1996 Capital Corp Meeting is elected, they would be elected in three separate classes as follows: three "Class I Directors" would be elected for a term expiring at the 1997 Annual Meeting; four "Class II Directors" would be elected for a term expiring at the 1998 Annual Meeting; and four "Class III Directors" would be elected for a term expiring at the 1999 Annual Meeting. At each annual meeting after the 1996 Capital Corp Meeting, only directors of the class whose term is expiring that year would be required to stand for election, and upon election each such director would serve a three-year term.

    The number of directors to be elected at the 1996 Capital Corp Meeting is 11, which is the maximum number currently provided in Capital Corp's Bylaws for the size of the Board and the present number of directors. The Board of Directors has no present plans, arrangements, commitments or understandings with respect to increasing or decreasing the size of the Board or any class of directors.

    If Proposal Four is approved, Capital Corp's bylaws will be amended to replace Section 3.3. The text of Section 3.3 as proposed to be revised, is set forth in Annex D.

    California law requires a corporation with three classes of directors to have at least nine directors. Capital Corp's Bylaws currently provide for a range of six to 11 directors. If Proposal Four is approved, Capital Corp's Bylaws will be amended to provided for a range of nine to 12 director, satisfying the required legal minimum. Accordingly, by voting for Proposal Four, the shareholders will also approve an amendment to Section 3.2 of Capital Corp's Bylaws to establish the authorized number of directors at not less than nine nor more than 12. The text of Section 3.2 as proposed to be revised is set forth in Annex D.

REASONS FOR AND EFFECTS OF PROPOSAL FOUR

    The Board of Directors of Capital Corp believes that the adoption of Proposal Four is advantageous to Capital Corp and its shareholders for a number of reasons.

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
    As discussed above, public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions with the intent either of obtaining actual control by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to inadequately priced or coercive bids for control through majority share ownership. These prospective acquirors maybe in a position to elect the majority of a company's board of directors (or, if cumulative voting is eliminated, its entire board) through a proxy contest or otherwise, even though they do not actually own a majority of the company's outstanding shares at the time. If Proposal Four is approved, a majority of Capital Corp's directors could not be replaced by such persons until at least two annual meetings of shareholders have occurred, unless the proponent of removal achieved sufficient votes to remove the entire Board of Directors pursuant to the provisions of California Corporations Code Section 303. By eliminating the possibility of the sudden removal of the Board, the incumbent Board will be given the time and opportunity to evaluate any proposals and assess and develop alternatives without the pressure created by the threat of imminent removal or loss of control in a manner consistent with their responsibility to Capital Corp's shareholders.

    In addition, by allowing directors to serve three-year terms rather than one-year terms, Proposal Four will enhance the continuity and stability of both the composition of Capital Corp's Board of Directors and the policies formulated by the Board. This will enhance the Board's ability to adopt and implement long term business strategies aimed at increasing shareholder value. The Board believes, therefore, that removing the threat of sudden removal will permit it more effectively to represent the interests of all shareholders, including responding to demands or actions by any shareholder or group.

    If Proposal Four were adopted, it will generally take at least two annual meetings of shareholders to elect a majority of the Board. Proposal Four may therefore discourage persons from attempting to acquire control of Capital Corp without the consent of the Board of Directors because its provisions would operate to delay such person's ability to obtain control of the Board of Directors. In addition, Proposal Four would similarly delay shareholders who do not approve of policies of the Board in their attempt to replace a majority of the directors, unless they obtained the requisite vote to remove the entire Board. For the same reasons, the adoption of Proposal Four may also deter certain mergers, tender offers or other takeover attempts which some or a majority of holders of Capital Corp's voting stock may deem to be in their best interests.

    The Board of Directors of Capital Corp has no knowledge of any present effort to gain control of Capital Corp or to organize a proxy contest. In addition, Capital Corp has not experienced any problems in the past or at the present time with the Board's continuity or stability. However, the Board believes that adopting Proposal Four is prudent, advantageous and in the best interests of shareholders because it will give the Board more time to fulfill its responsibilities to shareholders and it will provide greater assurance of continuity and stability in the composition and policies of the Board of Directors. The Board also believes such advantages outweigh any disadvantages relating to discouraging potential acquirors from attempting to obtain control of Capital Corp.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL FOUR.

 CAPITAL CORP PROPOSAL FIVE: AMENDMENT TO ARTICLES TO ELIMINATE ACTIONS OF THE
               SHAREHOLDERS BY WRITTEN CONSENT WITHOUT A MEETING

    The Board of Directors of Capital Corp proposes to amend Capital Corp's Articles of Incorporation to add a new provision requiring that shareholder action be taken at an annual or special meeting of shareholders and prohibiting shareholder action by written consent ("Proposal Five"). Under California law, any actions required or permitted to be taken by shareholders may be taken (unless a company's articles of incorporation otherwise provides) without a meeting, without prior notice and without a shareholder vote if a written consent setting forth the action to be taken is signed by the holders of stock having the requisite number of votes. Capital Corp's existing Articles of Incorporation do not prohibit such action by written consent and Capital Corp's present Bylaws provide that action may be taken by written consent. Consequently, unless Proposal Five is approved, a person or group of persons holding a majority interest in Capital Corp could take significant corporate action without giving all shareholders notice or the opportunity to vote. Proposal Five would not effect voting by proxy.

    The Board of Directors believes that it is in the best interest of shareholders that all shareholders be advised in advance of any significant corporate action that requires the approval of the shareholders and be given the opportunity to vote. If action by written consent without a meeting is permitted, a majority of the shareholders could consent in writing to certain action without advance notice to other shareholders. Notice of such action provides all shareholders the opportunity to express their views on the proposed action and to persuade other shareholders and management of their support or opposition. The Board of Directors believes that shareholder decisions reached after all shareholders have received notice and such opportunity to express their views will be informed decisions and more consistent with the Board's notion of corporate democracy.

    Action by written consent may, in some circumstances, permit the shareholders to take action opposed by the Board of Directors more rapidly than would be possible if a meeting were required. The Board of Directors nonetheless believes that it is important that it be able to give advance notice of and consideration to any such shareholder action and that shareholders be able to discuss at a meeting matters which may affect their rights. Additionally, California law and Capital Corp's Bylaws provide that the holders of not less than ten percent of the shares entitled to vote always have the power to call a special meeting of shareholders.

    If shareholders approve Proposal Five, the Board of Directors will adopt various conforming amendments to Capital Corp's Bylaws, including an amendment that eliminates the provisions of Section 2.8 of the Bylaws providing for action by written consent of shareholders holding a majority of the outstanding shares.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL FIVE.

CAPITAL CORP PROPOSAL SIX: AMENDMENT TO THE ARTICLES TO REQUIRE A SUPERMAJORITY
                 VOTE TO APPROVE CERTAIN BUSINESS COMBINATIONS

    The Board of Directors of Capital Corp proposes to amend to the Articles of Incorporation so as to require that any business combination, as defined below, that is proposed to the shareholders receive the affirmative vote of shareholders holding at least 66.67% of the outstanding voting shares of Capital Corp to become effective unless the business combination is first approved by a majority of the Board of Directors. Such a provision is commonly referred to as a "supermajority" requirement. Currently, only a majority of the outstanding shares of Capital Corp are required to approve a merger in which Capital Corp is not the surviving corporation or in which it issues a significant number of shares (more than 16.67% of previously outstanding shares), a sale of substantial assets of Capital Corp or a liquidation or dissolution of Capital Corp (collectively, a "business combination"). This requirement is based in California law. Proposal Six would amend Capital Corp's Articles of Incorporation to require 66.67% of the outstanding voting shares to approve a business combination, rather than a majority.

    The 66.67% affirmative shareholder vote would not be required for a business combination if the transaction has been approved by a majority of the Board of Directors, provided that at least a majority of the Board was holding office prior to commencement of proceedings or negotiations leading to the business combination. In the case of the present Board of Capital Corp, which consists of 11 directors, six directors must have held office prior to the commencement of such a proposed business combination and six directors must approve the proposed business combination in order for the "supermajority" requirement of shareholder approval to be inapplicable.

    Finally, the proposed amendment provides that a vote of 66.67% or more of the outstanding shares entitled to vote be required in order to amend or repeal this provision.

    California law allows a corporation to adopt a supermajority voting provision but only if it is approved by at least as large a proportion (but not more than two-thirds) of the outstanding shares as is required by the provision to approve the corporate action specified in such provision.

    Accordingly, the adoption of Proposal Six will require the affirmative vote of 66.67% of Capital Corp's outstanding shares. Additionally, under California law, if Proposal Six is adopted, the supermajority requirement will only remain effective for two years after the date Capital Corp files its amended Articles of Incorporation with the California Secretary of State. The supermajority requirement could be renewed for additional two year periods by Capital Corp's shareholders during the year preceding the requirement's expiration. If the supermajority requirement were not renewed and allowed to expire, a vote of only the majority of Capital Corp's outstanding shares would be required to approve a business combination after such time. Capital Corp's shareholders could, however, adopt another supermajority provision after the expiration of this supermajority provision.

FACTORS REGARDING THE PROPOSED AMENDMENT

    BOARD OF DIRECTOR'S ABILITY TO EVALUATE BUSINESS COMBINATIONS. Many companies have recently been the subject of tender offers or other acquisitions of less than all of the outstanding stock. Such purchases may be followed by a business combination.

    The proposed amendment attempts to discourage such tender offers or acquisitions by imposing a 66.67% shareholder approval requirement for certain business combinations, unless the combination is approved by a majority of the Board of Directors and provided that more than half of the Board has been in office prior to the commencement of the business combination. Because of these requirements, the Board of Directors believes that a person seeking to control Capital Corp would either have to negotiate directly with Capital Corp concerning the terms of the acquisition or gain the power to vote 66.67% or more of Capital Corp's common stock through purchase, solicitation of proxies or otherwise. The increased bargaining position of Capital Corp in such an event should benefit all shareholders. The Board is of the view that negotiations between Capital Corp and the purchaser would increase the likelihood that shareholders would receive better terms (including a higher price) for their shares from anyone who seeks to initiate such a business combination. Also, the Board believes that it is in a better position to negotiate for the sale of Capital Corp than individual shareholders and that its superior access to corporate information makes it likely to be more knowledgeable than any individual shareholder in assessing the business prospects of Capital Corp. The Board's view of acceptable terms in a business combination, however, may not be consistent with those of all shareholders.

    -VETO POWER OF BOARD OVER BUSINESS COMBINATION. A possible effect of the adoption of the proposed amendment might give the Board of Directors and the holders of a minority of the shares outstanding de facto veto power over a business combination, which a majority of shareholders may deem desirable and beneficial. Proposal Six may also make it more difficult to accomplish certain transactions, including a hostile tender offer, that would replace management even if a majority of the shareholders so desired. Moreover, publicly held corporations, such as Capital Corp, frequently have difficulty obtaining more than a majority vote for a proposition even if it is supported by management. Thus the 66.67% vote requirement might be regarded as effectively prohibiting any business combinations which the Board of Directors opposes.

    -CONTROL BY MANAGEMENT. Management of Capital Corp could, if the proposed amendment is adopted, exercise its veto power in order to perpetuate its control of Capital Corp. However, the Board of Directors has a fiduciary duty to act in the best interests of the shareholders, rather than its own best interests, when considering a proposed business combination. This proposal will not affect that obligation.

    -PROTECTION OF SHAREHOLDERS WHO DO NOT WISH TO SELL. The proposed amendment protects shareholders who, in the event of a tender offer, do not tender or otherwise sell their shares to a purchaser who is attempting to acquire control. If Proposal Three (elimination of cumulative voting) is adopted, a purchaser who acquires a majority of the outstanding shares will be able to elect all of Capital Corp's directors and thereby control Capital Corp. In the absence of the proposed amendment, a successful purchaser who acquires majority control of Capital Corp could force minority shareholders to sell or exchange their shares in a business combination at a price which might effectively be set by such purchaser. This amendment could protect such shareholders by requiring that the business combination be approved by a supermajority of all voting shares rather than a simple majority.

    -DISCOURAGING ACCUMULATION OF LARGE BLOCKS. If the proposed amendment does in fact discourage purchasers who are not willing to purchase 66.67% of the outstanding stock, it also should discourage purchasers whose objective is to seek control of Capital Corp without paying a premium for control. This in turn may tend to discourage the accumulations of large blocks of stock which the Board of Directors believe could cause volatility in the trading of Capital Corp's publicly held securities.

    -EFFECT OF OFFERS AND ACQUISITIONS ON STOCK PRICE. Tender offers and other substantial acquisitions of stock often involve purchases above the prevailing market price of Capital Corp's stock. Acquisitions of stock in open market purchases by persons attempting to acquire control may support the price of Capital Corp common stock at a price higher than otherwise would be the case. The proposed amendment may discourage such purchases, which might otherwise benefit the holders of a majority of common stock.

    -OWNERSHIP OF STOCK BY MANAGEMENT. The directors and executive officers of Capital Corp beneficially owned, as of February 29, 1996, 15.1% of the outstanding shares of Capital Corp Common Stock. If the directors and executive officers of Capital Corp through acquisition of additional shares of Capital Corp common stock or by acting in concert with others were to increase their holdings in excess of 33.33%, the approval of at least some of the officers and directors would be required for any action of the shareholders which is subject to the 66.67% vote requirement, even if holders of a majority of the outstanding Common Stock otherwise favor the action. In such a case, management would, in effect, have a veto power over any proposed business combination.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL SIX.


               TOWN & COUNTRY PROPOSAL TWO: ELECTION OF DIRECTORS

    Town & Country's Bylaws provide that the shareholders shall determine the number of directors. At present, the authorized number of Directors to be elected at the Town & Country Meeting is five. Each Director will hold office until the next Annual Meeting of Shareholders. All proxies will be voted for the election of the following nominees recommended by the Board of Directors, all of whom are incumbent Directors, unless authority to vote for the election of directors is withheld or there is an abstention. If any of the nominees should unexpectedly decline or be unable to act as a Director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below. Except as otherwise indicated, there is no family relationship between any of the directors and executive or principal officers.

NOMINEES

    The following table shows the nominees for Directors of the Town & Country, their relationships to the Town & Country, the year when the nominee first became a Director and the number and percentage of shares each beneficially owns as of December 31, 1995.

                                                                                                           BENEFICIALLY OWNED
                                                                                            DIRECTOR    ------------------------
NOMINEE                                    AGE       POSITIONS HELD WITH TOWN & COUNTRY       SINCE      AMOUNT     PERCENTAGE
- -------------------------------------      ---      -------------------------------------  -----------  ---------  -------------
William E. Allen                               73   Director                                     1988       8,160         4.8%
Roy P. Bethel                                  70   Director, Chairman of the Board              1976       2,052         1.2
H. Emory Bonander                              74   Director                                     1985       4,320         2.6
Joash Paul                                     74   Director                                     1985       2,214         1.3
D. Dale Pinkney                                64   Director, President                          1976       6,815         4.1
All Directors and Executive Officers
 of the Town & Country as a group (8
 in number)                                                                                                25,096        14.9

    If the Merger is completed, Capital Corp as sole shareholder intends to increase the number of directors from five to six and to appoint Thomas T. Hawker, president, chief executive officer and a director of Capital Corp, to the Board of Directors of Town & Country.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

    Town & Country has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, executive officers, principal shareholders and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and such transactions did not, and will not, involve more than the normal risks of collectability or present other unfavorable features. Town & Country had no loans outstanding to its directors, executive officers, principal shareholders (10% or more) and their associates on December 31, 1995 or 1994.

    Town & Country purchased contracts receivable in the amount of $491,00 and received payments of $317,000 in 1995 from a business owned and operated by Mr. Bonander, a member of the Board of Directors. Balances remaining on contracts purchased from his business were $659,000 and $485,000 at December 31, 1995 and 1994. Town & Country has received permission from the California Department of Corporations to acquire these contracts from a director. All such purchases were on market rate terms.

EXECUTIVE OFFICERS

    The following table identifies the executive officers of Town & Country and their business experience in the last five years.

NAME                              TITLE                                   BUSINESS EXPERIENCE
- ---------------------  ----------------------------  -------------------------------------------------------------
D. Dale Pinkney        President                     President of Town & Country since 1976
Charles Deshields      Executive Vice President      Executive Vice President of Town & Country since 1976, Branch
                                                      Manager of Modesto branch
Wendy Richardson       Vice President                Vice President and Branch Manager of Visalia branch of Town &
                                                      Country since 1994, Cashier since 1982
Mary Mason             Secretary                     Vice President and Secretary of Town & Country since 1986,
                                                      Branch Manager of Turlock branch of Town & Country

EMPLOYMENT CONTRACTS

    Town & Country has no employment contracts with any officer or employee except with Mr. Pinkney. Upon completion of the Merger, Capital Corp has agreed to enter into an employment contract with D. Dale Pinkney providing for a grant of options to acquire up to 10,000 shares of Capital Corp common stock.

         COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS

CASH COMPENSATION

    The following information is furnished with respect to the chief executive officer and each other executive officer of Town & Country whose aggregate cash compensation from the Bank during 1995 exceeded $100,000, if any.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                                 --------------------------------------
                                             ANNUAL COMPENSATION                          AWARDS              PAYOUTS
                              -------------------------------------------------  -------------------------  -----------
                                                                      (E)            (F)           (G)          (H)
            (A)                  (B)        (C)        (D)       OTHER ANNUAL     RESTRICTED    OPTIONS/       LTIP
NAME AND PRINCIPAL POSITION     YEAR      SALARY      BONUS     COMPENSATION(1)  STOCK AWARDS     SARS        PAYOUTS
- ----------------------------  ---------  ---------  ----------  ---------------  ------------  -----------  -----------
D. Dale Pinkney,                   1995  $  68,500  $   59,458     $   2,245          --           --           --
 President and CEO                 1994     66,100      95,262         2,400          --           --           --
                                   1993     64,400     110,964         2,200          --           --           --


                                  (I)
            (A)                ALL OTHER
NAME AND PRINCIPAL POSITION   COMPENSATION
- ----------------------------  ------------
D. Dale Pinkney,                   --
 President and CEO                 --
                                   --


- ------------------------

(1) "Other annual compensation" consists of directors' fees.


OTHER COMPENSATION

    Certain incidental personal benefits to executive officers of Town & Country may result from expense incurred by Town & Country in the interest of attracting and retaining qualified personnel. The incremental cost to Town & Country of providing such incidental personal benefits to Mr. Pinkney in 1995 did not exceed the lesser of $50,000 or 10% of the compensation reported in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

    During 1995, all members of the Board of Directors of Town & Country received $200 per board meeting and all outside directors received $25 per Loan/Executive Committee meeting. The Chairman of the Board received $250 per board meeting and $25 per Loan/Executive Committee meeting. Board fees paid to the Board as a group through December 31, 1995 totaled $11,325.

                   INFORMATION ABOUT CAPITAL CORP OF THE WEST

GENERAL


    Capital Corp was incorporated in 1995 under the California General Corporation Law for the principal purpose of engaging in activities permitted for a bank holding company. Capital Corp became the holding company for County Bank on November 1, 1995, when each outstanding share of County Bank stock was exchanged for one share of Capital Corp common stock. The operations of Capital Corp are conducted at the same location and in the same facilities as the operations of the Bank. Capital Corp does not currently engage in activities other than the operation of the Bank. Capital Corp receives all of its income from dividends made to it by the Bank. The Bank has no formal dividend policy, and dividends are issued solely in the discretion of the Bank's Board of Directors. There can be no assurance as to when or whether such a dividend will be paid or the amount thereof. Capital Corp may also receive management fees if it provides management services to the Bank.



    The activities of Capital Corp are subject to the supervision of the FRB. Capital Corp may engage, directly or through subsidiary corporations, in those activities closely related to banking which are specifically permitted under the Bank Holding Company Act of 1956, as amended. Capital Corp has received permission from the FRB to offer advisory services to financial institutions in the western United States. Capital Corp has applied to the FRB for authority to provide these services throughout the entire country through a new wholly owned subsidiary, Capital West Group.


COUNTY BANK

    County Bank was organized and commenced operation in 1977, as County Bank of Merced, a California state banking corporation. In November 1992, the Bank changed its legal name to County Bank. The Bank's deposits are insured under the Federal Deposit Insurance Act, up to applicable limits thereof. It is not a member of the Federal Reserve System.


    The Bank engages in the general commercial banking business primarily in Merced, Stanislaus and Tuolumne counties from its main office, located at 490 West Olive Avenue, Merced, California 95341; and full-service branch offices located at 735 Bellevue Road, Atwater, California 95301; 606 West 19th Street, Merced, California 95340; 953 West Pacheco Boulevard, Los Banos, California 93635; 8019 N. Lander Avenue, Hilmar, California 95365; 2001 Geer Road, Turlock, California 95380; and 1281 Sanguinetti Road, Sonora, California 95370; and a loan production office located at 909 - 14th Street, Modesto, California 95354. The Bank's administrative headquarters are located at 1160 West Olive Avenue, Suite A, Merced, California 95348, and its real estate department is located 1170 West Olive Avenue, Suite I, Merced, California 95348. The latter has also been approved to be a full service branch banking office, although at present it is only being used to serve real estate loan customers with construction financing and permanent home mortgages. It also provides accommodations for the activities of Merced Area Investment and Development ("MAID"), the Bank's wholly owned real estate development subsidiary. Although approved to be a full service branch banking office, the administrative headquarters facility is used solely as the Bank's corporate headquarters.


    The Bank conducts a general commercial banking business including the acceptance of demand, savings and time deposits. The Bank also offers commercial, real estate, personal, home improvement, home mortgage, automobile, credit card and other installment and term loans. The Bank offers travelers' checks, safe deposit boxes, banking-by-mail, drive-up facilities, 24-hour automated teller machines, and other customary banking services to its customers. Management and the Bank believe that there is no significant demand for trust services in its service area, and the Bank does not operate a trust department nor does it offer these services through a correspondent banking relationship to its customers.

    Most of the Bank's business originates from individuals, businesses and professional firms located in and around Merced, Stanislaus and Tuolumne Counties. The Bank is not dependent upon a single customer or group of related customers for a material portion of its deposits, nor is a material portion of the Bank's loans concentrated within a single industry or group of related industries. As of December 31, 1995, the largest industries within the Bank's loan portfolio are its real estate loans and dairy loans. Real estate loans totaled approximately 31% of its loan portfolio, dairy loans were approximately 22% of the portfolio, commercial loans were approximately 15% and real estate construction loans were approximately 9% of the portfolio as of that date. Thus, the quality of these Bank assets and Bank earnings could be adversely affected by a downturn in the local economy, including these industry sectors.

REAL ESTATE DEVELOPMENT ACTIVITIES


    As authorized by Section 751.3 of the California Financial Code, California state-chartered banks are allowed to engage in real estate development activities either directly or through investment in a wholly-owned subsidiary. The Bank established MAID, its wholly-owned subsidiary, as a California corporation in 1987 pursuant to this authorization. However, the adoption of Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") severely limited the Bank's and MAID's ability to continue to engage in real estate development or investment activities and could materially adversely impact earnings in future periods.


    Beginning in December, 1992, state banks and their subsidiaries were prohibited from engaging, as principal, in activities not permissible to national banks and their subsidiaries, unless the FDIC determines the activity poses no significant risk to the Bank Insurance Fund ("BIF") and the state bank is and continues to be adequately capitalized. Generally, national banks may not engage in real estate development or investment. Final regulations adopted in November, 1993 require divestiture of real estate activities by no later than December 19, 1996. The Bank has received an extension until December 31, 2000, for divestiture of its real estate development activities.

    Pursuant to a plan of divestiture, the Bank in 1995 wrote off its investment in real property development from $2,881,000 to zero. See "Management Discussion and Analysis of Financial Condition and Results of Operations -- Asset Quality" in Capital Corp's Annual Report to Shareholders delivered with this Joint Proxy Statement/Prospectus and incorporated herein by reference, and "Write-Down of Real Estate Development Investment" below.

WRITE-DOWN OF REAL ESTATE DEVELOPMENT INVESTMENT

    MAID, Capital Corp's real estate development subsidiary, recorded provisions for future losses on sales of real estate assets of $798,000 and $885,000 in 1994 and 1993. In late 1995, Capital Corp wrote down its entire remaining investment in MAID in the amount of $2,881,000. The uncertainty about the effect of the investment in MAID on the results of future operations caused management to recognize the complete write-down in 1995. Furthermore, the general local real estate market has experienced declines in value over the last several years, especially in real estate values associated with the type of development in which MAID is engaged. The decline in the general real estate market in the Merced area is in part attributable to the closure of a large military facility and is aggravated by the general extended downturn in the state economy. The Bank has also noted that other financial institutions in its area have taken a similar course of action in the wirte-down of similar properties.

    Although the FRB did not require that Capital Corp take this action, the FRB does not consider real estate development to be an activity closely related to banking, and Capital Corp had previously committed itself to divesting its real estate development assets by the end of 1996 as required by federal regulations. At December 31, 1995, MAID held two real estate projects including improved and unimproved land in various stages of development. MAID continues to market these projects, and any amounts realized upon sale or other disposition of these assets above their current carrying value of zero will result in non-interest income at the time of such sale or disposition. Although Capital Corp expects that sale or disposition of these assets will result in some positive contribution to non-interest income at some time in the future, no assurance can be given as to the amounts, if any, that Capital Corp will ultimately realize on such assets or whether such amounts will exceed the future expenses required to hold and complete development of the projects.


    The Bank retains title to two properties. One project consists of 13 remaining improved lots and 117 unimproved lots. In 1995, MAID sold six homes in the project. For the above reasons, provisions for the write-off of this property of $1,225,000 were recorded in 1995. MAID does not intend to develop the subsequent three phases (117 lots) of this project. The second project is comprised of 230 unimproved lots, of which 183 are remaining. A bulk sale of 47 lots occurred in 1995 in which an agreement was made with the purchaser of the lots for an option to acquire addtional 47 lots over the next 18 months. For the above reasons, provisions for the write-off of this property of $1,626,000 were recorded in 1995.

MARKETS AND COMPETITION

    The Bank's primary market area consists of Merced, Stanislaus and Tuolumne counties and nearby communities of adjacent counties. The banking business in California generally, and specifically in the Bank's primary market area, is highly competitive with respect to both loans and deposits. The banking business is dominated by a relatively small number of major banks which have many offices operating over wide geographic areas. Many of the major commercial banks offer certain services (such as international, trust and securities brokerage services) which are not offered directly by the Bank or through its correspondent banks. By virtue of their greater total capitalization, such banks have substantially higher lending limits than the Bank and substantial advertising and promotional budgets.

    In the past, an independent bank's principal competitors for deposits and loans have been other banks (particularly major banks), savings and loan associations and credit unions. To a lesser extent, competition was also provided by thrift and loans, mortgage brokerage companies and insurance companies. Other institutions, such as brokerage houses, credit card companies, and even retail establishments, have offered new investment vehicles, such as money-market funds, which also compete with banks. The direction of federal legislation in recent years favors competition between different types of financial institutions and encourages new entrants into the financial services market, and it is anticipated that this trend will continue.

    To compete with major financial institutions in its service area, the Bank relies upon specialized services, responsive handling of customer needs, local promotional activity, and personal contacts by its officers, directors and staff, as opposed to large multi-branch banks which compete primarily by rate and location of branches. For customers whose loan demands exceed the Bank's lending limits, the Bank seeks to arrange funding for such loans on a participation basis with its correspondent banks or other independent commercial banks. The Bank also assists customers requiring services not offered by the Bank to obtain such services from its correspondent banks.

EMPLOYEES


    As of December 31, 1995, the Bank employed a total of 116 full-time equivalent employees, including five executive officers and a total of 43 other officers. None of the Bank's employees is represented by a union or covered by a collective bargaining agreement. The Bank believes its employee relations are excellent.


SEASONAL NATURE OF THE BANK'S BUSINESS

    Although the Bank does experience some immaterial seasonal trends in deposit growth and funding of its dairy and construction loan portfolios, in general the Bank's business is not seasonal.

LITIGATION

    From time to time, Capital Corp is involved in litigation as an incident to its business. In the opinion of management, no pending or threatened litigation is likely to have a material adverse effect on Capital Corp's financial condition or results of operations.


REGULATORY MATTERS



    There are no loans classified for regulatory purposes as loss, doubtful, substandard or special mention that have not been disclosed that represent or result from trends or uncertainties which management expects will materially impact future operating results, liquidity or capital resources. There are no current recommendations by the regulatory authorities which, if they were implemented, would have a material effect on Capital Corp's liquidity, capital resources or results of operations.

                        INFORMATION ABOUT TOWN & COUNTRY

GENERAL

    Town & Country is a California corporation incorporated in 1957. It is licensed by the California Department of Corporations as an industrial loan company, also known as a thrift and loan company. Its headquarters is in Turlock, California. It conducts a general consumer lending and deposit-taking business from its three offices serving Turlock, Modesto and Visalia, California, and has filed an application for authority to establish a branch in Fresno. It specializes in direct loans to the public and the purchase of financing contracts principally from automobile dealerships and furniture stores. At December 31, 1995, Town & Country had assets of approximately $26.4 million and shareholders' equity of $3.6 million.

    Town & Country is subject to extensive regulation, examination and control by the Department pursuant to the ILC Law. This law imposes limitations and requirements on the operations of a thrift and loan company, including the amount, type and terms of loans and other extensions of credit that it makes or purchases, the amount, type and terms of investment certificates and certificates of deposit that it issues, the amount and terms on which it may borrow money and numerous other matters.

    Town & Country's deposits (technically known as investment certificates or certificates of deposit rather than deposits) are insured by the FDIC up to applicable limits. It is subject to extensive federal and state governmental supervision, regulation and control. Under California law, a thrift and loan company is permitted to pay dividends only to the extent that it maintains unimpaired capital of at least $750,000 plus $50,000 for each branch office. Under federal law, capital distributions would become prohibited, with limited exceptions, if Town & Country were categorized as "undercapitalized" under applicable FDIC regulations. Further, the FDIC has the authority to prohibit the payment of dividends by Town & Country if it finds that such payment would constitute an unsafe or unsound practice.

    Town & Country's total assets at December 31, 1995 were $26,300,000. Its highest year-end asset level was $32,500,000 at December 31, 1992. In 1993, Town & Country lost the business of five auto dealerships at one branch due to the bankruptcy of the dealerships. Town & Country had experienced moderate growth in assets and net income for each of the seven years preceding 1993. No assurance can be given that Town & Country will be able to sustain growth in the future.

    From time to time, Town & Country is involved in litigation as an incident to its business. In the opinion of management, no pending or threatened litigation is likely to have a material adverse effect on Town & Country's financial condition or results of operations.

POTENTIAL LIMITATION ON ISSUANCE OF INVESTMENT CERTIFICATES

    The surviving corporation in the Merger ("New Town & Country") will be subject to the ILC Law. The ILC Law limits the amount of investment certificates and certificates of deposit that a thrift and loan company may issue to six times its capital and surplus during its first year of operation and eight times its capital and surplus during its second year of operation. A thrift and loan company may, with the approval of the Department, issue investment certificates and certificates of deposit of up to 12 times its capital and surplus during its third and fourth years, up to 15 times capital and surplus during its fifth year and, provided it has capital and surplus of at least $2,000,000 and meets certain liquidity and reserve tests, up to 20 times its capital and surplus thereafter. The Department's current policy is to approve a ratio of not more than 17 times capital and surplus, which corresponds roughly with a capital ratio under bank capital-adequacy guidelines of 6%. Town & Country has received approval from the Department to issue investment certificates and certificates of deposits in amounts up to 17 times its capital and surplus.

    In effect, New Town & Country will be the successor to and a continuation of Town & Country's business and operations, since it will inherit and maintain all of Town & Country's assets, liabilities, operations and management. Legally, however, it will be a new corporation with a new thrift and loan charter from the Department. If Town & Country were to be the surviving corporation in the Merger, the Merger could not qualify as a tax-free transaction with respect to the Capital Corp shares to be received by Town & Country shareholders. If the Department were to require that New Town & Country limit its investment certificates and certificates of deposits to the levels applicable to a new thrift and loan company, it would be required to divest a substantial amount of assets and liabilities. This reduction in size would substantially impair the future earnings of New Town & Country for the first five years after the Merger. Representatives of Capital Corp have spoken to representatives of the Department and, on the basis of such discussions, believe that, if the operations of Town & Country are continued by the surviving corporation in the manner contemplated by the parties and as described herein, the Department will treat New Town & Country as the continuation of Town & Country for purposes of the limitations on issuance of investment certificates and certificates of deposits. However, neither Capital Corp nor Town & Country can give any assurances that the Department will adopt this position.

             TOWN & COUNTRY MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis is designed to provide a better understanding of the significant changes and trends related to Town & Country's financial condition, operating results, liquidity and capital resources. The following discussion should be read in conjunction with the Financial Statements of Town & Country and the Notes thereto.

    OVERVIEW. Total net income for 1995 was $231,000 compared to $431,000 in 1994 and $680,000 in 1993. Earnings per share were $1.38 in 1995 compared to $2.56 in 1994 and $4.04 in 1993. The return on average assets was .90% in 1995 as compared with 1.50% in 1994 and 1.64% in 1993. Town & Country's return on beginning equity for the same periods were 6.5%, 13.1% and 23.7%, respectively.


    Total assets at December 31, 1995 reached $26,285,000, up $1,358,000 or 5.4%
from December 31, 1994. Net loans grew $101,000 or 6.% from December 31,1995 and deposits grew to $22,545,000, a $1,356,000 or 6.4% increase. Total equity capital grew to $3,624,000, a 1.8% increase, after dividends, over year end 1994.


    LIQUIDITY. To maintain adequate liquidity requires that sufficient resources be available at all times to meet cash flow requirements of Town & Country. The need for liquidity in a banking institution arises principally to provide for deposit withdrawals, the credit needs of its customers and to take advantage of investment opportunities as they arise. Town & Country considers cash and deposits held in other banks, other short term investments, maturing loans and investments, payments of principal and interest on loans and investments as sources of asset liquidity. Deposit growth and market sources of funds are considered by Town & Country as sources of liability liquidity.

    Town & Country reviews its liquidity position on a monthly basis based upon its current position and expected trends of loans and deposits. Management believes that Town & Country maintains adequate amounts of liquid assets to meet its liquidity needs. These assets include cash and deposits in other banks. Town & Country's liquid assets totaled $8,941,000 and $7,454,000 at December 31, 1995 and 1994, respectively, and constituted 34.0% and 29.9%, respectively, of total assets on those dates.


    CAPITAL RESOURCES. Capital serves as a source of funds and helps protect depositors against potential losses. The primary source of capital for Town & Country has been internally generated capital through retained earnings. Town & Country's shareholders equity had a net increase of $64,000 in 1995, $263,000 in 1994, and $427,000 in 1993 totaling $753,000 for the three-year period ended December 31, 1995. This net increase was the result of cumulative net income for the three-year period of $1,342,000, less cash dividends paid to stockholders in the amount of $589,000. Capital levels for Town & Country continue to remain above established regulatory capital requirements. Town & Country is subject to FDIC guidelines governing capital adequacy. Town & Country is required to satisfy two separate capital requirements, risk-based and leverage ratio capital. The risk-based rules call for a minimum risk-based capital of 8% (of which at least 4% must be in the form of common shareholders equity or "Tier 1"), as defined. Town & Country's risk-based capital ratio at December 31, 1995 was 19.30% with "Tier 1" equal to 18.51%. Risk-based capital guidelines categorize assets into different risk classes, including certain off-balance sheet items and compare those to components of capital. The other capital requirement is the leverage ratio. This requirement is designed to ensure that all financial institutions, irrespective of their risk profile, maintain minimum levels of core capital which by definition excludes the allowance for loan losses. Core capital is then measured against average total assets for Town & Country for the most recent quarter and is required to be at a minimum of 3% for institutions which have been determined to be in the highest of five categories used by federal regulators to rate financial institutions. All other institutions, including Town & Country, are required to maintain leverage ratios of at least 1 to 2 percentage points above the 3% minimum. Town & Country's leverage ratio was 13.61% at December 31, 1995 compared to 12.54% as of December 31, 1994. Management believes that, under the current regulations, Town &
Country will continue to meet its minimum capital requirements in the foreseeable future.


    RESULTS OF OPERATIONS. Net income in 1995 was $231,000 compared to $431,000 in the prior year and $680,000 in 1993. This represents a 46.4% decrease in earnings over 1994, preceded by a 36.6% decrease in 1994 over 1993 results. Earnings per share were $1.38 in 1995, $2.56 in 1994 and $4.04 in 1993. The decrease in earnings in 1995 and 1994 was a result primarily from the reduction of receivables from five different auto dealerships which failed in 1993 and the receivables were paid and not replaced in late 1994. The lower level of outstanding receivables resulted in lower net interest income. No further material losses or decreases in income are expected in connection with these
dealerships.   Net  interest  income  decreased   $605,000  or  29.9%  in  1995.
Noninterest income also decreased by $58,000 for 1995. Provisions for loss decreased by $171,000 in 1995. The decrease in 1994 was due to the same factors as in 1995. Net interest income decreased by $528,000 and noninterest income decreased by $142,000 partially offset by a decrease in provision for losses of $175,000.


    When evaluating the earnings performance of banking organizations, two measures of profitability commonly used are return on average assets and return on beginning equity. Return on average assets measures a Company's ability to profitably employ its resources. Return on average assets in 1995 was .90%. This compares with 1.50% in 1994 and 1.64% in 1993. Return on beginning equity is a measure of a financial institution's ability to generate income on the capital invested in Town & Country by its shareholders. Return on beginning equity was 6.5% in 1995 as compared to 13.1% in 1994 and 23.7% in 1993. The decreases in return on average assets and beginning equity in 1995 were generally attributed to the decrease in the net interest margin and decreased receivables partially offset by decreases in the provision for possible loan loss.

    NET INTEREST INCOME. Town & Country's primary source of income is the difference between interest income derived from earning assets and interest paid on liabilities obtained to fund those assets. The difference between the two is referred to as net interest income.


    Total interest income decreased from $2,988,000 to $2,430,000, a $558,000 or 18.79% decrease for 1995. This compares with a $870,000 or 22.5% decrease in 1994, and a $71,000 or 1.8% increase in 1993. The level of net income is affected by changes in the volume (growth) and the rates earned on interest-earning assets. Interest-earning assets consist primarily of loans and interest-bearing deposits with other financial institutions. The reduction in net income in 1995 was primarily the result of a reduction in the volume of interest-earning assets. Average interest-earning assets in 1995 were $23,304,000 compared with $26,795,000 in 1994, a decrease of 3,671,000 or 15.8%.


    Interest expense is a function of the volume of and rates paid for interest-bearing liabilities. Interest-bearing liabilities consists of savings and investment certificate deposits. Total average interest-bearing liabilities in 1995 were $21,080,000 compared with $24,754,000 in 1994, a decrease of $3,614,000 or 14.6%.


    Total interest expense increased $47,000 or 4.9% in 1995 and decreased by $342,000 or 26.2% in 1994. The 1995 increase was mainly the result of increases in costs of these liabilities, from an average of 3.89% in 1994 to 4.79% in 1995. The 1994 decrease in interest expense of $342,000 was primarily the result of a decrease in the volume of interest-bearing liabilities.


    Town & Country's net interest margin, the ratio of net interest income expressed as a percent of average interest-earning assets for 1995 was 6.09%. This provides a measurement of Town & Country's ability to purchase and employ funds profitably during the period being measured. This is a decrease of 1.47% compared to the 1994 margin of 7.56%. This decrease was a result of an increase in the cost of interest-bearing liabilities and a decrease in yield on interest-earning assets and a change in mix of interest-earning assets whereby loans comprised a smaller percentage of interest-earning assets. Loans comprised an average of approximately 70% of interest-earning assets in 1995 as compared to 73% in 1994, and 75% in 1993.

    ASSET AND LIABILITY MANAGEMENT. Asset and liability management is an integral part of managing a company's primary source of income, net interest income. Town & Country manages the balance between rate-sensitive assets and rate-sensitive liabilities being repriced in any given period with the objective of stabilizing net interest income during periods of fluctuating interest rates. Town & Country considers its rate-sensitive assets to be those which mature within one year. These assets include certain loans and interest-earning deposits with other banks. Rate-sensitive liabilities are those which allow for periodic interest rate changes such as maturing time certificates and certain savings deposits. The difference between the aggregate amount of assets and liabilities that are repricing at various time frames is called the "gap". Generally, if repricing assets exceed repricing liabilities in a time period Town & Country would be deemed to be "asset-sensitive". If repricing liabilities exceed repricing assets in a time period Town & Country would be deemed to be "liability-sensitive". Generally, Town & Country seeks to maintain a balanced position whereby there is no significant "asset or liability sensitivity" to ensure net interest margin stability in times of volatile interest rates. This is accomplished through maintaining a significant level of loans, interest-earning deposits with other financial institutions and deposits available for repricing within one year.

    As of December 31, 1995 Town & Country had repricing liabilities which exceeded repricing assets by $8,642,000, a gap of 32.8%. In general, based upon Town & Country's mix of deposits, loans and investments, increases in interest rates would be expected to moderately decrease Town & Country's net interest margin. Decreases in interest rates would be expected to have the opposite effect.

    The change in net interest income may not, however, always follow the general expectations of an asset-sensitive or liability-sensitive balance sheet during periods of changing interest rates. This results from interest rates paid changing by differing increments and at different time intervals for each type of interest-sensitive asset and liability. For example, savings deposits generally are not as rate-sensitive to changes in market rates as other types of deposits, so liabilities may be less rate-sensitive in practice than the size of the gap suggests.

    ALLOWANCE AND PROVISION FOR LOAN LOSSES. Town & Country maintains an allowance for loan losses at a level considered by management to be adequate to cover the inherent risks of loss associated with its loan portfolio under prevailing and anticipated economic conditions. In determining the adequacy of the allowance for loan losses, management takes into consideration the overall growth trend in the portfolio, examinations of bank supervisory authorities, internal and external credit reviews, prior loan loss experience for Town & Country, concentrations of credit risk, delinquency trends, general economic conditions and the interest rate environment. The allowance is based on estimates and ultimate future losses may vary from current estimates. It is always possible that future economic or other factors may adversely affect Town & Country's borrowers, and thereby cause loan losses to exceed the current allowance.

    The balance in the allowance is affected by the amounts provided from operations, amounts charged off and recoveries of loans previously charged off. Town & Country had provisions to the allowance in 1995 of $100,000 as compared to $271,000 in 1994 and $446,000 in 1993. Town & Country's charge-offs, net of recoveries, were $214,000 in 1995 as compared with $374,000 in 1994 and $325,000 in 1993. This represents loan loss experience ratios of 1.31%, 1.89% and 1.38% in those respective years stated as a percentage of average net loans outstanding for each year. As of December 31, 1995 the allowance for loan losses was $152,000 or .89% of total loans outstanding. This compares with an allowance for loan losses of $266,000 or 1.56% in 1994 and $368,000 or 1.57% in 1993.

    ASSET QUALITY. Management recognizes the importance of asset quality as a key ingredient to the successful financial performance of Town & Country. The main measure of asset quality is "non performing" loans. These are loans in which the borrower fails to perform under the original terms of the obligation and are categorized as loans past due 90 days or more and loans on nonaccrual status. Loans are generally placed on nonaccrual status and accrued but unpaid interest is reversed against current year income when interest or principal payments become 90 days past due unless the outstanding principal and interest is adequately secured and, in the opinion of management, is deemed to be in the process of collection. Additional loans which are not 90 days past due may also be placed on nonaccrual status if management reasonably believes the borrower will not be able to comply to the contractual loan repayment terms and the collection of principal or interest. Town & Country had non-performing loans at December 31, 1995 of $70,000 as compared with $561,000 at year end 1994.

    Total non-performing assets represented 46% of the allowance for loan losses and shareholders equity as of December 31, 1995. This compares with non-performing assets of 211% of the allowance for loan losses and total equity as of December 31, 1994.

    Net loans increased to $16,900,000 at December 31, 1995, a $101,000 or .6% increase from the end of the prior year. Town & Country's loan portfolio consists primarily of automobile contracts, automobile flooring accounts, and consumer installment loans. Loan growth was principally in consumer loans and flooring contracts. As of December 31, 1995, the loan portfolio mix was comprised as follows: automobile contracts (71%), flooring accounts (12%) and consumer loans (17%). The largest segment of Town & Country's portfolio is automobile loans. These contracts are generated by auto dealerships on a with-recourse basis. The above referenced loan portfolio mix has not materially changed from the prior years.

    As a result of Town & Country's loan portfolio mix, the future quality of these assets could be affected by adverse trends in these local or regional economic sectors, especially in the automobile industry.

    NONINTEREST INCOME. Total noninterest income of $217,000 in 1995 is primarily late charges on delinquent accounts and insurance commissions on the placement of insurance on the individual auto contracts. This income shows a decrease of $58,000 in 1995 due to the decrease and improvement of non-performing assets. Noninterest income in 1994 of $275,000 represents a decrease of $142,000 as compared with 1993. The decrease was primarily due to the improvement of the loan quality of the auto contract portfolio and the resulting decrease in late charges on delinquent accounts.

    NONINTEREST EXPENSE. Total noninterest expense decreased $112,000 or 8.5% in 1995 as compared with a decrease of $39,000 or 2.8% in 1994 as compared to 1993.

    Salaries and related benefits decreased by $21,000 or 3.2% in 1995 as compared with a decrease of $68,000 or 9.8% in 1994. This salary and related benefits decrease in 1995 was primarily due to decreases in incentives to management. This was caused by the decrease in profits. The decrease in salaries and related benefits in 1994 is due to the same reasons as 1995.

    Company occupancy expenses for the past three years are as follows $104,000, $105,000, $104,000 for the years 1995, 1994 and 1993, respectively. All three offices have long term leases with minor cost of living increases. Company assessments by both the FDIC and the Department were $28,000, $77,000 and $83,000 respectively in the years ended December 31, 1995, 1994 and 1993. The decrease in 1995 was due to reduced FDIC premiums effective May of 1995. The decrease in the previous year was the result of decreased deposits. Assessment levels for Town & Country have been at the lowest level allowed by the FDIC for all three years.

    Town & Country's professional fees decreased by $21,000 or 27.7% in 1995 as compared with a increase of $38,000 or 100.5% in 1994. Professional fees include legal, consulting, audit and accounting fees. Legal fees in 1994 caused these variances due to successfully defending a lawsuit on an auto accident in which the company was not involved. Supplies increased by $12,000 in 1995 as compared with an increase of $2,000 in 1994. Marketing expenses increased by $8,000 in 1995 as compared with an increase of $6,000 in 1994. Other operating expenses decreased by $17,000. Decreases relate primarily to decreased insurance and bond premium charges.

    PROVISION FOR INCOME TAXES. Town & Country's provision for income taxes was $107,000 in 1995, $287,000 in 1994 and $495,000 in 1993. The effective income tax rate was 31.6% in 1995 as compared with 40.0% in 1994 and 42.1% in 1993. In 1993, Town & Country changed its method of accounting for income taxes to conform to the requirements of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes.

    IMPACT OF INFLATION. The primary impact of inflation on Town & Country is its effect on interest rates. Town & Country's primary source of income is net interest income which is affected by changes in interest rates. Town & Country attempts to limit inflation's impact on its net interest margin through management of rate-sensitive assets and liabilities and the analysis of interest rate sensitivity. The effect of inflation on premises and equipment as well as noninterest expenses has not been significant for the periods covered in this report.

SELECTED STATISTICAL INFORMATION

    The following tables present certain statistical information concerning the business of the Town & Country. This information should be read in conjunction with Town & Country's Financial Statements and the Notes for the year ended December 31, 1995, included herein. Town & Country has not engaged in any foreign activities. Statistical information below is generally based on average daily amounts.

                                                        1995                                    1994                      1993
                                       --------------------------------------  --------------------------------------  -----------
                                                     INTEREST      AVERAGE                   INTEREST      AVERAGE
                                         AVERAGE      INCOME/      INTEREST      AVERAGE      INCOME/      INTEREST      AVERAGE
AVERAGE BALANCES AND RATES               BALANCE      EXPENSE        RATE        BALANCE      EXPENSE        RATE        BALANCE
- -------------------------------------  -----------  -----------  ------------  -----------  -----------  ------------  -----------
                                                                         (DOLLARS IN THOUSANDS)
ASSETS
  Deposits with Other Depository
   Institutions......................   $   6,927    $     409         5.90%    $   7,034    $     312         4.44%    $   5,200
  Loans, gross (1)...................      16,377        2,021        12.34%       19,761        2,676        13.54%       25,361
                                       -----------  -----------       -----    -----------  -----------       -----    -----------
    Total interest earning assets:...      23,304        2,430        10.43%       26,795        2,988        11.15%       30,561
  Allowance for loan losses..........        (186)                                   (362)                                   (307)
  Cash and due from banks............       1,177                                   1,378                                   1,572
  Bank premises and equipment, net...         192                                     181                                     135
  Interest receivable and other
   assets............................         192                                     379                                     354
                                       -----------                             -----------                             -----------
    Total assets.....................   $  24,679                               $  28,371                               $  32,315
                                       -----------                             -----------                             -----------
                                       -----------                             -----------                             -----------
LIABILITIES & SHAREHOLDERS' EQUITY
  Savings deposits...................       8,067          264         3.27%       11,375          372         3.27%       12,859
  Time deposits......................      13,019          746         5.73%       13,379          591         4.42%       16,368
                                       -----------  -----------       -----    -----------  -----------       -----    -----------
    Total interest-bearing
     liabilities.....................      21,086        1,010         4.79%       24,754          963         3.89%       29,227
  Accrued interest, taxes and other
   liabilities.......................          54                                     225                                      50
                                       -----------                             -----------                             -----------
    Total liabilities................      21,140                                  24,979                                  29,277
    Total shareholders' equity.......       3,539                                   3,392                                   3,038
                                       -----------                             -----------                             -----------
    Total liabilities and
     shareholders' equity............   $  24,679                               $  28,371                               $  32,315
                                       -----------                             -----------                             -----------
                                       -----------                             -----------                             -----------
  Net interest income and margin
   (2)...............................                $   1,420         6.09%                 $   2,025         7.56%


                                        INTEREST      AVERAGE
                                         INCOME/      INTEREST
AVERAGE BALANCES AND RATES               EXPENSE        RATE
- -------------------------------------  -----------  ------------

ASSETS
  Deposits with Other Depository
   Institutions......................   $     214         4.12%
  Loans, gross (1)...................       3,643        14.36%
                                       -----------       -----
    Total interest earning assets:...       3,857
  Allowance for loan losses..........
  Cash and due from banks............
  Bank premises and equipment, net...
  Interest receivable and other
   assets............................

    Total assets.....................

LIABILITIES & SHAREHOLDERS' EQUITY
  Savings deposits...................         491         3.82%
  Time deposits......................         813         4.97%
                                       -----------       -----
    Total interest-bearing
     liabilities.....................       1,304         4.46%
  Accrued interest, taxes and other
   liabilities.......................

    Total liabilities................
    Total shareholders' equity.......

    Total liabilities and
     shareholders' equity............

  Net interest income and margin
   (2)...............................   $   2,553         8,35%

- ------------------------------
(1) Amounts of interest earned includes finance charges on loans, and discounts earned on contracts.

(2) Net interest margin is computed by dividing net interest income by total average interest-earning assets.

    The following tables set forth, for the periods indicated, a summary of the changes in average asset and liability balances and interest earned and interest paid resulting from changes in average asset and liability balances (volume) and changes in average interest rates. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the change in each. Nonaccruing loans are included in the table for computational purposes, but the nonaccrued interest thereon is excluded.

NET INTEREST INCOME CHANGES DUE TO VOLUME AND RATE

                                                                                  1995 VS. 1994                 1994 VS. 1993
                                                                       -----------------------------------  ----------------------
                                                                               INCREASE (DECREASE)           INCREASE (DECREASE)
                                                                       -----------------------------------  ----------------------
                                                                         DUE TO      DUE TO       TOTAL       DUE TO      DUE TO
                                                                         VOLUME       RATE       CHANGE       VOLUME       RATE
                                                                       -----------  ---------  -----------  -----------  ---------
                                                                                         (DOLLARS IN THOUSANDS)
Interest Income
  Deposits with Other Financial Institutions.........................   $      (5)  $     102   $      97    $      80   $      18
  Loans, gross.......................................................        (431)       (224)       (655)        (768)       (199)
                                                                            -----   ---------       -----        -----   ---------
  Total..............................................................        (436)       (122)       (558)        (688)       (181)
Interest Expense:
  Savings Deposits...................................................        (108)     --            (108)         (53)        (66)
  Time Deposits......................................................         (15)        170         155         (138)        (84)
                                                                            -----   ---------       -----        -----   ---------
  Total..............................................................        (123)        170          47         (191)       (150)
Net Interest Income..................................................   $    (313)  $    (292)  $    (605)   $    (497)  $     (31)
                                                                            -----   ---------       -----        -----   ---------
                                                                            -----   ---------       -----        -----   ---------


                                                                          TOTAL
                                                                         CHANGE
                                                                       -----------

Interest Income
  Deposits with Other Financial Institutions.........................   $      98
  Loans, gross.......................................................        (967)
                                                                            -----
  Total..............................................................        (869)
Interest Expense:
  Savings Deposits...................................................        (119)
  Time Deposits......................................................        (222)
                                                                            -----
  Total..............................................................        (341)
Net Interest Income..................................................   $    (528)
                                                                            -----
                                                                            -----

    The interest rate gaps reported in the table that follows arise when assets are funded with liabilities having different repricing intervals. Since these gaps are actively managed and change daily as adjustments are made in interest rate views and market outlook, positions at the end of any period may not be reflective of Town & Country's interest rate sensitivity in subsequent periods. Active management dictates that longer-term economic views are balanced against prospects for short-term interest rate changes in all repricing intervals. For purposes of the above analysis, repricing of fixed-rate instruments is based upon the contractual maturity of the applicable instruments. Actual payment patterns may differ from contractual payment patterns.

INTEREST RATE SENSITIVITY

                                                                        BY REPRICING INTERVAL
                                                ----------------------------------------------------------------------
                                                             AFTER 3      AFTER 1
                                                 WITHIN      MONTHS,       YEAR,       AFTER    NONINTEREST
                                                  THREE    WITHIN ONE   WITHIN FIVE    FIVE       BEARING
                                                 MONTHS       YEAR         YEARS       YEARS       FUNDS       TOTAL
                                                ---------  -----------  -----------  ---------  -----------  ---------
                                                                            (IN THOUSANDS)
ASSETS
Deposits at Other Financial Institutions......  $   1,999   $   5,645    $      99      --          --       $   7,743
Loans.........................................      1,212       2,429       13,262         121          65      17,089
Noninterest earning assets and allowance for
 loan losses..................................     --          --           --          --           1,452       1,452
                                                ---------  -----------  -----------  ---------  -----------  ---------
  Total Assets................................      3,211       8,074       13,361         121       1,517      26,284
LIABILITIES AND STOCKHOLDERS' EQUITY
Savings deposits..............................      7,432      --           --          --          --           7,432
Time Deposits.................................      3,771       8,724        2,617      --          --          15,112
Other liabilities and stockholders' equity....                                                       3,740       3,740
                                                                                                -----------  ---------
  Total Liabilities & Stockholders' Equity....     11,203       8,724        2,617      --           3,740      26,284
                                                ---------  -----------  -----------  ---------  -----------  ---------
Interest Rate Sensitivity Gap.................     (7,992)       (650)      10,744         121      (2,223)     --
Cumulative Interest Rate Sensitivity Gap......  $  (7,992)  $  (8,642)   $   2,102   $   2,223      --          --

    Town & Country has no investment securities -- only interest-bearing deposits with other financial institutions.

    The following table shows the composition of the loan portfolio at December 31, 1995 and 1994:

LOANS OUTSTANDING

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1994
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
DOMESTIC BORROWERS
  Commercial, Financial, and Agricultural...............................  $   2,043  $   1,672
  Real Estate-Mortgage..................................................        228        328
  Installment...........................................................      4,818     15,103
                                                                          ---------  ---------
  Total.................................................................     17,089     17,103
Less: Allowance for possible loan losses................................       (152)      (266)
                                                                          ---------  ---------
  Total loans, net......................................................  $  16,937  $  16,837

    At December 31, 1995, and 1994, Town & Country had $499,000 in undisbursed loan commitments, of which none related to real estate construction loans, compared with $764,000 at December 31, 1994, of which none related to real estate construction loans. There were no standby letters of credit for the year ended December 31, 1994 or 1995.

    Town & Country seeks to mitigate the risks inherent in its loan portfolio by adhering to certain underwriting practices, including analysis of prior credit histories, financial statements, tax returns and cash flow projections of its potential borrowers.

    Town & Country also has an internal loan review system as well as periodic external reviews. Collection of delinquent loans is generally the responsibility of the originating loan officer. The Board of Directors reviews the status of delinquent and problem loans on a monthly basis. Town & Country's underwriting and review practices notwithstanding, in the normal course of business, Town & Country expects to incur loan losses in the future.

    The following table shows the maturity distribution of the portfolio of commercial, financial, and agricultural loans and real estate construction loans on December 31, 1995, as well as sensitivity to changes in interest rates:

LOAN MATURITY DISTRIBUTION AND SENSITIVITY TO CHANGES IN INTEREST RATES

                                                                   DECEMBER 31, 1995
                                                    -----------------------------------------------
                                                     WITHIN    ONE TO FIVE     OVER FIVE
                                                    ONE YEAR      YEARS          YEARS       TOTAL
                                                    --------   ------------   ------------   ------
                                                                    (IN THOUSANDS)
Commercial, financial and agricultural Loans with
 predetermined rates..............................   $2,043       $--            $--         $2,043
Real Estate-Construction..........................    --          --             --            --
  Total...........................................   $2,043       $--            $--         $2,043
                                                    --------                      -----      ------
                                                    --------                      -----      ------

    The following table summarizes Town & Country's nonaccrual loans and loans 90 day or more past due at December 31, 1995. At that date Town & Country had no restructured loans or other real estate owned:

NONPERFORMING ASSETS

                                                               DECEMBER 31
                                                          ----------------------
                                                             1995        1994
                                                             -----     ---------
                                                              (IN THOUSANDS)
Nonaccrual loans........................................   $      65   $     119
Accruing loans past due 90 days or more.................           5         442
                                                                 ---   ---------
  Total nonperforming assets............................   $      70   $     561
                                                                 ---   ---------
                                                                 ---   ---------

    Town & Country generally places loans on nonaccrual status and accrued but unpaid interest is reversed against the current year's income when interest or principal payments become 90 days or more past due unless the outstanding principal and interest is adequately secured and, in the opinion of management, is deemed in the process of collection. Interest income on nonaccrual loans is recorded on a cash basis. Payments may be treated as interest income or return of principal depending upon management's opinion of the ultimate risk of loss on the individual loan. Cash payments are treated as interest income where management believes the remaining principal balance is fully collectible. Additional loans not 90 days past due may also be placed on nonaccrual status if management reasonably believes the borrower will not be able to comply with the contractual loan repayment terms and collection of principal or interest is in question.

    Interest income on loans on nonaccrual status during the year ended December 31, 1995, that would have been recognized during that same year if the loans had been current in accordance with their original terms was not material.

    Nonperforming loans are those in which the borrower fails to perform under the original terms of the obligation and are categorized as loans past due 90 days or more, loans on nonaccrual status and restructured loans. Nonperforming loans on December 31, 1995 amounted to $70,000. As of December 31, 1994, such loans were $561,000. At December 31, 1995 and 1994, Town & Country had no real estate acquired through foreclosure.


    Except for loans which are disclosed in the nonperforming asset table, there are no assets as of December 31, 1995, where known information about possible credit problems of borrower causes Management to have serious doubts as to the ability of the borrower to comply with the present loan repayment terms and which may become nonperforming assets. Any loans classified for regulatory purpose as loss, doubtful, substandard or special mention do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources. Given the magnitude of Town & Country's loan portfolio, however, it is always possible that current credit problems may exist that may not have been discovered by management. There are no current recommendations by the regulatory authorities which, if they were implemented, would have a material effect on Town & Country's liquidity, capital resources or results of operations.

RECONCILIATION OF ALLOWANCE FOR POSSIBLE CREDIT LOSSES

                                                                            DECEMBER 31
                                                                      ------------------------
                                                                         1995         1994
                                                                      -----------  -----------
                                                                       (DOLLARS IN THOUSANDS)
Balance at Beginning of Period......................................  $     266    $     368
Provision for Possible Loan Losses..................................        100          271
Charge-Offs:
  Commercial, Financial, and Agricultural...........................        134        --
  Installment Loans to Individuals..................................        193          774
                                                                      -----------  -----------
    Total Loans Charged Off.........................................        327          774
Recoveries:
  Commercial, Financial and Agricultural............................         45        --
  Installment Loans to Individuals..................................         68          401
                                                                      -----------  -----------
    Total Recoveries................................................        113          401
Net Loans Charged Off...............................................        214          373
Balance at End of Period............................................  $     152    $     266
                                                                      -----------  -----------
                                                                      -----------  -----------
Loans:
  Average Loans Outstanding During Period, Gross....................     16,377       19,761
  Total Loans at End of Period, Gross...............................     17,089       17,103
Ratio of net charge-offs to average loans outstanding...............       1.31%        1.89%

    The provision for possible loan losses represents management's determination of the amount necessary to be added to the allowance for loan losses to bring it to a level which is considered adequate in relation to the risk of foreseeable losses inherent in the loan portfolio. Upon determination of a specific loss in the portfolio, an adjustment to the loan loss reserve is made.

    In making this determination, management takes into consideration the overall growth trend in the loan portfolio, examinations of supervisory authorities, internal and external credit reviews, prior loan loss experience for Town & Country, concentrations of credit risk, delinquency trends, general and local economic conditions and the interest rate environment.

    The allowance for loan losses does not represent a specific judgment that loan charge-offs of that magnitude will necessarily occur. It is always possible that future economic or other factors may adversely affect Town & Country's borrowers, and thereby cause loan losses to exceed the current allowance.

    The following table summarizes a breakdown of the allowance for loan losses by loan category for the years ended December 31, 1995 and 1994:

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                                                % OF LOANS TO               % OF LOANS TO
                                                   1995 AMOUNT      TOTAL      1994 AMOUNT      TOTAL
                                                   -----------  -------------  -----------  -------------
                                                                   (DOLLARS IN THOUSANDS)
Commercial, financial and agricultural...........   $      34         11.9%     $      24          9.8%
Installment......................................         118         86.7%           242         88.3%
Real Estate Mortgage.............................      --              1.4%        --              1.9%
                                                        -----        -----          -----        -----
  Total..........................................   $     152        100.0%     $     266        100.0%
                                                        -----        -----          -----        -----
                                                        -----        -----          -----        -----

    The following table sets forth the average balance and the average rate paid for the major categories of deposits for the years ended December 31, 1995 through December 31, 1991:

DEPOSITS

                                                                 DECEMBER 31, 1995
                                                   ----------------------------------------------
                                                            1995                    1994
                                                   ----------------------  ----------------------
                                                    AMOUNT       YIELD      AMOUNT       YIELD
                                                   ---------  -----------  ---------  -----------
                                                               (DOLLARS IN THOUSANDS)
Savings deposits.................................  $   8,064       3.27%   $  11,375       3.72%
Time deposits under $100,000.....................     11,044       5.73       11,310       4.46
Time deposits $100,00 and more...................      1,975       5.75        2,069       4.40
  Total deposits.................................  $  21,083               $  24,754
                                                   ---------               ---------
                                                   ---------               ---------

    Maturities of time certificates of deposit of $100,000 or more outstanding at December 31, 1995 are summarized as follows:

MATURITIES OF TIME CERTIFICATES OF DEPOSITS OF $100,000 OR MORE

                                                                             DECEMBER 31, 1995
                                                                             -----------------
                                                                              (IN THOUSANDS)
Remaining Maturity:
  Three months or less.....................................................      $     500
  Over three through six months............................................            611
  Over six through twelve months...........................................          1,000
  Over twelve months.......................................................         --
                                                                                    ------
    Total..................................................................      $   2,111
                                                                                    ------
                                                                                    ------

    The following table sets forth certain financial ratios for the periods indicated (averages are computed using actual daily figures):

RETURN ON AVERAGE EQUITY AND ASSETS

                                                                                 DECEMBER 31,
                                                                           ------------------------
                                                                              1995         1994
                                                                           -----------  -----------
Return on average assets.................................................       0.90%        1.50%
Return on average equity.................................................       6.54%       12.58%
Dividend payout ratio....................................................       72.7%        39.0%
Average equity to average assets.........................................      14.34%       11.95%

    Town & Country had no short term borrowing at December 31, 1995.

                   DESCRIPTION OF CAPITAL CORP CAPITAL STOCK

    The authorized capital stock of Capital Corp consists of 20,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of December 31, 1995, there were 1,334,956 shares of Capital Corp common stock outstanding and no shares of preferred stock outstanding. As of such date, options to acquire 179,614 shares of Capital Corp common stock had been issued and were outstanding, and an additional 163,886 shares of the authorized Capital Corp common stock were available for grant under the 1992 Stock Option Plan. Capital Corp has also reserved 50,000 shares for issuance in connection with its 401(k) plan and ESOP.

COMMON STOCK


    Holders of Capital Corp Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders have the right to cumulate their votes for the election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Capital Corp's Board of Directors. There are legal and regulatory restrictions on the ability of Capital Corp to declare and pay dividends. See "MARKET PRICE AND DIVIDEND INFORMATION." In the event of a liquidation, shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shareholders have no preemptive or conversion rights. Shares are not subject to further call or assessment. The transfer agent and registrar for Capital Corp common stock is Wells Fargo Bank, N.A.


PREFERRED STOCK


    The Board of Directors of Capital Corp is authorized to fix the preferences, limitations, relative rights, qualifications and restrictions of the preferred stock and may establish series of preferred stock and determine the variations between series. If and when any preferred stock is issued, the holders of preferred stock may have a preference over holders of Capital Corp common stock upon the payment of dividends, upon liquidation of Capital Corp, in respect of voting rights and in the redemption of the capital stock of Capital Corp.


                  DESCRIPTION OF TOWN & COUNTRY CAPITAL STOCK

    The authorized capital stock of Town & Country consists of 5,000,000 shares of Town & Country common stock. Town & Country common stock is divided into 4,950,000 shares of Series A stock and 50,000 shares of Series B stock. As of March 31, 1996, there were 168,156 shares of Town & Country common stock outstanding, all of which was Series A stock.

    Holders of Town & Country common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that shareholders may cumulate their votes in the election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Town & Country's Board of Directors. There are legal and regulatory restrictions on the ability of Town & Country to declare and pay dividends. See "MARKET PRICE AND DIVIDEND INFORMATION." In the event of a liquidation, shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shareholders have no preemptive or conversion rights. Shares are not subject to further call or assessment. Town & Country is its own transfer agent and registrar for Town & Country common stock.

                 CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

GENERAL


    Capital Corp is incorporated under and subject to all the provisions of the General Corporation Law of California. Town & Country is incorporated under and subject to all of the provisions of the ILC Law and substantially all of the provisions of the California General Corporation Law. Upon consummation of the Merger, except for those persons who receive all cash dissent from the Merger and perfect appraisal rights under the California Law, the shareholders of Town & Country will become shareholders of Capital Corp.


    The following is a general discussion of certain similarities and certain differences between the rights of Capital Corp shareholders under the Capital Corp Articles and Bylaws and the rights of Town & Country shareholders under the Town & Country Articles and Bylaws, including certain differences that will apply if Capital Corp Proposals Three and Four are approved at the Capital Corp Meeting.

LIMITATION ON DIRECTORS' MONETARY LIABILITY


    The Capital Corp Articles eliminate the liability of directors of Capital Corp for monetary damages to the fullest extent permissible under California law as it now exists or may be amended. The Town & Country Articles do not currently provide for a similar limitation on directors' monetary liability.


INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The Capital Corp Articles authorize the company, by bylaw, agreement or otherwise to provide for indemnification of its agents, including directors and officers, in excess of that expressly permitted by Section 317 of the California Corporations Code. The Town & Country Articles have no comparable provision. California law provides that rights to indemnification and advancement of expenses need not be limited to those expressly provided by statute. As a result, under the Capital Corp Articles, Capital Corp would be permitted to indemnify its directors, executive officers and employees, within the limits established by law and public policy, pursuant to an express contract, bylaw or charter provision, stockholder vote, or otherwise.

    The Capital Corp Bylaws provide that a director and officer of the company who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Capital Corp (or was serving at the request of Capital Corp as a director, officer or employee of another entity) shall be indemnified and held harmless by Capital Corp, to the fullest extent authorized by California law, against all expenses and liabilities actually and reasonably incurred by such person in connection with any investigation, lawsuit or other proceeding. They also provide that a director or officer is entitled to have Capital Corp pay his or her expenses incurred in defending such a claim in advance of final disposition of the claim, subject to receipt of an underwriting to repay such expenses if it is ultimately determined that the director or officer is not entitled to be indemnified. The Capital Corp Bylaws also provide for permissive, rather than mandatory, indemnification by Capital Corp of employees and agents (other than directors and officers) in similar circumstances, but without any provision for paying expenses of defending a claim in advance of final disposition of the claim.

    The Town & Country Bylaws provide that a director and officer of the company who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Town & Country (or was serving at the request of Town & Country as a director, officer or employee of another entity) shall be indemnified and held harmless by Town & Country, to the fullest extent authorized by California law, against all expenses and liabilities actually and reasonably incurred by such person in connection with any investigation, lawsuit or other proceeding, except the Town & Country Bylaws do not provide for indemnification of employees and agents (other than directors and officers) or for the payment in advance of expenses incurred in defending a claim.

    The Capital Corp Bylaws provide that all rights to indemnification shall be enforceable as contract rights. Repeal or modification of the Capital Corp Bylaw provision would only be effective on a prospective basis and would not affect rights to indemnification and advancement of expenses in effect at the time of any such repeal or modification. Indemnification under any contract or agreement entered into between Capital Corp and its directors and executive officers would likewise not be affected by any such Capital Corp Articles repeal or modification. The indemnification provision of the Capital Corp Articles will apply to proceedings arising from acts or omissions of indemnified persons occurring before or after the Merger. The Town & Country Bylaws have no comparable provision.


    Some of Capital Corp's officers and directors have entered into indemnification agreements with Capital Corp. The indemnification agreements provide for partial indemnification of costs and expense in the event the indemnified party is not entitled to full indemnification under the terms of the indemnification agreements. Section 317 does not address this issue. It does, however, provide that to the extent an indemnified party is successful on the merits, he is entitled to indemnification. The indemnification agreements incorporate future change in the laws that increase the protection to the indemnitee. Such changes apply to Capital Corp without further shareholder approval and may further impair shareholders' rights or subject Capital Corp's assets to the risk of loss in the event of large indemnification claims. An indemnification agreement may not be amended without the consent of the person who is protected by it. Town & Country has not entered into any indemnification agreements with its directors or officers.


    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and other agents of Capital Corp pursuant to the foregoing provisions or otherwise, however, Capital Corp has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy expressed in the 1933 Act and is therefore unenforceable, absent a decision to the contrary by a court of competent jurisdiction.

CUMULATIVE VOTING

    Shareholders of both Capital Corp and Town & Country are entitled to cumulate their votes for the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.

    A California corporation that is a "listed corporation" may, by amending its articles or bylaws, eliminate cumulative voting for directors. Because Capital Corp's common stock is quoted on the Nasdaq National Market, it qualifies as a listed corporation. Capital Corp Proposal Three in this Joint Proxy Statement/ Prospectus is a proposed amendment to eliminate cumulative voting. Such an amendment has been approved by the Board of Directors and requires the approval of holders of a majority of the outstanding shares of Capital Corp common stock.

CLASSIFIED BOARD OF DIRECTORS

    At present, the Capital Corp Bylaws and the Town & Country Bylaws provide that directors will be elected for a one-year term at each annual meeting of shareholders. A California corporation that is a "listed corporation" may, by amending its articles or bylaws, provide for a staggered or classified Board of Directors. Because Capital Corp common stock is quoted on the Nasdaq National Market, it qualifies as a listed corporation. Capital Corp Proposal Four in this Joint Proxy Statement is a proposal to adopt an amendment to provide for a classified Board of Directors. Such an amendment has been approved by the Board of Directors and requires the approval of holders of a majority of the outstanding shares of Capital Corp common stock.

DISSENTERS' RIGHTS IN MERGERS AND OTHER REORGANIZATIONS

    Under the California Corporation Law, a dissenting shareholder of a corporation participating in certain business combinations may, under varying circumstances, receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive under the terms of the transaction. The California Corporation Law generally does not require dissenters' rights of appraisal with respect to shares which, immediately prior to the merger, are (i) listed on any national securities exchange certified by the Commissioner or (ii) listed on the list of over-the-counter margin stock issued by the FRB. Capital Corp common stock is listed on the list of over-the-counter margin stocks issued by the FRB. Capital Corp shareholders generally have more limited dissenters' rights in connection with business combinations than do Town & Country shareholders. Dissenters' rights are not available to the shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required.

                     MARKET PRICE AND DIVIDEND INFORMATION


    Capital Corp common stock is currently traded in the over-the-counter market. Capital Corp common stock has been quoted on the Nasdaq National Market under the symbol CCOW since January 18, 1996. Before that date it was quoted on the Over the Counter Electronic Bulletin Board. Town & Country's common stock is traded in the over-the-counter market, but is not quoted on the Nasdaq Stock Market. As of March 31, 1996, there were approximately 1,200 holders of record of Capital Corp common stock and approximately 80 holders of Town & Country common stock. There are limited and sporadic quotations for the Town & Country common stock and consequently there is no established public trading market for Town & Country's common stock. The following table sets forth for Capital Corp common stock the high and low bid prices, as reported on the Nasdaq National Market since January 18, 1996 and before that as reported by the principal stock brokerage firms handling transactions in Capital Corp common stock or otherwise known to management, and for Town & Country common stock the actual high and low sale prices of Town & Country's common stock of which Town & Country has knowledge, based upon information provided by the principal stock brokerage firms handling transactions of Town & Country's common stock or otherwise known to management for the periods shown. The quotations shown have been adjusted to reflect stock dividends and represent inter-dealer prices, without retail mark-up, mark-down or commissions.



                                                                             CAPITAL CORP COMMON      TOWN & COUNTRY
                                                                                  STOCK (1)            COMMON STOCK
                                                                             --------------------  --------------------
                                                                               HIGH        LOW       HIGH        LOW
                                                                             ---------  ---------  ---------  ---------
1994
First Quarter..............................................................  $   12.00  $   10.00  $   17.00  $   17.00
Second Quarter.............................................................      12.50      11.75      19.00      19.00
Third Quarter..............................................................      14.25      12.25          *          *
Fourth Quarter.............................................................      14.38      14.00          *          *
1995
First Quarter..............................................................      13.50      12.00          *          *
Second Quarter.............................................................      14.00      12.50      20.00      20.00
Third Quarter..............................................................      13.25      12.00          *          *
Fourth Quarter.............................................................      12.25      12.00      20.00      20.00
1996
First Quarter..............................................................      14.63      12.50          *          *
Second Quarter (through May 3, 1996).......................................      14.63      14.00          *          *


- ------------------------
(1) Capital Corp's share prices are not adjusted for 15% stock dividends paid in June 1994 and June 1995.

    *Town & Country is unaware of any sales occurring in this quarter.

    The following table sets forth the per share cash dividend declared by Capital Corp and by Town & Country during each quarter since January 1, 1994.


                                                                            CAPITAL CORP      TOWN & COUNTRY
                                                                          -----------------  -----------------
1994
First Quarter...........................................................         --              $    1.00
Second Quarter..........................................................         --                 --
Third Quarter...........................................................         --                 --
Fourth Quarter..........................................................         --                 --
1995
First Quarter...........................................................         --              $    1.00
Second Quarter..........................................................         --                 --
Third Quarter...........................................................         --                 --
Fourth Quarter..........................................................         --                 --
1996
First Quarter...........................................................         --              $    1.00
Second Quarter (through May 3, 1996.....................................         --                 --


    Capital Corp's Board of Directors will consider the advisability and amount of proposed dividends each quarter. Future dividends will be determined in light of Capital Corp's earnings, financial condition, future capital needs, regulatory requirements and such other factors as the Board of Directors may deem relevant. Capital Corp's primary source of funds for payment of dividends to its shareholders will be the receipt of dividends and management fees from its subsidiaries. The payment of dividends by banks is subject to various legal and regulatory restrictions.

                                    EXPERTS

    The consolidated financial statements of Capital Corp as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Representatives of KPMG Peat Marwick LLP will be present at the Capital Corp Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

    The financial statements of Town & Country as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, are included in this Joint Proxy Statement/Prospectus in reliance upon the report of Atherton & Associates, independent certified public accountants, which is included herein, and upon the authority of said firm as experts in accounting and auditing. Representatives of Atherton & Associates will be present at the Town & Country Meeting and will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

                                 LEGAL MATTERS


    Certain legal matters with respect to Capital Corp, including the validity of the Capital Corp common stock to be issued in connection with the Merger, will be passed upon for Capital Corp by McCutchen, Doyle, Brown & Enersen LLP, San Francisco, California. Certain legal matters with respect to Town & Country will be passed by Triebsch, Frampton, Dorius & Lima, Turlock, California.


                             SHAREHOLDER PROPOSALS

    Subject to regulations promulgated under the Exchange Act, proposals of shareholders intended to be presented at Capital Corp's 1997 Annual Meeting, currently scheduled for May 20, 1997, must be received by Capital Corp not later than January 8, 1997, to be included in the 1997 proxy statement.

                                 OTHER MATTERS

    The Board of Directors of Capital Corp and Town & Country know of no other matters which will be brought before their respective Meetings, but if such matters are properly presented to either Meeting, proxies solicited hereby relating to the Meetings will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the appropriate Meeting.


    If any shareholder would like a copy of Capital Corp's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, it can be obtained without charge (except for certain exhibits) by contacting Janey E. Boyce, Chief Financial Officer, County Bank, 1170 West Olive, Suite B, Merced, California 95348-1952.

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                                FINANCIAL REPORT
                               DECEMBER 31, 1995

                                    CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
INDEPENDENT AUDITOR'S REPORT...............................................................................        F-1
FINANCIAL STATEMENTS
  Balance Sheets...........................................................................................        F-2
  Statements of Income.....................................................................................        F-3
  Statements of Stockholders' Equity.......................................................................        F-4
  Statements of Cash Flows.................................................................................        F-5
  Notes to Financial Statements............................................................................        F-6

INDEPENDENT AUDITOR'S REPORT ON THE
 ACCOMPANYING INFORMATION..................................................................................       F-13
ACCOMPANYING INFORMATION
  Other Income.............................................................................................       F-14
  Other General and Administrative Expenses................................................................       F-15
  Reserve for Loan Losses..................................................................................       F-16

INDEPENDENT AUDITOR'S SUPPLEMENTAL REPORT..................................................................       F-17

                          INDEPENDENT AUDITOR'S REPORT

                                                                January 24, 1996

Board of Directors
Town and Country Finance
 and Thrift Company
Turlock, California 95380

    We have audited the accompanying balance sheets of Town and Country Finance and Thrift Company as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Town and Country Finance and Thrift Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/ ATHERTON & ASSOCIATES

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                                            1995          1994
                                                                                        ------------  ------------
Cash..................................................................................  $  1,197,634  $  1,505,855
Interest bearing deposits in financial institutions...................................     7,742,949     5,948,620
                                                                                        ------------  ------------
                                                                                           8,940,583     7,454,475
Loans and contracts receivable
  Loans, interest bearing.............................................................     2,725,910     2,635,012
  Real estate mortgages...............................................................       227,601       328,434
  Conditional sales contracts.........................................................    15,178,689    15,499,051
  Flooring contracts..................................................................     2,043,177     1,671,752
                                                                                        ------------  ------------
    Total loans and contracts receivable..............................................    20,175,377    20,134,249
                                                                                        ------------  ------------
Less:
  Unearned charges, loans.............................................................                        (488)
  Unearned discounts, contracts.......................................................     1,875,770     1,952,634
  Reserve for loan losses.............................................................       152,023       266,319
  Dealer reserves and withholds.......................................................     1,209,626     1,078,849
                                                                                        ------------  ------------
    Total deductions..................................................................     3,237,419     3,297,314
                                                                                        ------------  ------------
    Net loans and contracts receivable................................................    16,937,958    16,836,935
                                                                                        ------------  ------------
Income tax receivable.................................................................        66,016       208,577
Accrued interest receivable...........................................................        87,941        82,725
Improvements and equipment -- net of depreciation.....................................       193,984       205,674
Deferred income tax benefit...........................................................                      51 068
Other assets..........................................................................        58,248        87,109
                                                                                        ------------  ------------
                                                                                             406,189       635,153
                                                                                        ------------  ------------
    Total assets......................................................................  $ 26,284,730  $ 24,926,563
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Full paid investment certificates.....................................................  $ 15,112,770  $ 11,664,200
Installment investment certificates...................................................     7,431,842     9,525,058
Accrued interest payable..............................................................         4,851         1,458
Accounts payable and accrued expenses.................................................        74,096       143,437
Deferred insurance commissions........................................................        32,256        31,994
Deferred income tax liability.........................................................         5,274
                                                                                        ------------  ------------
                                                                                          22,661,089    21,366,147
                                                                                        ------------  ------------
COMMITMENTS AND CONTINGENCIES (Note 5)
Stockholders' equity:
  Capital stock, no par or stated value:
    Series A, authorized, 4,950,000 shares; issued and outstanding, 168,156 shares....     1,350,000     1,350,000
  Additional paid-in capital..........................................................     1,350,000     1,350,000
  Retained earnings...................................................................       923,641       860,416
                                                                                        ------------  ------------
                                                                                           3,623,641     3,560,416
                                                                                        ------------  ------------
    Total liabilities and stockholders' equity........................................  $ 26,284,730  $ 24,926,563
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The Notes to Financial Statements are an integral part of these statements

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                                            1995          1994
                                                                                        ------------  ------------
INTEREST INCOME
  Finance charges earned on loans.....................................................  $    442,427  $    523,213
  Discounts earned on contracts.......................................................     1,396,988     1,943,521
  Charges earned on flooring..........................................................       181,344       209,293
  Interest on investments.............................................................       408,907       311,808
                                                                                        ------------  ------------
    Total interest income.............................................................     2,429,666     2,987,835
                                                                                        ------------  ------------
INTEREST EXPENSE
  Interest on full paid investment certificates.......................................       745,414       590,647
  Interest on installment investment certificates.....................................       264,081       372 143
                                                                                        ------------  ------------
    Total interest expense............................................................     1,009,495       962,790
                                                                                        ------------  ------------
    Net interest income...............................................................     1,420,171     2,025,045
PROVISION FOR LOAN LOSSES.............................................................       100,064       271,403
                                                                                        ------------  ------------
    Net interest income after provision for loan losses...............................     1,320,107     1,753,642
                                                                                        ------------  ------------
OTHER INCOME
  Insurance commissions...............................................................        74,414        72,707
  Extension and late charges..........................................................       126,886       165,360
  Miscellaneous.......................................................................        15,422        36,985
                                                                                        ------------  ------------
                                                                                             216,722       275,052
                                                                                        ------------  ------------
OTHER EXPENSES
  Salaries and related costs..........................................................       676,104       697,486
  Occupancy costs.....................................................................       104,123       104,776
  Data processing.....................................................................        25,681        33,712
  Depreciation........................................................................        44,096        49,119
  Other general and administrative expenses...........................................       348,792       415,915
  Miscellaneous interest..............................................................                       9,347
                                                                                        ------------  ------------
    Total other expenses..............................................................     1,198,796     1,310,355
                                                                                        ------------  ------------
    Income before provision for income taxes..........................................       338,033       718,339
PROVISION FOR INCOME TAXES............................................................       106,652       287,066
                                                                                        ------------  ------------
    Net income........................................................................  $    231,381  $    431,273
                                                                                        ------------  ------------
                                                                                        ------------  ------------
EARNINGS PER SHARE....................................................................  $       1.38  $       2.56
                                                                                        ------------  ------------
                                                                                        ------------  ------------


   The Notes to Financial Statements are an integral part of these statements

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                              CAPITAL      ADDITIONAL
                                                            STOCK SERIES    PAID-IN      RETAINED
                                                                 A          CAPITAL      EARNINGS       TOTAL
                                                            ------------  ------------  -----------  ------------
Balance, January 1, 1994..................................  $  1,350,000  $  1,350,000  $   597,299  $  3,297,299
Net income................................................                                  431,273       431,273
Cash dividends paid ($1 per share)........................                                 (168,156)     (168,156)
                                                            ------------  ------------  -----------  ------------
Balance, December 31, 1994................................     1,350,000     1,350,000      860,416     3,560,416
Net income................................................                                  231,381       231,381
Cash dividends paid ($1 per share)........................                                 (168,156)     (168,156)
                                                            ------------  ------------  -----------  ------------
Balance, December 31, 1995................................  $  1,350,000  $  1,350,000  $   923,641  $  3,623,641
                                                            ------------  ------------  -----------  ------------
                                                            ------------  ------------  -----------  ------------

   The Notes to Financial Statements are an integral part of these statements

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                          1995           1994
                                                                                      -------------  -------------
OPERATING ACTIVITIES
  Net income........................................................................  $     231,381  $     431,273
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation..................................................................         44,096         49,119
      Gain on sale and disposal of assets...........................................                          (231)
  Changes in:
    Income taxes receivable.........................................................        142,561       (165,607)
    Accrued interest receivable.....................................................         (5,216)       (11,826)
    Other assets....................................................................         28,861        (46,024)
    Deferred income taxes...........................................................         56,342         85,467
    Accounts payable and accrued expenses...........................................        (65,948)      (100,708)
    Deferred insurance commissions..................................................            262        (44,239)
    Reserve for loan losses.........................................................       (114,296)      (102,116)
                                                                                      -------------  -------------
      Net cash provided by operating activities.....................................        318,043         95,108
                                                                                      -------------  -------------
INVESTING ACTIVITIES
  Net proceeds paid for interest bearing deposits...................................     (1,794,329)
  Net proceeds from interest bearing deposits.......................................                       555,751
  Decrease in loans and contracts receivable........................................         13,273      6,720,024
  Capital expenditures..............................................................        (32,406)      (113,814)
                                                                                      -------------  -------------
      Net cash provided (consumed) by investing activities..........................     (1,813,462)     7,161,961
                                                                                      -------------  -------------
FINANCING ACTIVITIES
  Increase in investment certificates...............................................      1,355,354
  Decrease in investment certificates...............................................                    (7,078,784)
  Dividends paid....................................................................       (168,156)      (168,156)
                                                                                      -------------  -------------
      Net cash provided (consumed) by financing activities..........................      1,187,198     (7,246,940)
                                                                                      -------------  -------------
        NET INCREASE (DECREASE) IN CASH.............................................       (308,221)        10,129
Cash at beginning of year...........................................................      1,505,855      1,495,726
                                                                                      -------------  -------------
Cash at end of year.................................................................  $   1,197,634  $   1,505,855
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The Notes to Financial Statements are an integral part of these statements

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
GENERAL:

    Town and Country Finance and Thrift Company is a licensed California Industrial Loan Company specializing in direct loans to the public and the purchase of financing contracts principally from car dealerships and furniture stores. The company is subject to the regulations of certain federal and state regulatory agencies and undergoes periodic examination by those regulatory agencies.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    A material estimate that is particularly susceptible to significant change relates to the determination of the reserve for loan losses. While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the company's allowances for losses on loans. Such agencies may require the company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the reserve for loan losses may change materially in the near term.

LOANS AND CONTRACTS RECEIVABLE:


    The company recognizes discounts earned on contracts as income using a sum-of-the-months-digits method over the life of the contract on an accrual basis. Any initial fees charged on loans are recognized as income under a sum-of-the-months-digits method over the life of the loan. Revenue from loans is earned on a daily interest basis. The yield for loans and contracts was 12.93% and 14.24% for 1995 and 1994, respectively. Generally accepted accounting principles require that discounts and initial loan fees be recognized as income using the simple interest method. The difference between these two methods is immaterial to these financial statements.


    Loans and contracts receivable are charged against the reserve for loan losses when no full contractual payment has been received for six months or at such earlier time as deemed necessary by management. The charges are reduced by the estimated net realizable value of the collateral. The reserve for loan losses has been established based upon guidelines issued by the F.D.I.C.

    Loans and contracts receivable are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as reduction of the loan principal balance. Interest income on other non-accrual loans is recognized only to the extent of interest payments received.

    Nonaccrual loans with balances over $5,000 amounted to $64,957 and $127,311 at December 31, 1995 and 1994, respectively. The net amount of interest recorded during the year on those loans and any specific loan loss allowance in connection with impaired loans are immaterial to these financial statements.

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
IMPROVEMENTS AND EQUIPMENT:

    Improvements and equipment, with lives that range from three to fifteen years, are carried at cost. The company provides for depreciation on the straight-line method by the estimated useful lives of assets.


INVESTMENT CERTIFICATES



    Town & Country has two types of financing instruments; full paid investment certificates and installment investment certificates. Full paid certificates are similar in characteristics to time certificates issued by other financial institutions. They are issued for a specific maturity and at a specific rate of interest for the term of the certificate. Installment investment certificates are similar in characteristics to savings account. They allow the depositor to make additional deposits and limited withdrawals and are offered at a rate of interest set by Town & Country that may change from time to time as determined by Town & Country.


DEFERRED INSURANCE COMMISSIONS:

    The company receives commissions for placing insurance for customers. Commissions are recorded as deferred income when policies are written and amortized to income on a monthly basis at a rate of 15.84% of the balance of deferred income at the end of the month. This method approximates the recognition of income over the period of the insurance policies.

CONCENTRATION OF CREDIT RISK:

    Loans and contracts receivable primarily consist of used automobile loans from borrowers in the San Joaquin Valley of California, mainly in the counties of Stanislaus and Tulare. Contracts are purchased from dealers in these areas. The corporation retains a security interest for most loans.

INCOME TAXES:

    Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of reserves for loan losses, improvements and equipment, and deferred insurance commissions for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

EARNINGS PER SHARE:

    Earnings per share is computed using Series A stock outstanding.

RECLASSIFICATION:

    Certain reclassifications have been made to the 1994 financial statements in order to conform with the 1995 presentation.

NOTE 2 -- CONCENTRATION OF RISK
    The company maintains its cash balance and a money market account in one bank. The accounts at this institution are insured by the Federal Deposit Insurance Corporation up to a total $100,000. Total deposits at this bank on December 31, 1995 equalled $1,528,301.

NOTE 3 -- RELATED PARTY TRANSACTIONS
    At  December  31,  1995  and  1994,  there  were  $2,634,391  and $1,987,322 respectively, in investment certificates by employees, officers, directors and shareholders of the company. These certificates are under the same terms and conditions as other certificates made in the normal course of business.

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 3 -- RELATED PARTY TRANSACTIONS (CONTINUED)
    There were no loans or contracts with officers, directors or shareholders as of December 31, 1995 and 1994.

    The company purchased contracts receivable in the amount of $491,241 and received payments of $317,134 in 1995 from a business owned and operated by a member of the Board of Directors. Balances remaining were $659,314 and $485,207 for the years ended December 31, 1995 and 1994, respectively. The company has received permission from the California Department of Corporations to acquire these related party contracts.

NOTE 4 -- RESERVE FOR LOAN LOSSES
    Analysis of the reserve for loan losses is as follows:

                                                                         1995         1994
                                                                      -----------  -----------
Beginning balance...................................................  $   266,319  $   368,435
Provision charged to operations.....................................      100,064      271,403
Receivables charged off.............................................     (327,421)    (774,622)
Recoveries on receivables previously charged off....................      113,061      401,103
                                                                      -----------  -----------
Ending balance......................................................  $   152,023  $   266,319
                                                                      -----------  -----------
                                                                      -----------  -----------

NOTE 5 -- COMMITMENTS AND CONTINGENCIES
    In the normal course of business, there are outstanding commitments to extend credit which are not reflected in the financial statements. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The company uses the same credit policies in making these commitments as it does for the loans and contracts reflected in the financial statements. Commitments to extend credit totalled approximately $408,700 at December 31, 1995.

NOTE 6 -- INCOME TAXES
    The provision for income taxes from operations consists of the following components:

                                                                           1995        1994
                                                                        ----------  ----------
Current tax expense...................................................  $   50,310  $  201,599
Deferred tax expenses.................................................      56,342      85,467
                                                                        ----------  ----------
                                                                        $  106,652  $  287,066
                                                                        ----------  ----------
                                                                        ----------  ----------

    The net deferred tax benefits in the accompanying balance sheets include the following components:

                                                                           1995        1994
                                                                        ----------  ----------
Deferred tax liabilities..............................................  $  (21,502) $  (20,939)
Deferred tax assets...................................................      16,228      72,007
                                                                        ----------  ----------
Net deferred tax benefit (liability)..................................  $   (5,274) $   51,068
                                                                        ----------  ----------
                                                                        ----------  ----------

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 7 -- IMPROVEMENTS AND EQUIPMENT
    Improvements and equipment consist of the following:

                                                                           1995        1994
                                                                        ----------  ----------
Leasehold improvements................................................  $   50,902  $   48,759
Furniture, fixtures and equipment.....................................     514,713     488,414
Vehicles..............................................................      85,163      85,163
                                                                        ----------  ----------
                                                                           650,778     622,336
Less accumulated depreciation.........................................     456,794     416,662
                                                                        ----------  ----------
                                                                        $  193,984  $  205,674
                                                                        ----------  ----------
                                                                        ----------  ----------

NOTE 8 -- INVESTMENT CERTIFICATES

    Investment certificate balances at December 31, are summarized as follows:

                                                 AVERAGE
                                                 RATE AT                1995                        1994
                                              DECEMBER 31,   --------------------------  --------------------------
          BALANCE BY INTEREST RATE                1995          AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE
- --------------------------------------------  -------------  -------------  -----------  -------------  -----------
Fully paid investment certificates
               5.40% - 6.50%                         5.95%   $   2,397,770       10.64%  $   2,451,000       11.57%
               5.25% - 6.00%                         5.63        2,406,100       10.67       2,264,900       10.69
               4.25% - 7.00%                         5.63        1,866,500        8.28         627,500        2.96
               5.00% - 7.00%                         6.00        8,442,400       37.44       6,320,800       29.83
                                                             -------------  -----------  -------------  -----------
                                                                15,112,770       67.03      11,664,200       55.05
                                                             -------------  -----------  -------------  -----------
Installment investment certificates                  3.25        7,431,842       32.97       9,525,058       44.95
                                                             -------------  -----------  -------------  -----------
                                                             $  22,544,612      100.00%  $  21,189,258      100.00%
                                                             -------------  -----------  -------------  -----------
                                                             -------------  -----------  -------------  -----------

    At December 31, 1995, scheduled maturities of fully paid investment certificates are as follows:

                            YEAR ENDING DECEMBER 31,
                   ------------------------------------------
                       1996           1997          TOTAL
                   -------------  ------------  -------------
5.40% - 6.50%      $   2,397,770                $   2,397,770
5.25% - 6.00%          2,406,100                    2,406,100
4.25% - 7.00%            743,500  $  1,123,000      1,866,500
5.00% - 7.00%          7,028,400     1,414,000      8,442,400
                   -------------  ------------  -------------
                   $  12,575,770  $  2,537,000  $  15,112,770
                   -------------  ------------  -------------
                   -------------  ------------  -------------

    The aggregate amount of short-term certificates with a minimum denomination of $100,000 was approximately $2,000,000 and $1,703,000 at December 31, 1995 and
1994, respectively. Interest expense on certificates of deposit exceeding $100,000 was approximately $97,188 in 1995 and $81,800 in 1994.

NOTE 9 -- FAIR VALUES OF FINANCIAL INSTRUMENTS
    Statement of Financial Accounting Standards, No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (SFAS No. 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheets. Fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 9 -- FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED) instruments. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the company.

    The following methods and assumptions were used in estimating the fair value disclosures for financial instruments:

        CASH AND INTEREST BEARING DEPOSITS IN FINANCIAL INSTITUTIONS: The carrying amount reported in the balance sheets approximates the fair market value.

        LOANS AND CONTRACTS RECEIVABLE: The fair value of loans and contracts receivable are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgements regarding future expected loss experience and risk characteristics. The fair value of flooring loans is equal to the carrying amounts. The carrying amount of accrued interest receivable approximates its fair value.

        INVESTMENT CERTIFICATES: The fair value of installment investment certificates are equal to their carrying amounts. The fair value of installments full paid certificates is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

    The estimated fair values of the company's financial instruments for 1995 are as follows:

                                                                   CARRYING
                                                                    AMOUNT       FAIR VALUE
                                                                 -------------  -------------
Financial assets:
  Cash.........................................................  $   1,197,634  $   1,197,634
  Interest bearing deposits....................................      7,742,949      7,742,949
  Net loans and contracts receivable...........................     16,937,958     16,752,458
Financial liabilities:
  Full paid investment certificates............................  $  15,112,770  $  15,573,353
  Installment investment certificates..........................      7,431,842      7,431,842

    The carrying amounts in the preceding table are included in the balance sheets under the applicable captions.

NOTE 10 -- OPERATING LEASES
    The company occupies its offices under various noncancelable operating lease agreements through 2000. Certain leases contain provisions for increased rentals based on the change in the consumer price index. Rent expense (included in occupancy costs) was $78,815 and $75,734 in 1995 and 1994, respectively.

    The following is a summary of the minimum future commitments under noncancelable lease agreements:

YEARS ENDING DECEMBER 31:
        1996.......................................................................  $  68,785
        1997.......................................................................     52,668
        1998.......................................................................     52,668
        1999.......................................................................     52,620
        2000.......................................................................     25,620

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 11 -- PROFIT SHARING
    The company maintains a defined contribution profit sharing plan for substantially all of its employees. For employees to contribute to the plan they must have been employed for at least one year. The company will match employee contributions at the rate of $.25 per $1.00 of contribution up to 6% of employee gross wages. The company may make additional contributions at the discretion of the Board of Directors. To participate in the additional contributions, an employee must have been employed by the company for at least one year and have worked for at least 1,000 hours during the year. The expense recognized related to contributions to the plan was $25,257 and $20,753 for the years ended December 31, 1995 and 1994, respectively.

NOTE 12 -- THRIFT RATIO COMPLIANCE
    On May 20, 1992, the company obtained permission from the Department of Corporations to maintain a maximum ratio of thrift investment certificates to base capital, defined as the aggregate of capital stock and additional paid-in capital, of 17.0 to 1, with certain restrictions. The ratio was approximately
8.4 to 1 and 7.8 to 1 (after adjusting the thrift balance by deposits used as collateral for loans) on December 31, 1995 and 1994, respectively.

NOTE 13 -- FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991 (FDICIA) AND
          FINANCIAL INSTITUTIONS REFORM, RECOVERY AND ENFORCEMENT ACT OF 1989 (FIRREA)
    FDICIA was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt correct action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

    The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized."

    FIRREA was signed into law on August 9, 1989; regulations for savings institutions' minimum capital requirements went into effect on December 7, 1989. In addition to its capital requirements, FIRREA includes provisions for changes in the federal regulatory structure for institutions, including a new deposit insurance system, increased deposit insurance premiums, and restricted investment activities with respect to noninvestment grade corporate debt and certain other investments.

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 13 -- FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991 (FDICIA) AND
          FINANCIAL INSTITUTIONS REFORM, RECOVERY AND ENFORCEMENT ACT OF 1989 (FIRREA) (CONTINUED)
    The following table reconciles generally accepted accounting principles to regulatory capital, sets out the company's various regulatory capital categories and compares capital requirements as computed to regulatory minimum capital requirements. At December 31, 1995, the company exceeded all minimum capital requirements.

                                                       CAPITAL AS                CORE/      TIER 1        TOTAL
                                                      OF DECEMBER   TANGIBLE   LEVERAGE   RISK-BASED   RISK-BASED
                                                        31, 1995     EQUITY     CAPITAL     CAPITAL      CAPITAL
                                                      ------------  ---------  ---------  -----------  -----------
                                                                             (IN THOUSANDS)
Per GAAP............................................   $    3,624   $   3,624  $   3,624   $   3,624    $   3,624
                                                      ------------
                                                      ------------
Reserve for loan losses.............................                                                          152
                                                                    ---------  ---------  -----------  -----------
Regulatory capital..................................                $   3,624  $   3,624   $   3,624    $   3,776
                                                                    ---------  ---------  -----------  -----------
                                                                    ---------  ---------  -----------  -----------
Total assets........................................   $   26,285
                                                      ------------
                                                      ------------
Adjusted total assets...............................                $  25,513  $  25,513
                                                                    ---------  ---------
                                                                    ---------  ---------
Risk weighted assets................................                                       $  19,281    $  19,281
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Capital ratio.......................................        13.74%      14.20%     14.20%      18.79%       19.58%
                                                      ------------  ---------  ---------  -----------  -----------
                                                      ------------  ---------  ---------  -----------  -----------
Regulatory capital category:
  Well capitalized if greater than or
   equal to.........................................                                5.00%       6.00%       10.00%
                                                                               ---------  -----------  -----------
                                                                               ---------  -----------  -----------
  Minimum ratio to be considered "adequately
   capitalized".....................................                     2.00%      4.00%       4.00%        8.00%
                                                                    ---------  ---------  -----------  -----------
                                                                    ---------  ---------  -----------  -----------

NOTE 14 -- CASH FLOWS
    For purposes of the statement of cash flows, interest bearing deposits in other financial institutions are not considered to be cash equivalents.

    Actual cash paid for interest and income taxes were as follows:

                                                                          1995         1994
                                                                      ------------  ----------
Interest............................................................  $  1,006,102  $  975,501
Income taxes........................................................         3,042     367,206

NOTE 15 -- SUBSEQUENT EVENT
    On January 16, 1996, the company and Capital Corp of the West, a bank holding company, announced the signing of a letter of intent that would result in Town and Country becoming a wholly owned subsidiary of Capital Corp. The proposed acquisition is subject to numerous conditions and to shareholder and regulatory approval.

                          INDEPENDENT AUDITOR'S REPORT

                                                                January 24, 1996

Board of Directors
Town and Country Finance
 and Thrift Company
Turlock, California 95380

    Our report on our audits of the basic financial statements of Town and Country Finance and Thrift Company for 1995 and 1994 appears on page F-1. Those audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying information shown on Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                          /S/ ATHERTON & ASSOCIATES

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                                  OTHER INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                      SCHEDULE I

                                                                                               1995        1994
                                                                                            ----------  ----------
Insurance commissions.....................................................................  $   74,414  $   72,707
Extension and late charges................................................................     126,886     165,360
Points on loans over $10,000..............................................................                   6,807
Contract fees.............................................................................                     537
Acquisition fees, loans under $2,500......................................................         385       1,645
Miscellaneous.............................................................................      15,037      27,996
                                                                                            ----------  ----------
                                                                                            $  216,722  $  275,052
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                   OTHER GENERAL AND ADMINISTRATIVE EXPENSES
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                     SCHEDULE II

                                                                                               1995        1994
                                                                                            ----------  ----------
Office expense............................................................................  $   90,759  $   78,350
Taxes and licenses........................................................................      55,611      64,851
Legal and accounting......................................................................      54,718      75,679
FDIC assessment...........................................................................      25,710      63,028
Insurance and bond premiums...............................................................      36,478      47,137
Dues and subscriptions....................................................................       6,454       5,415
Credit reports............................................................................      11,250      10,300
Directors' and officers' expense..........................................................      16,212      13,939
State supervisory examination and assessment..............................................       1,887      13,776
Collection................................................................................      13,184      12,505
Travel allowance..........................................................................       4,870       4,596
Advertising...............................................................................      17,028       9,047
Miscellaneous.............................................................................      14,631      17,292
                                                                                            ----------  ----------
                                                                                            $  348,792  $  415,915
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                            RESERVE FOR LOAN LOSSES
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                    SCHEDULE III

                                                                                             1995         1994
                                                                                          -----------  -----------
Balance, January 1......................................................................  $   266,319  $   368,435
Provision charged to operations.........................................................      100,064      271,403
Receivables charged off.................................................................     (327,421)    (774,622)
Recoveries on receivables previously charged off........................................      113,061      401,103
                                                                                          -----------  -----------
Balance, December 31....................................................................  $   152,023  $   266,319
                                                                                          -----------  -----------
                                                                                          -----------  -----------

            INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTAL INFORMATION

                                                                January 24, 1996

The Board of Directors
Town and Country Finance
  and Thrift Company
Turlock, California 95380

    We have audited, in accordance with generally accepted auditing standards, the balance sheet of Town and Country Finance and Thrift Company as of December 31, 1995 and the related statements of income, stockholders' equity, and cash flows for the year then ended, and have issued our report thereon dated January 24, 1996.

    We reviewed, on a test basis, the files on loans made and contracts acquired during the year. Based on our tests, the files appear to be complete as to application for credit, signed note or contract, security interest, insurance, appraisal, and other necessary loan documentation.

    Investment certificates, loans receivable and contracts receivable were confirmed, to the extent necessary for forming an opinion on the basic financial statements taken as a whole, through the use of both positive and negative confirmations. See the attached Confirmation Statistics for a recapitulation of the results of the confirmation process.

    We reviewed of the adequacy of the reserve for loan losses. Our examination of this area revealed that management is making the necessary charge-offs at the time of such review. Based on historical trends, and analytical procedures in evaluating the delinquent status of accounts as a whole, it appears that the reserve for losses is adequate.

    Town and Country Finance and Thrift Company does not refinance or extend accounts that are delinquent for 30 days or more unless they are satisfied that the borrower(s) can meet the requirements of the new plan.

    Unearned charges and discounts on contracts and precomputed loans are reflected in the company's balance sheet as a contra asset account to the related receivables. The full amount of unearned charges and discounts is credited to this account at the origination of the contract and is then amortized into income on a monthly basis under the sum-of-the-months digits method over the life of the contract or loan. Revenue on loans on which unearned financial charges are not precomputed is recognized or accrued monthly.

    Whenever a contract or loan receivable is paid in full before maturity, a reduction of unearned interest on finance charges is computed under the Rule of 78's with consideration given to such initial charges as are permissible under various California loan laws.

    Interest bearing deposits at other financial institutions at December 31, 1995 consisted primarily of certificates of deposit of $100,000 or less with federally insured institutions. Therefore, the market values of these investments were equal to their costs. Also included in this category was a $312,949 deposit in a money market account.

    Town and Country Finance and Thrift Company had no restricted retained earnings at December 31, 1995.

    In planning and performing our audit of the financial statements of Town and Country Finance and Thrift Company for the year ended December 31, 1995 we considered its internal control structure in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control structure.

    Certain significant features of the internal controls are as follows:

    a) Bank reconciliations, general ledger maintenance, reconciliation of loan and thrift trial balances to general ledger control accounts and other reconciliation functions are performed by a person who has no check signature authority, loan authorization or teller responsibilities.

    b) Tellers are responsible for balancing out cash daily to the transactions recorded on the computer. They have sole access to their cash drawers during the day.

    c) Credit is granted only by authorized personnel and limits are established for each person by the Board of Directors.

    d) The company has a program whereby each branch is periodically visited and selected files are reviewed to determine the extent of compliance with industry regulations and company policies.

    e) The company's in-house computer system automatically produces delinquent notices for past due accounts. These notices are processed by personnel outside the loan/teller process.

    f) The company has authorized certain employees to sign checks, and two signatures are needed for amounts in excess of $5,000.

    We further inform you that, to the best of our knowledge and belief, neither the firm of Atherton & Associates nor any of its partners has any direct or indirect financial interest in Town and Country Finance and Thrift Company or is connected with the company in the capacity of a director, officer, employee, or person performing similar functions, other than being retained as independent accountants.

    This report is intended solely for the information and use of the Board of Directors and management of Town and Country Finance and Thrift Company, the Commissioner of the State of California Department of Corporations, and the Federal Deposit Insurance Corporation, and should not be used for any other purpose.


                                          /S/ ATHERTON & ASSOCIATES

                            TOWN AND COUNTRY FINANCE
                               AND THRIFT COMPANY
                            CONFIRMATION STATISTICS
                               DECEMBER 31, 1995

                                                                                        FULL-PAID INVESTMENT    INSTALLMENT
                                              LOANS                  CONTRACTS              CERTIFICATES        CERTIFICATES
                                      ----------------------  -----------------------  -----------------------  -----------
                                        NUMBER      AMOUNT      NUMBER       AMOUNT      NUMBER       AMOUNT      NUMBER
                                      -----------  ---------  -----------  ----------  -----------  ----------  -----------
Total outstanding...................       1,138   $4,996,688      2,804   $15,178,689        454   $15,112,770      1,275
Positive confirmations
  Confirmations sent................          12   $ 420,251          64   $1,347,552         149   $9,746,700          35
  Percentage confirmed..............        1.05%      8.41%        2.28%       8.88%       32.82%      64.49%        2.75%
  Total replies received............           9   $ 284,206          47   $1,071,761         141   $9,192,700          31
  Percentage of replies received....       75.00%     67.63%       73.44%      79.53%       94.63%      94.32%       88.57%
  Unreconciled exceptions...........        None        None           1   $      423        None         None        None
Negative confirmations
  Confirmations sent................          71   $ 602,845         158   $1,472,062          31   $  461,770          96
  Percentage confirmed..............        6.24%     12.06%        5.63%       9.70%        6.83%       3.06%        7.53%
  Total replied received............           4   $  43,590           6   $   44,664           2   $   35,000          11
  Percentage of replies received....        5.63%      7.23%        3.80        3.03%        6.45%       7.58%       11.46%
  Unreconciled exceptions...........        None        None        None         None        None         None        None
Total confirmations
  Confirmations sent................          83   $1,023,096        222   $2,819,614         180   $10,208,470        131
  Percentage confirmed..............        7.29%     20.47%        7.91%      18.58%       39.65%      67.55%       10.28%
  Unreconciled exceptions...........        None        None           1   $      423        None         None        None


                                       AMOUNT
                                      ---------
Total outstanding...................  $7,431,842
Positive confirmations
  Confirmations sent................  $2,422,819
  Percentage confirmed..............     32.60%
  Total replies received............  $2,118,522
  Percentage of replies received....     87.44%
  Unreconciled exceptions...........       None
Negative confirmations
  Confirmations sent................  $ 969,522
  Percentage confirmed..............     13.05%
  Total replied received............  $ 148,084
  Percentage of replies received....     15.27%
  Unreconciled exceptions...........       None
Total confirmations
  Confirmations sent................  $3,392,341
  Percentage confirmed..............     45.65%
  Unreconciled exceptions...........       None

                       AGREEMENT AND PLAN OF ACQUISITION
                                 BY AND BETWEEN
                            CAPITAL CORP OF THE WEST
                                      AND
                  TOWN AND COUNTRY FINANCE AND THRIFT COMPANY

                               TABLE OF CONTENTS

                                                                                                                             PAGE
                                                                                                                             ----

 Section 1. THE ACQUISITION.................................................................................................   1
        1.1 Effective Date..................................................................................................   1
        1.2 Effect of the Acquisition.......................................................................................   1
 Section 2. CONVERSION AND CANCELLATION OF SHARES...........................................................................   2
        2.1 Exchange Amount; Conversion of Shares of Town & Country Common Stock............................................   2
        2.2 Cash/Stock Election.............................................................................................   2
        2.3 Fractional Shares...............................................................................................   3
        2.4 Surrender of Town & Country Shares..............................................................................   3
        2.5 No Further Transfers of Town & Country Shares...................................................................   4
        2.6 Adjustments.....................................................................................................   4
        2.7 Personnel Matters...............................................................................................   4
 Section 3. COVENANTS OF THE PARTIES........................................................................................   5
        3.1 Mutual Covenants................................................................................................   5
           (a) Government Approvals........................................................................................    5
           (b) Notification of Breach of Representations, Warranties and Covenants.........................................    5
           (c) Financial Statements........................................................................................    5
           (d) Press Releases..............................................................................................    6
           (e) 401(k) Plans................................................................................................    6
           (f) Access to Properties, Books and Records; Confidentiality....................................................    6
        3.2 Covenants of Town & Country.....................................................................................   7
           (a) Approval by Shareholders....................................................................................    7
           (b) Compensation................................................................................................    7
           (c) Conduct of Business in the Ordinary Course..................................................................    7
           (d) No Acquisition or Solicitation..............................................................................    9
           (e) Changes in Capital Stock; Dividends.........................................................................    9
           (f) Employee Welfare Benefit Plans..............................................................................   10
           (g) Shareholder Lists and Other Information.....................................................................   10
           (h) Capital Commitments and Expenditures........................................................................   10
        3.3 Covenants of Capital Corp.......................................................................................  10
           (a) Conduct of Business in the Ordinary Course..................................................................   10
           (b) Changes in Capital Stock; Dividends.........................................................................   11
           (c) Indemnification; Insurance..................................................................................   11
 Section 4. REPRESENTATIONS AND WARRANTIES OF TOWN & COUNTRY................................................................  11
        4.1 Corporate Status and Power to Enter Into Agreements.............................................................  11
        4.2 Articles, Bylaws, Books and Records.............................................................................  11
        4.3 Compliance With Laws, Regulations and Decrees...................................................................  12
        4.4 Capitalization..................................................................................................  12
        4.5 Equity Interest in Any Entity...................................................................................  12
        4.6 Financial Statements, Regulatory Reports........................................................................  12
        4.7 Tax Returns.....................................................................................................  13
        4.8 Material Adverse Change.........................................................................................  13
        4.9 No Undisclosed Liabilities......................................................................................  13
       4.10 Properties and Leases...........................................................................................  14
       4.11 Material Contracts..............................................................................................  14
       4.12 Loans...........................................................................................................  15
       4.13 Restrictions on Investments.....................................................................................  15
       4.14 Employment Contracts and Benefits...............................................................................  15
       4.15 Compliance With ERISA...........................................................................................  16
       4.16 Collective Bargaining and Employment Agreements.................................................................  16

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                             PAGE
                                                                                                                             ----
       4.17 Compensation of Officers and Employees..........................................................................  16
       4.18 Legal Actions and Proceedings...................................................................................  16
       4.19 Execution and Delivery of the Agreement.........................................................................  17
       4.20 Retention of Broker or Consultant...............................................................................  17
       4.21 Insurance.......................................................................................................  17
       4.22 Loan Loss Reserves..............................................................................................  18
       4.23 Transactions With Affiliates....................................................................................  18
       4.24 Information in Capital Corp Registration Statement..............................................................  18
       4.25 Accuracy of Representations and Warranties......................................................................  18
 Section 5. REPRESENTATIONS AND WARRANTIES OF CAPITAL CORP..................................................................  18
        5.1 Corporate Status and Power to Enter Into Agreements.............................................................  18
        5.2 Articles, Bylaws, Books and Records.............................................................................  19
        5.3 Compliance With Laws, Regulations and Decrees...................................................................  19
        5.4 Capitalization..................................................................................................  19
        5.5 Financial Statements, Regulatory Reports........................................................................  19
        5.6 Tax Returns.....................................................................................................  20
        5.7 Material Adverse Change.........................................................................................  20
        5.8 Legal Actions and Proceedings...................................................................................  20
        5.9 Execution and Delivery of the Agreement.........................................................................  20
       5.10 No Undisclosed Liabilities......................................................................................  21
       5.11 No Material Environmental Liabilities...........................................................................  21
       5.12 No Material Liabilities Under ERISA.............................................................................  21
       5.13 Retention of Broker or Consultant...............................................................................  21
       5.14 Loan Loss Reserves..............................................................................................  21
       5.15 Information in Capital Corp Registration Statement..............................................................  22
       5.16 Accuracy of Representations and Warranties......................................................................  22
 Section 6. SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.........................................................  22
        6.1 Preparation and Filing of Registration Statement................................................................  22
        6.2 Effectiveness of Registration Statement.........................................................................  22
        6.3 Sales and Resales of Common Stock...............................................................................  22
        6.4 Rule 145 and Related Matters....................................................................................  22
 Section 7. CONDITIONS TO THE OBLIGATIONS OF CAPITAL CORP...................................................................  23
        7.1 Representations and Warranties..................................................................................  23
        7.2 Compliance and Performance Under Agreement......................................................................  23
        7.3 Material Adverse Change.........................................................................................  23
        7.4 Approval of Agreement...........................................................................................  23
        7.5 Officer's Certificate...........................................................................................  23
        7.6 Opinion of Counsel..............................................................................................  23
        7.7 Absence of Legal Impediment.....................................................................................  23
        7.8 Effectiveness of Registration Statement.........................................................................  24
        7.9 Government Approvals............................................................................................  24
       7.10 Tax Opinion.....................................................................................................  24
       7.11 Accountant's Comfort Letters....................................................................................  24
       7.12 Unaudited Financials............................................................................................  24
       7.13 Rule 145 Undertaking............................................................................................  25
       7.14 Closing Documents...............................................................................................  25
       7.15 Consents........................................................................................................  25
       7.16 Noncompete Agreements...........................................................................................  25
 Section 8. CONDITIONS TO THE OBLIGATIONS OF TOWN & COUNTRY.................................................................  25

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                             PAGE
                                                                                                                             ----
        8.1 Representations and Warranties..................................................................................  25
        8.2 Compliance and Performance Under Agreement......................................................................  25
        8.3 Material Adverse Change.........................................................................................  25
        8.4 Approval of Agreement...........................................................................................  26
        8.5 Officer's Certificate...........................................................................................  26
        8.6 Opinion of Counsel..............................................................................................  26
        8.7 Absence of Legal Impediment.....................................................................................  26
        8.8 Effectiveness of Registration Statement.........................................................................  26
        8.9 Government Approvals............................................................................................  26
       8.10 Tax Opinion or Ruling...........................................................................................  26
       8.11 Accountant's Comfort Letter.....................................................................................  26
       8.12 Unaudited Financials............................................................................................  26
       8.13 Closing Documents...............................................................................................  26
       8.14 Fairness Opinion................................................................................................  26
 Section 9. CLOSING.........................................................................................................  27
        9.1 Closing Date....................................................................................................  27
        9.2 Delivery of Documents...........................................................................................  27
        9.3 Filings.........................................................................................................  27
Section 10. EXPENSES........................................................................................................  27
Section 11. AMENDMENT; TERMINATION..........................................................................................  27
       11.1 Amendment.......................................................................................................  27
       11.2 Termination.....................................................................................................  27
       11.3 Termination.....................................................................................................  28
       11.4 Breach of Obligations...........................................................................................  28
       11.5 Termination and Expenses........................................................................................  28
Section 12. Miscellaneous...................................................................................................  29
       12.1 Notices.........................................................................................................  29
       12.2 Binding Agreement...............................................................................................  29
       12.3 Survival of Representations and Warranties......................................................................  29
       12.4 Governing Law...................................................................................................  29
       12.5 Attorneys' Fees.................................................................................................  29
       12.6 Entire Agreement; Severability..................................................................................  29
       12.7 Counterparts....................................................................................................  29

                       AGREEMENT AND PLAN OF ACQUISITION

    THIS AGREEMENT AND PLAN OF ACQUISITION, dated as of March 22, 1996 ("Agreement"), is made by and between Capital Corp of the West, a California corporation and a bank holding company under the Federal Bank Holding Company Act ("Capital Corp") and Town and Country Finance and Thrift Company, a California industrial loan company ("Town & Country").

                                  WITNESSETH:

    A. The Boards of Directors of Capital Corp and Town & Country deem it advisable and in the best interests of Capital Corp, Town & Country and its shareholders that Capital Corp and Town & Country enter into a business combination whereby Capital Corp will form a subsidiary which will be licensed as an industrial loan company by the State of California (the "Subsidiary") to be licensed as an industrial loan company and merged with Town & Country (the "Acquisition"), and Town & Country shall become a wholly-owned subsidiary of Capital Corp.

    B. The Merger Agreement attached as Exhibit A is intended to be filed with the California Secretary of State (the "Merger Agreement") when it has been approved by the Boards of Directors of Capital Corp, Town & Country and Subsidiary, and this Agreement and the Merger Agreement will be submitted for approval of the shareholders of Capital Corp and Town & Country at special meetings of their respective shareholders.

    C. The Acquisition is intended to qualify as a tax free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

    D. Pursuant to the Acquisition, each Town & Country shareholder will receive, in exchange for each share of Town & Country common stock, cash and the number of shares of Capital Corp common stock determined in accordance with the Exchange Ratio as more fully set forth in this Agreement (the "Exchange Ratio").

    NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1. THE ACQUISITION.

    1.1 EFFECTIVE DATE. Subject to the terms and conditions of this Agreement, the Acquisition shall become effective at the date on which an executed copy of the Merger Agreement has been filed with the California Secretary of State (the "Effective Date").

    1.2 EFFECT OF THE ACQUISITION. Subject to the terms and conditions of this Agreement, on the Effective Date, Subsidiary shall be merged with Town & Country and the Subsidiary shall be renamed "Town and Country Finance and Thrift Company" and shall be the surviving corporation ("Surviving Corporation") in the merger. All assets, rights, privileges, immunities, power, franchises and interests of Town & Country in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estate, assignee, receiver and in every other fiduciary capacity, shall pass and be transferred to and vest in the Subsidiary as the Surviving Corporation by virtue of the Acquisition on the Effective Date without any deed, conveyance or other transfer; the separate existence of Town & Country shall cease and the corporate existence of Subsidiary as the Surviving Corporation under Town & Country's name shall continue unaffected and unimpaired by the merger; and the Surviving Corporation shall be deemed to be the same entity as each of Town & Country and Subsidiary and shall be subject to all of their duties and liabilities of every kind and description. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of Subsidiary and Town & Country; and any claim existing or action or proceeding pending by or against Subsidiary or Town & Country may be prosecuted as if the Acquisition had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Capital Corp, Subsidiary or Town & Country shall be impaired by reason of the Acquisition. The articles of incorporation of Subsidiary shall be the articles of incorporation of the Surviving Corporation and the bylaws of Town & Country shall be the bylaws of the Surviving Corporation. On the Effective Date, Subsidiary shall assume the operations of, as successor to, Town & Country. On the Effective Date Capital Corp, as the sole shareholder of Subsidiary, will elect at a special meeting of shareholders all existing board members of Town & County to the board of Subsidiary in which capacity such directors, together with such other directors as may be elected by Capital Corp, will continue to serve until successors are duly elected and qualified. Subsidiary shall remain a wholly-owned subsidiary of Capital Corp.

SECTION 2. CONVERSION AND CANCELLATION OF SHARES.

    2.1 EXCHANGE AMOUNT; CONVERSION OF SHARES OF TOWN & COUNTRY COMMON STOCK

    (a) For purposes of this Agreement, capitalized terms have the following meanings:

Town & Country Shares          Issued and outstanding shares of Town & Country common stock as of the Effective Date
Exchange Amount                The Exchange Amount,  consisting of a  Cash Component and  a
                                Stock  Component, shall  be $33.05 multiplied  by the total outstanding Town & Country Shares
Cash Component                 Cash portion of the Exchange  Amount equal to $1,600,000  to
                                $1,800,000,  depending  on  the results  of  the Cash/Stock
                                Election, as may be adjusted pursuant to Section 2.1(c)
Stock Component                Newly issued shares  of Capital  Corp common  stock with  an aggregate  Market Value  equal to the  Exchange Amount less the Cash Component
Per Share Cash Component       The aggregate  Cash  Component  divided  by  the  number  of outstanding Town & Country Shares on the Effective Date
Per Share Stock Component      The  aggregate  Stock  Component divided  by  the  number of outstanding Town & Country Shares on the Effective Date
Exchange Ratio                 The Per Share Stock Component divided by the Market Value
Market Value                   The average of bid and ask prices at closing of Capital Corp common stock as reported on Nasdaq National Market over all
                                trading  days   in  the   calendar  month   preceding   the
                                anticipated  Effective  Date,  as  mutually  established by
                                Capital Corp and Town & Country
Determination Date             The last business  day of the  calendar month preceding  the anticipated  Effective  Date,  as  mutually  established by
                                Capital Corp and Town & Country

    (b) On the Effective Date, by virtue of the Acquisition and without any action on the part of the holder of any Town & Country Shares, each outstanding Town & Country Share (other than any shares as to which dissenters' rights have been perfected) shall be converted into the right to receive a combination of cash and shares of the common stock, no par value, of Capital Corp ("Capital Corp common stock" or "Capital Corp Shares") with an aggregate value equal to the Exchange Amount. The aggregate Cash Component of the Exchange Amount will be not less than $1,600,000 and not more than $1,800,000; the exact amount of the Cash Component will determined by the results of the Cash/Stock Election that will be made available to holders of Town & Country Shares before completion of the Acquisition. The balance of the Exchange Amount will be in Capital Corp common stock (the "Stock Component").

    2.2 CASH/STOCK ELECTION

    The Exchange Amount will be allocated to the Stock Component and the Cash Component in accordance the following election and procedures (the "Cash/Stock Election").

    Town & Country shareholders may elect to receive the Exchange Amount in either all Capital Corp shares or all cash. If no election is made, the shareholder will receive a Cash Component equal to $1,600,000/number of outstanding Town & Country Shares and the balance in Capital Corp shares.

    The Cash/Stock Election is subject to the limitation that the aggregate Cash Component for all Town & Country shareholders may not be less than $1,600,000 or more than $1,800,000. If the aggregate Cash Component is undersubscribed, the unsubscribed portion of this minimum aggregate Cash Component will be allocated pro rata (by number of shares) among all Town & Country shareholders; if the aggregate Cash Component is oversubscribed, the Cash Component of each Town & Country shareholder electing to receive cash will be reduced pro rata (by number of shares electing to receive cash) so that the aggregate Cash Component of all Town & Country shareholders will equal $1,800,000. The total of the Cash Component and the Stock Component will always equal the Exchange Amount.

    A Town & Country shareholder need not, and may not, make a Cash/Stock Election until after the Acquisition has been completed. If the Acquisition is completed, Capital Corp will send to each Town & Country shareholder a letter of transmittal describing the Cash/Stock Election in more detail and providing forms for making the Cash/Stock Election, if desired.

    The Cash/Stock Election, if made, must be made for all shares held in the name of the Town & Country shareholder. A Town & Country shareholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held. However, shares represented by a single certificate may make only one Cash/Stock Election.

    All Town & Country shareholders who do not make a Cash/Stock Election will receive the Exchange Amount consisting of at least $1,600,000/number of outstanding shares per Town & Country common share, regardless of the Cash/Stock Election made by any other Town & Country shareholders. Town & Country shareholders who make a Cash/Stock Election have no assurance that they will in fact receive all cash or all stock. They will receive cash in excess of the above amount per share only to the extent excess cash is available under the limitation set forth above, and they will receive all stock only if other Town & Country shareholders elect at least an aggregate of $1,600,000 in cash.

    2.3 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Capital Corp common stock shall be issued to holders of Town & Country Shares. In lieu thereof, each such holder entitled to a fraction of a share of Capital Corp common stock shall receive, at the time of surrender of the certificate or certificates representing such holder's Town & Country Shares, an amount in cash equal to the Market Value per share of the common stock of Capital Corp, multiplied by the fraction of a share of Capital Corp common stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

    2.4 SURRENDER OF TOWN & COUNTRY SHARES.

    (a) Prior to the Effective Date, Capital Corp shall appoint any bank or trust company (having capital of at least $50 million) mutually acceptable to Town & Country and Capital Corp, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Town & Country Shares at and after the Effective Date, Capital Corp shall issue and deliver to the Exchange Agent certificates representing the Capital Corp Shares, as shall be required to be delivered to holders of Town & Country Shares. As soon as practicable after the Effective Date, each holder of Town & Country Shares converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more certificates for such Town & Country Shares for cancellation, will be entitled to receive a certificate representing the number of Capital Corp Shares determined in accordance with Section 2.1 and a payment in cash with respect to the Cash Component and fractional shares, if any, determined in accordance with
Section 2.3.

    (b) No dividends or other distributions of any kind which are declared payable to stockholders of record of the Capital Corp Shares after the Effective Date will be paid to persons entitled to receive such certificates for Capital Corp Shares until such persons surrender their certificates representing Town & Country Shares. Upon surrender of such certificate representing Town & Country Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Capital Corp Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

    (c) If any certificate for Capital Corp Shares is to be issued in a name other than that in which the certificate for Town & Country Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Capital Corp Shares in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Capital Corp and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

    (d) All dividends or distributions, and any cash to be paid pursuant to the Cash Component or Section 2.3 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Town & Country Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Capital Corp, and after such time any holder of a certificate representing Town & Country Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Capital Corp for payment or delivery of such dividends or distributions or cash, as the case may be.

    2.5 NO FURTHER TRANSFERS OF TOWN & COUNTRY SHARES. At the Effective Date, the stock transfer books of Town & Country shall be closed and no transfer of Town & Country Shares theretofore outstanding shall thereafter be made.

    2.6 ADJUSTMENTS. If, between the date of this Agreement and the Effective Date, the outstanding Capital Corp common stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of Capital Corp Shares to be issued and delivered in the Acquisition in exchange for each outstanding Town & Country Share shall be correspondingly adjusted.

    2.7 PERSONNEL MATTERS.

    (a) EMPLOYMENT AT EFFECTIVE DATE. From the day of the Effective Date or any time thereafter, former employees of Town & Country may be terminated by Capital Corp, with or without cause, for any reason not prohibited by statute, except for those employees under an agreement previously consented to by Capital Corp. Capital Corp shall assume the obligations of those contracts and shall make the payments provided therein.

    (b) RETIREMENT BENEFITS.

        (i) Employees of Subsidiary formerly employed by Town & Country on the Effective Date shall be eligible for participation in the Capital Corp 401(k) plan on the first day following the Effective Date, so long as such employees then meet the eligibility requirements for participation in the Capital Corp plan.

        (ii) For purposes of determining eligibility and vesting under the Capital Corp 401(k) plan, employees of Subsidiary formerly employed by Town & Country on the Effective Date will receive vesting credit for length of service with Town & Country as if they had been employees of Capital Corp. This provision shall not obligate Capital Corp to make any additional contribution to the Capital Corp 401(k) plan for former Town & Country employees for any period before the Effective Date.

    (c) OTHER BENEFIT PLANS.

        (i) After the Effective Date, any or all Town & Country welfare benefit plans shall be terminated by Capital Corp. Subsidiary employees formerly employed by Town & Country immediately prior to the Effective Date shall be eligible for participation in any existing Capital Corp plan, so long as such employee would otherwise be eligible to participate in such plan.

        (ii) Employees of Subsidiary formerly employed by Town & Country on the Effective Date will receive credit for length of service with Town & Country for determination of eligibility or participation in the Capital Corp (i) health service plans, (ii) long-term disability, voluntary accident and life insurance plans, or (iii) any other benefit plan of Capital Corp.

    (d) OTHER BENEFITS.

        (i) Employees of Subsidiary formerly employed by Town & Country on the Effective Date will retain vacation benefits accrued with Town & Country prior to the Effective Date, subject to Capital Corp's maximum accrual and carryover limitations for such benefits; and will also retain the amount of sick leave benefit eligibility on Town & Country's records prior to the Effective Date, to be available subject to Capital Corp's policy for sick leave benefits; provided, however, Town & Country shall have accrued the cost of such benefits on the books of Town & Country .

        (ii) Employees of Subsidiary formerly employed by Town & Country on the Effective Date will be subject to the severance policies in effect for all Capital Corp employees.

    (e) CONTRACT ON EFFECTIVE DATE. On the Effective Date, Capital Corp will offer a three year contract of employment to D. Dale Pinkney the terms of which will be agreed upon between Mr. Pinkney and Capital Corp.

SECTION 3. COVENANTS OF THE PARTIES.

    3.1 MUTUAL COVENANTS.

    (a) GOVERNMENT APPROVALS. Each party will use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps within their reasonable control to obtain (i) the prior approval of the Acquisition by the Board of Governors of the Federal Reserve System (the "FRB") under the Bank holding Company Act of 1956, as amended, (ii) the prior approval of the State of California Department of Corporations ("DOC") to the Acquisition; (iii) the issuance by the DOC of an industrial loan company license to Subsidiary, and
(iv) all other consents and approvals of government agencies as are required by law or otherwise, and shall do any and all acts and things necessary or appropriate in order to cause the Acquisition to be consummated on the terms provided in the Merger Agreement and this Agreement as promptly as practicable. The approvals referred to in clauses (i)-(iv) of this Section 3.1(a) are hereinafter referred to as the "Government Approvals." Each party shall respond to a written request for information sought by the other for the purpose of obtaining the Government Approvals promptly and in all cases within 10 days after receipt of such request.

    (b) NOTIFICATION OF BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of that party contained or referred to in the Acquisition Agreement or this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

    (c) FINANCIAL STATEMENTS.

        (i) Each party has delivered or shall deliver to the other party promptly after they become available true and correct copies of audited financial statements as of such date and covering such period as may be necessary to satisfy the minimum requirements of the Securities and Exchange Commission and other governmental authorities having approval authority over the Acquisition. The financial statements for such year ends have been or shall be audited by their respective independent certified public accounting firms which have been engaged in the past and include or shall include an unqualified opinion of each such accounting firm, to the effect that such financial statements have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the respective parties at the dates indicated and for the periods then ending.

        (ii) Each party shall provide to the other party promptly after they become available copies of all financial statements and proxy statements issued or to be issued to either party's shareholders and/or directors after December 31, 1995, and at or prior to the Effective Date.

       (iii) Each party has delivered or shall deliver, to the other party true and complete copies of its Annual Report to Shareholders for the years ended December 31, 1995, 1994 and 1993, all periodic reports (including interim quarterly financial statements) since December 31, 1993, all proxy statements and other written material furnished to its shareholders since December 31, 1993, and all other material reports, including year-end call reports, relating to Capital Corp and Town & Country filed by Capital Corp and Town & Country with the FRB , the DOC or the Federal Deposit Insurance Corporation ("FDIC") during 1993 through 1996 and in 1996 prior to the Effective Date. As of its date, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

        (iv) Each party shall deliver to the other party, as soon as practicable after the end of each calendar month, copies of its month-end financial statements and management reports as prepared for internal use by such party's management.

    (d) PRESS RELEASES. Neither party shall issue any press release or written statement for general circulation relating to this Agreement unless previously provided to the other party for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with the other party in the development and distribution of all news releases and other public information disclosures with respect to the Acquisition, this Agreement or the Merger Agreement; provided that either party may, without the consent of the other party, make any disclosure with regard to this Agreement that it determines is required under any applicable law or regulation.

    (e) 401(K) PLANS. Both parties agree that Town & Country's 401(k) plan shall be merged into Capital Corp's 401(k) plan on or after the Effective Date, as determined by the Surviving Corporation at no expense to Town & Country. Capital Corp shall pay all expenses and charges in connection with the merger of Town & Country's 401(k) plan into Capital Corp's 401(k) plan.

    (f) ACCESS TO PROPERTIES, BOOKS AND RECORDS; CONFIDENTIALITY. Prior to the Effective Date, each party shall (except as may be prohibited by applicable law) give the other party and its officers, employees, agents and representatives full access, during normal business hours and upon reasonable notice, to all of its properties, books, contracts, records and facilities including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings, tax settlement letters, material contracts or commitments, regulatory examinations and correspondences. Each party shall also use its best efforts to cause its independent accounting firm to make available to the other party, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such firm's work papers and documentation relating to its work papers and its audits of the books and records of each party. Each party shall make available to the other originals or copies, at the responding party's election, of such documents and records as the other may reasonably request. The availability or actual delivery of such information about either party shall not affect the covenants, representations and warranties of either party contained in this Agreement and in the Merger Agreement. Each party shall respond to any written request for information promptly and in all cases within 10 days after receipt of such request. Each party shall use its best efforts to cause its officers, directors, employees, auditors and attorneys to cooperate with the other in its reasonable requests for information. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents therefore delivered by the other party as the other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any governmental agency or authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted.

    3.2 COVENANTS OF TOWN & COUNTRY.

    (a) APPROVAL BY SHAREHOLDERS. Town & Country shall cause the Acquisition, this Agreement and the Merger Agreement to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with applicable laws. In connection with the call of such meeting, Capital Corp and Town & Country shall cause an appropriate registration statement and proxy statement/prospectus (the "Proxy Materials") to be prepared and filed with appropriate regulatory authorities as promptly as practicable and, when approved or otherwise deemed effective, with any amendments thereto that may in the judgment of its counsel be necessary or desirable, to be mailed to shareholders of Town & Country. Subject to the fiduciary duty of the Board of Directors of Town & Country, the Proxy Materials shall include therein a recommendation that Town & Country shareholders vote to approve the proposed Acquisition. The Proxy Materials shall be subject to prior approval by Capital Corp. Town & Country shall in any event hold such shareholder meeting no later than June 20, 1996, unless prevented from doing so by the Commission or by delays in obtaining or conditions imposed by the Government Approvals. Subject to its continuing fiduciary duty to the shareholders of Town & Country, the members of the Board of Directors of Town & Country shall at all times prior to and during such meeting of its shareholders recommend that the transactions contemplated hereby be adopted and approved and, subject to such duty, use its best efforts to cause such adoption and approval.

    (b) COMPENSATION. Except for annual anniversary date review of employees and the normal wage increases incident thereto and the annual bonuses for 1995 which have been accrued on the books of Town & Country, Town & Country shall not make or approve any increase in the compensation payable or to become payable by it to any of its directors, officers, employees or agents (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement), nor shall any bonus payment or any agreement or commitment to make a bonus payment be made, nor shall any stock option, warrant or other right to acquire capital stock be granted, or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by Town & Country with any such directors, officers, employees or agents unless Capital Corp has given its prior written consent. Without the prior consent of Capital Corp, Town & Country shall not hire any new employee at an annual rate in excess of current customary practice or, in any event, in excess of $40,000 per year, except with the prior written consent of Capital Corp. Nothing herein shall prevent Town & Country from (i) granting increase(s) in compensation or bonuses to the extent that such increase(s) do not cause average annual compensation per employee to increase more than 5% of the average annual compensation per employee by Town & Country in 1996 prorated to the Effective Date, not including increased compensation levels arising by reason of additional employees hired to oversee the proposed Fresno branch; (ii) providing employees with regular salary increases, commissions and bonuses consistent with past practices in connection with regular salary reviews as heretofore disclosed to Capital Corp; or (iii) the engagement of Williams Gregg, Inc. as Town & Country's financial advisor.

    (c) CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Prior to the Effective Date:

        (i) Town & Country shall conduct its businesses in the Ordinary Course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course" of Town & Country shall consist of the industrial loan company and related businesses as presently conducted by it and permitted under applicable laws. Unless Capital Corp has given its previous written consent to any act or omission to the contrary (which Capital Corp shall not unreasonably withhold), Town & Country shall, until the Effective Date, cause its officers to:

           (A) preserve its business and business organizations intact;

           (B) preserve the good will of customers and others having business relations with it and take no action that would impair the benefit to the other party of the goodwill of it or the other benefits of the Acquisition;

           (C) consult with Capital Corp as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course;

           (D) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

           (E) comply with all laws, regulations and decrees applicable to the conduct of its business;

           (F) keep in force at not less than its present limits all policies of insurance, including deposit insurance of the FDIC, to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

           (G) keep available to the other party the services of its present officers and employees (it being understood that both parties shall have the right to terminate the employment of any of its officers or employees in accordance with its established employment procedures);

           (H) comply with all orders, agreements and memoranda of understanding with respect to it made by or with any regulatory authority of competent jurisdiction, and promptly forward to the other party all communications received from any such authority that are not prohibited by such authority from being so disclosed and inform the other party of any material restrictions imposed by any governmental authority on its business;

           (I) file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

           (J) conduct an environmental audit prior to foreclosure on any property concerning which it has knowledge, or should have knowledge, that asbestos or asbestos-containing material, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with the other party regarding the significance of the audit prior to the foreclosure on any such property;

           (K) not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except other real estate owned or other property in the Ordinary Course, in each case for adequate value, without recourse and consistent with its customary practice;

           (L) not make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of its officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course consistent with its established loan procedures and in compliance with FRB Regulation O;

           (M) with the exception of the creation of the Fresno branch which must be completed and opened expeditiously, not take any action to create, relocate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity;

           (N) not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than $50,000 in which it is a party; and

           (O) maintain an allowance for loan losses which, in addition to meeting the requirements of Section 2.1(c), shall be in substantial compliance with the comments of the FDIC in its most recent Report of Examination dated April 24, 1995.

        (ii) Town & Country shall not, without first having obtained the written consent of Capital Corp, cause its officers to:

           (A) commit itself to any loan with a principal amount in excess of $40,000 if unsecured, or in excess of $80,000 and with a loan-to-value ratio above 75% if secured by real property, provided that Capital Corp's consent shall be deemed given unless it objects and states the basis of its objection in writing, or verbally with prompt written confirmation, within one business day after receipt of written notice directed to the Chief Credit Officer of Capital Corp, together with sufficient supporting information to allow Capital Corp to make an informed judgment, and Capital Corp shall not unreasonably withhold its consent; provided, further, that any consent given by Capital Corp shall be binding only if given by authorized personnel of Capital Corp;

           (B) purchase or sell any investment security with a maturity in excess of three years; or

           (C) issue any certificate of deposit with a rate of interest in excess of 50 basis points above average for the same maturity using the Meyers Report.

    (d) NO ACQUISITION OR SOLICITATION.

        (i) Prior to the Effective Date, Town & Country and its Board of Directors and officers shall not initiate negotiations toward, or otherwise effect or agree to effect, any Business Combination involving Town & Country, acquire or agree to acquire any of its own capital stock or the capital stock (except in a fiduciary capacity) or assets (except in the Ordinary Course) of any other entity, or commence any proceedings for winding up and dissolution affecting it. "Business Combination" shall mean any Acquisition, sale or purchase of a subsidiary, sale or purchase of a substantial portion of any entity's assets, or tender offer or other means of acquisition of substantially all the outstanding capital stock of any entity.

        (ii) Prior to the Effective Date, neither Town & Country nor any officer, director or affiliate of Town & Country, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by Town & Country shall (A) solicit or initiate, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination with Town & Country; or (B) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning Town & Country's business and properties or afford any such other party access to Town & Country's properties, books or records or otherwise assist or encourage any such other party in connection with the foregoing; or (C) furnish or cause to be furnished any information concerning the business, financial condition, operations, properties or prospects of Town & Country to another person, having any actual or prospective role with respect to any such transaction, provided, however, that the Town & Country shall not be prohibited from reviewing or responding in any way to unsolicited proposals involving such transactions.

       (iii) Town & Country shall notify Capital Corp immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in it or engage in any Business Combination with it.

    (e) CHANGES IN CAPITAL STOCK; DIVIDENDS. At or after the date hereof and at or prior to the Effective Date, except with the prior written consent of Capital Corp or as otherwise provided in this Agreement:

        (i) Town & Country shall not amend its Articles of Incorporation or Bylaws; make any change in its authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of its shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character to do so; grant or issue any stock option relating to, right to acquire, or security convertible into, shares of its capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, capital stock or other equity security of its companies, or agree to do any of the foregoing, except as expressly provided herein; and

        (ii) Except as permitted in Section 3.3(b), Town & Country shall not declare, set aside or pay any cash or stock dividend or other distribution in respect of its common stock other than its regular annual cash dividend on its common stock in amounts paid in accordance with its policy as described to Capital Corp.

    (f) EMPLOYEE WELFARE BENEFIT PLANS. Town & Country agrees that its employee welfare benefit plans, as defined in Section 3(1) of ERISA, may be terminated, frozen, modified or merged into Capital Corp's employee welfare benefit plans as of or after the Effective Date, as determined by Capital Corp, in each case consistent with Section 4980B of the Internal Revenue Code ("IRC"). On the Effective Date, Town & Country employees will commence participation in Capital Corp's welfare benefit plans on the same terms as Capital Corp employees, with credit for their period of employment by Town & Country.

    (g) SHAREHOLDER LISTS AND OTHER INFORMATION. After execution hereof, Town & Country shall from time to time make available to Capital Corp, upon request, a list of its shareholders and their addresses, a list showing all transfers of the its common stock and such other information as Capital Corp shall reasonably request regarding both the ownership and prior transfers of Town & Country's common stock.

    (h) CAPITAL COMMITMENTS AND EXPENDITURES. After the execution of this Agreement, except for the Fresno branch which Town & Country has agreed to proceed with and which has been approved by Capital Corp, no new capital commitments shall be entered into and no capital expenditures shall be made by Town & Country, including but not limited to creation of any new branches and acquisitions or leases of real property, except commitments or expenditures within existing operating and capital budgets furnished to and approved by Capital Corp and commitments and expenditures not exceeding $15,000 in the aggregate.

    3.3 COVENANTS OF CAPITAL CORP.

    (a) CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Prior to the Effective Date:

        (i) In the event that Capital Corp undertakes any transaction or series of transactions outside the ordinary course of business prior to the Effective Date, as soon as is practicable following the determination to proceed with such a transaction or transactions, Capital Corp shall advise the board of directors of Town & Country of such determination. For purposes of this Agreement, the "Ordinary Course" of Capital Corp shall consist of the banking and related businesses as presently conducted by it and its subsidiaries and permitted under applicable banking laws. Unless Town & Country has given its previous written consent to any act or omission to the contrary, Capital Corp shall, until the Effective Date, cause its officers to:

           (A) preserve its business and business organizations intact;

           (B) preserve the good will of customers and others having business relations with it and take no action that would impair the benefit to the other party of the goodwill of it or the other benefits of the Acquisition;

           (C) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

           (D) comply with all laws, regulations and decrees applicable to the conduct of its business;

           (E) use its best efforts to keep in force at not less than its present limits all policies of insurance, including deposit insurance of the FDIC, to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

           (F) comply with all orders, agreements and memoranda of understanding with respect to it made by or with any regulatory authority of competent jurisdiction;

           (G) file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

           (H) not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except for adequate value, without recourse and consistent with its customary practice; and

           (I) not make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of its officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course consistent with its established loan procedures and in compliance with FRB Regulation O.

    (b) CHANGES IN CAPITAL STOCK; DIVIDENDS. At or after the date hereof and at or prior to the Effective Date, except with the prior written consent of Town & Country or as otherwise provided in this Agreement, Capital Corp shall not declare, set aside or pay any cash dividend or other distribution in respect of its common stock other than, in the discretion of the board of directors of Capital Corp, for the year 1996 a cash dividend not to exceed $0.10 per share on its common stock; provided, however, in the event that the Acquisition has not been consummated and the failure to consummate the Acquisition is through no fault or action or inaction of Town & Country, then the board of directors of Capital Corp shall delay the record date of such dividend to a date following the Effective Date, but not later than September 30, 1996. Should the consummation of the Acquisition be delayed beyond September 30, 1996 through no fault or action or inaction of Town & Country, then Capital Corp may proceed to declare and distribute the dividend contemplated hereby provided that, in such case, Town & County will be permitted immediately preceding the Effective Date to declare and distribute to its shareholders a per share dividend equal to the aggregate amount the Town & Country shareholders would have received on account of such dividend if the Acquisition had been completed before payment of Capital Corp's dividend (based on the computation of the Stock Component as set forth in Section 2.1(a) and assuming a Cash Component of $1,800,000) divided by the total outstanding shares of Town & Country, provided that the aggregate amount of such dividend shall not exceed the after tax earnings of Town & Country from June 30, 1996 through the Effective Date.

    (c) INDEMNIFICATION; INSURANCE. Capital Corp shall immediately or shall cause Town & Country or its successors or assigns to indemnify the director(s) of Town & Country who are hereafter made or threatened to be made a party to any proceeding by reason of the fact that the director(s) is or was an agent of Town & Country, to the extent permitted and in the manner specified by California Corporations Code (the "Code") Section 317, provided such director(s) acted in good faith and in a manner that the director(s) reasonably believed was in the best interests of Town & Country, and such director(s) had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that no such indemnification shall be provided for any of the acts or conduct for which indemnification is prohibited as specified in Sections 204(a)(10), 204(a)(11) or 317 of the Code. As of the Effective Date, Capital Corp will request that its insurance carrier for directors' and officers' liability insurance add Town & Country as a named subsidiary for purposes of such insurance coverage.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF TOWN & COUNTRY.

    Town & Country represents and warrants to Capital Corp that, except as set forth on a Schedule attached to this Agreement and corresponding in number with the applicable section:

    4.1 CORPORATE STATUS AND POWER TO ENTER INTO AGREEMENTS. (i) Town & Country is a corporation duly incorporated, validly existing and in good standing under California law, (ii) subject to the Government Approvals and to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Town & Country, Town & Country has all necessary corporate power to enter into this Agreement and the Merger Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) Town & Country holds a currently valid license issued by the California Commissioner of Corporations (the "Commissioner") to engage in the industrial loan company business in California at its principal office in Turlock, California, and at each of its existing branch offices and (iv) Town & Country is not subject to any order of the FDIC, the Commissioner or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of Town & Country nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. Town & Country's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

    4.2 ARTICLES, BYLAWS, BOOKS AND RECORDS. The copies of the Articles of Incorporation and Bylaws of Town & Country heretofore delivered to Capital Corp are complete and accurate copies thereof as in effect on the date hereof. The minute books of Town & Country made available to Capital Corp contain a complete and accurate record of all meetings of Town & Country's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of Town & Country fairly reflect the material transactions to which Town & Country is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

    4.3 COMPLIANCE WITH LAWS, REGULATIONS AND DECREES. Town & Country (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of an industrial loan company other than where such noncompliance or default is not likely to result in a material limitation on the conduct of its business or is not likely to otherwise have a material adverse effect on Town & Country taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of Town & Country as now being conducted.

    4.4 CAPITALIZATION. The authorized capital stock of Town & Country consists of 5,000,000 shares of Town & Country common stock, no par value, of which 168,156 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said stock has been issued in compliance with all applicable securities laws. There are no outstanding (A) options, agreements, calls or commitments of any character which would obligate Town & Country to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Town & Country common stock or any other equity security of Town & Country, or (B) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Town & Country common stock or any other equity security of Town & Country.

    4.5  EQUITY INTEREST  IN ANY ENTITY.   Except as  collateral for outstanding
loans held in its loan portfolio, Town & Country does not own, directly or indirectly, any equity interest in any bank, corporation or other entity.

    4.6 FINANCIAL STATEMENTS, REGULATORY REPORTS. No financial statement or other document to be provided to Capital Corp by Town & Country under this Agreement, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. Town & Country has filed all material documents and reports required to be filed by it with the FDIC, the Commissioner and any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to Town & Country required by governmental authorities and regulatory agencies having jurisdiction over Town & Country have been taken, including compliance with the requirements concerning the maintenance of the allowance for loan losses as required by the FDIC in its most recent Report of Examination dated April 24, 1995. Town & Country has not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization. Town & Country has paid all assessments made or imposed by any governmental agency. Town & Country has delivered to Capital Corp copies of all annual management letters and opinions, and has made available to Capital Corp for inspection all reviews, correspondence and other documents in the files of Town & Country prepared by its independent accounting firm delivered to Town & Country since December 31, 1995. The financial records of Town & Country have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Town & Country in the operation of its business to generate and retrieve its financial records are adequate for the current needs of Town & Country.

    4.7 TAX RETURNS.

        (i) Town & Country has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by it, and each such return, report or other information was, when filed, complete and accurate in all material respects. Town & Country has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to Capital Corp. Town & Country has not been requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. Other than as disclosed in writing to Capital Corp, there are no claims pending against Town & Country for any alleged deficiency in the payment of any taxes, and Town & Country does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. As to such tax claims, Town & Country has accrued on its books an amount that is believed to be sufficient to pay all such taxes, including interest and penalties that may be due, and has reduced tangible shareholders' equity by such amount. There has been no event, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of Article XIII.A of the California Constitution, of any real property owned in whole or in part by Town & Country or to the best of Town & Country's knowledge, of any real property leased by Town & Country.

        (ii) Town & Country has delivered to Capital Corp copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1993 and 1994.

        (iii) No consent has been filed  relating to Town & Country pursuant  to
    Section 341(f) of the IRC.

    4.8 MATERIAL ADVERSE CHANGE. Except as heretofore disclosed in writing by Town & Country to Capital Corp, since December 31, 1995, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of Town & Country (whether or not in the Ordinary Course), (ii) no change in any of the assets, licenses, permits or franchises of Town & Country that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above,
(iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of Town & Country, except in the Ordinary Course; and (v) no disposition by Town & Country of one or more assets that, individually or in the aggregate, are material to Town & Country, except sales of assets in the Ordinary Course.

    4.9 NO UNDISCLOSED LIABILITIES. Except for items for which reserves have been established in the audited balance sheets of Town & Country as of December 31, 1995, Town & Country has not incurred or discharged, and is not legally obligated with respect to any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course after such date. No agreement pursuant to which any loans or other assets have been or will be sold by Town & Country entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the seller, to cause Town & Country to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Town & Country. Town & Country has not knowingly made and shall not make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/ or covenants were made or shall be made, not misleading. Other than the dividend specifically provided for in Section 3.2(e)(ii), no cash, stock or other dividend or any other distribution with respect to the stock of Town & Country has been declared, set aside or paid, nor have any shares of the stock of Town & Country been purchased, redeemed or otherwise acquired, directly or indirectly, by Town & Country since December 31, 1995.

    4.10 PROPERTIES AND LEASES.

    (a) Town & Country has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the Town & Country balance sheet as of December 31, 1995 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since December 31, 1995, in the Ordinary Course), except (i) liens for taxes or assessments not delinquent, (ii) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the Town & Country balance sheet as of December 31, 1995, or as currently shown on the books and records of Town & Country and which do not interfere with or impair its present and continued use, or (iii) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to Capital Corp. All tangible properties of Town & Country conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of Town & Country are in a good state of maintenance and repair and are adequate for the current business of Town & Country. No properties of Town & Country, and, to the best of Town & Country's knowledge, no properties in which it holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of Town & Country's knowledge, Town & Country does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respect with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any asset not owned or leased by Town & Country, Town & Country has not controlled, directed or participated in the operation or management of any such asset or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such asset under applicable environmental laws.

    (b) All properties held by Town & Country under leases are held by it under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of Town & Country, and Town & Country enjoys quiet and peaceful possession of such leased property. Town & Country is not in default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

    (c) Except as disclosed to Capital Corp in writing, all of Town & Country's rights and obligations under the leases referred to in Section (b) above do not require the consent of any other party to the transactions contemplated by this Agreement and the Merger Agreement. Where required, Town & Country shall obtain, prior to the Effective Date, the consent of all parties to any such transaction.

    4.11 MATERIAL CONTRACTS. Except as previously disclosed to Capital Corp in writing and excluding loans, lines of credit, loan commitments or letters of credit to which Town & Country is a party, Town & Country is not a party to or bound by any contract or other agreement made in the Ordinary Course which involves aggregate future payments by or to Town & Country of more than $20,000 and which is made for a fixed period expiring more than one year from the date hereof, and Town & Country is not a party to or bound by any agreement not made in the Ordinary Course which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to Capital Corp pursuant to this Section is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no material breach or default (and no condition which, with notice or passage of time, or both, could become a material breach or default) exists with respect thereto.

    4.12 LOANS. Town & Country has disclosed to Capital Corp in writing prior to the date hereof, and will promptly inform Capital Corp of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of Town & Country, that have been classified as of the date hereof or hereafter by any internal bank examiner or any bank regulatory agency or the Commissioner as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Town & Country has furnished and will continue to furnish to Capital Corp true and accurate information concerning the loan portfolio of Town & Country, and no material information with respect to the loan portfolio has been or will be withheld from Capital Corp. All loans and investments of Town & Country are legal, valid and binding obligations enforceable in accordance with its terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to Capital Corp in writing or reserved for in the unaudited balance sheet of Town & Country as of December 31, 1995, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Town & Country does not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Town & Country.

    4.13 RESTRICTIONS ON INVESTMENTS. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course, none of the investments reflected in the Town & Country unaudited balance sheet as of December 31, 1995, and none of the investments made by Town & Country since
December 31, 1995, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Town & Country to freely dispose of such investment at any time except as restricted by any applicable banking, securities or government regulations.

    4.14 EMPLOYMENT CONTRACTS AND BENEFITS.

    (a) Town & Country shall deliver to Capital Corp an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of Town & Country (including but not limited to such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible), if any, together with copies of all such plans, agreements, arrangements and commitments that are documented, any and all contracts of employment and has made available to Capital Corp any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such plans and contracts.

    (b) All contributions, premiums or other payments due from Town & Country and its subsidiaries to (or under) any plan listed in subsection (a) have been fully paid or adequately provided for on its audited financial statements for the year ended December 31, 1995. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis.

    (c) To the best of Town & Country's knowledge, each plan listed in subsection (a) complies with all applicable requirements of (i) the Age
Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder.

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
    (d) To the best of Town & Country's knowledge, each plan listed in subsection (a) complied with all applicable requirements of the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations thereunder.

    (f) Town & Country has heretofore disclosed in writing to Capital Corp the names of each director, officer and employee of Town & Country.

    4.15 COMPLIANCE WITH ERISA. Town & Country has not, since its inception, either maintained or contributed to an employee pension benefit plan, as defined in Section 3(2) of ERISA, including multi-employer plans, other than the Town & Country 401(k) Profit Sharing Plan (the "Town & Country Plan") which was originally adopted by Town & Country on January 1, 1988 and amended and restated as of June 12, 1991, and a true and accurate copy of which has been provided to Capital Corp. With respect to the Town & Country Plan and its related trust (the "Town & Country Trust"), as of the Effective Date (i) the Town & Country Plan will in all material respects be (and currently is) in compliance with all the applicable requirements of Section 401(a) of the IRC, and the Town & Country Trust will be exempt from income tax under Section 501(a) of the IRC; (ii) the Town & Country Plan is a adaptation of a prototype document which has received a favorable opinion letter from the IRS, the qualified status of the Town & Country Plan as adopted, under Section 401(a) of the IRC will be determined upon the filing with the IRS of a request for a favorable determination to be made before September 26, 1991, or such other date prescribed by the IRS, and the IRS has not raised any question on audit or otherwise with respect to the qualified status of the Town & Country Plan or the Town & Country Trust prior to the Effective Date; (iii) Town & Country shall not have amended the Town & Country Plan or administered the Town & Country Plan in such a manner that would preclude the issuance of a favorable Determination Letter to the Town & Country Plan and Trust; (iv) no contributions have exceeded the limitations set forth in
Section 415 of the IRC; (v) all required and necessary filings with the IRS, Department of Labor and any other governmental agencies with respect to the Town & Country Plan and Town & Country Trust for all periods ending at or prior to the Effective Date will have been made on a timely basis by Town & Country and the plan administrator; (vi) there shall have been no material violation of Parts 1 and 4 of Subtitle B of Title I of ERISA or of Section 4975 of the IRC; and (vii) there shall have been no action, claim or demand of any kind known to Town & Country brought or threatened by any potential claimant or representative of such claimant under the Town & Country Plan or Town & Country Trust where Town & Country may be either (A) liable directly on such action, claim or demand, or (B) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand, unless such action, claim or demand is covered by adequate reserves reflected in Town & Country's December 31, 1995 unaudited financial statements or an insurer of Town & Country has agreed to defend against and pay the amount of any resulting liability without reservation.

    4.16 COLLECTIVE BARGAINING AND EMPLOYMENT AGREEMENTS. Except as provided in this Agreement or as previously disclosed to Capital Corp in writing, Town & Country does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by Town & Country without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between Town & Country and any current or former employees, and to the best of Town & Country's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

    4.17 COMPENSATION OF OFFICERS AND EMPLOYEES. Except as previously disclosed to Capital Corp in writing, (i) no officer or employee of Town & Country is receiving aggregate direct remuneration at a rate exceeding $60,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement and the Merger Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Town & Country or Capital Corp to any employee of Town & Country.

    4.18 LEGAL  ACTIONS AND  PROCEEDINGS.   Except  as previously  disclosed  to
Capital Corp in writing, Town & Country is not a party to, or so far as either of them is aware, threatened with, and to Town &

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
Country's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and Town & Country is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by Town & Country of any amount in excess of $50,000, unless an insurer of Town & Country has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by Town & Country of a monetary amount, which could materially adversely affect Town & Country or its business or property or the transactions contemplated hereby. Town & Country has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of Town & Country, threatened against Town & Country.

    4.19 EXECUTION AND DELIVERY OF THE AGREEMENT.

    (a) The execution and delivery of this Agreement have been duly authorized by the Board of Directors of Town & Country and, when the Acquisition, this Agreement and the Merger Agreement have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Town & Country common stock at a meeting of shareholders duly called and held, the Acquisition, this Agreement and the Merger Agreement will be duly and validly authorized by all necessary corporate action on the part of Town & Country.

    (b) This Agreement has been duly executed and delivered by Town & Country and (assuming due execution and delivery by Capital Corp) constitutes, and the Merger Agreement upon its execution and delivery by Town & Country (and assuming due execution and delivery by Capital Corp) will constitute, legal and binding obligations of Town & Country in accordance with its terms.

    (c) The execution and delivery by Town & Country of this Agreement and the Merger Agreement and the consummation of the transactions herein and therein contemplated (i) do not violate any provision of the Articles of Incorporation or Bylaws of Town & Country or, to the best of Town & Country's knowledge, any provision of federal or state law or any governmental rule or regulation (assuming (A) receipt of the Government Approvals, (B) receipt of the requisite Town & Country shareholder approval, (C) due registration of the Capital Corp Shares under the Securities Act of 1933, as amended (the "1933 Act"), (D) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (E) accuracy of the representations of Capital Corp set forth herein), and (ii) to the best of Town & Country's knowledge, do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Town & Country is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Town & Country is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of Town & Country.

    4.20 RETENTION OF BROKER OR CONSULTANT. No broker, agent, finder, consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by Town & Country or is entitled to be paid based upon any agreements, arrangements or understandings made by Town & Country in connection with any of the transactions contemplated by this Agreement or the Merger Agreement, except that Town & Country has engaged Williams Gregg, Inc. to act as its financial advisor and to render an opinion regarding the fairness of the Acquisition. Town & Country shall provide Capital Corp with a true and accurate copy of its agreement(s) with such firm.

    4.21 INSURANCE. Town & Country is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by thrift and loan companies, and all of the insurance policies and bonds maintained by Town & Country are in full force and effect, Town & Country is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of Town & Country, such insurance coverage is adequate for Town &

Country. Except as disclosed to Capital Corp in writing, there has not been any damage to, destruction of, or loss of any assets of Town & Country not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of Town & Country.

    4.22 LOAN LOSS RESERVES. To the knowledge of Town & Country's management, the allowance for loan losses in the Town & Country balance sheet dated December 31, 1995, and as of the Effective Date are and will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries, including compliance with the comments of the FDIC in its most recent Report of Examination dated April 24, 1995.

    4.23 TRANSACTIONS WITH AFFILIATES. Except as may arise in the Ordinary Course, Town & Country has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of Town & Country, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. Town & Country has not entered into any other transactions with the employees or directors of Town & Country or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to Capital Corp. Any such transactions have been on terms no less favorable to Town & Country than those which would prevail in an arms-length transaction with an independent third party.

    4.24 INFORMATION IN CAPITAL CORP REGISTRATION STATEMENT. The information pertaining to Town & Country which has been or will be furnished to Capital Corp for or on behalf of Town & Country for inclusion in the Capital Corp Registration Statement and the Proxy Materials, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of Town & Country included in the Proxy Materials will present fairly the financial condition and results of operations of Town & Country at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. Town & Country shall promptly advise Capital Corp in writing if prior to the Effective Date Town & Country shall obtain knowledge of any facts that would make it necessary to amend or supplement the Capital Corp Registration Statement, the Proxy Materials or the Applications, in order to make the statements therein not misleading or to comply with applicable law.

    4.25 ACCURACY  OF  REPRESENTATIONS AND  WARRANTIES.   No  representation  or
warranty by Town & Country, and no statement by Town & Country in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Capital Corp; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF CAPITAL CORP.

    Capital Corp represents and warrants to Town & Country that, except as set forth on a Schedule attached to this Agreement and corresponding in number to the appropriate section:

    5.1 CORPORATE STATUS AND POWER TO ENTER INTO AGREEMENTS. (i) Capital Corp is a corporation duly incorporated, validly existing and in good standing under California law, and is a registered bank holding company under the Bank holding Company Act of 1956, as amended, (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the FRB, Capital Corp has all necessary corporate power to enter into this Agreement and the Merger Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) Capital Corp's bank subsidiary is duly licensed to engage in the commercial banking business as now conducted by it, and (iv) neither Capital Corp nor any of its subsidiaries is subject to any order of the FRB, the FDIC, the Superintendent of Banking for the State of

California ("Superintendent") or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of Capital Corp nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California.

    5.2 ARTICLES, BYLAWS, BOOKS AND RECORDS. The copies of the Articles of Incorporation and Bylaws of Capital Corp made available to Town & Country are complete and accurate copies thereof as in effect on the date hereof. The minute books of Capital Corp contain a complete and accurate record of all meetings of Capital Corp's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of Capital Corp fairly reflect the material transactions to which Capital Corp is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

    5.3 COMPLIANCE WITH LAWS, REGULATIONS AND DECREES. Capital Corp (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of Capital Corp or is not likely to otherwise have a material adverse effect on Capital Corp taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be to filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of Capital Corp as now being conducted.

    5.4 CAPITALIZATION. The authorized capital stock of Capital Corp consists of 20,000,000 shares of Capital Corp common stock, no par value, of which 1,334,956 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding and 10,000,000 shares of preferred stock, none of which are issued or outstanding. Said stock has been issued in compliance with all applicable securities laws. There are currently outstanding options to purchase 186,608 shares of Capital Corp common stock, at a weighted average exercise price of $10.56 per share, issued pursuant to its 1992 Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate Capital Corp to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Capital Corp common stock or any other equity security of Capital Corp, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Capital Corp common stock or any other equity security of Capital Corp. The outstanding common stock of Capital Corp has been duly and validly registered with the Commission pursuant to the 1934 Act, to the extent required thereunder.

    5.5 FINANCIAL STATEMENTS, REGULATORY REPORTS. No financial statement or other document to be provided to Town & Country by Capital Corp under this Agreement, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. Capital Corp has filed all material documents and reports required to be filed by it with the FRB, the Commission and any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to Capital Corp required by governmental authorities and regulatory agencies having jurisdiction over Capital Corp or any of its bank subsidiaries have been taken. Capital Corp has not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization of Capital Corp. Capital Corp has paid all assessments made or imposed by any governmental agency. Capital Corp has delivered to Town & Country copies of all annual management letters and opinions, and has made available to Town & Country for inspection all reviews, correspondence and other documents in the files of Capital Corp prepared by KPMG Peat Marwick or any other certified public accountant engaged by Capital Corp and delivered to Capital Corp since December 31, 1995. The financial records of Capital Corp have been, are being and shall be maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Capital Corp in the operation of its business to generate and retrieve its financial records are adequate for the current needs of Capital Corp.

    5.6 TAX RETURNS.

    (a) Capital Corp has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by each of them, and each such return, report or other information was, when filed, complete and accurate in all material respects. Capital Corp has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to Town & Country. Except as set forth below, neither Capital Corp nor any of its subsidiaries has been requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by either of them for any period. Except as set forth below, there are no claims pending against Capital Corp or any of its subsidiaries for any alleged deficiency in the payment of any taxes, and Capital Corp does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes.

    (b) No consent has been filed relating to Capital Corp pursuant to Section 341(f) of the IRC.

    5.7 MATERIAL ADVERSE CHANGE. Except as heretofore disclosed in writing by Capital Corp to Town & Country, since December 31, 1995, there has been no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of Capital Corp (whether or not in the Ordinary Course).

    5.8 LEGAL ACTIONS AND PROCEEDINGS. Except as previously disclosed to Town & Country in writing, Capital Corp is not a party to, or so far as either of them is aware, threatened with, and to Capital Corp's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and Capital Corp is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by Capital Corp of any amount in excess of $200,000, unless an insurer of Capital Corp has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by Capital Corp of a monetary amount, which could materially adversely affect Capital Corp or its business or property or the transactions contemplated hereby. Capital Corp has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of Capital Corp, threatened against Capital Corp.

    5.9 EXECUTION AND DELIVERY OF THE AGREEMENT.

    (a) The Acquisition, this Agreement and the Merger Agreement have been duly and validly authorized by all necessary corporate action on the part of Capital Corp.

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
    (b) This Agreement has been duly executed and delivered by Capital Corp and (assuming due execution and delivery by Town & Country) constitutes, and the Merger Agreement, upon its execution and delivery by Capital Corp (and assuming due execution and delivery by Town & Country) will constitute, legal and binding obligations of Capital Corp in accordance with its terms.

    (c) The execution and delivery by Capital Corp of this Agreement and the Merger Agreement and the consummation of the transactions herein and therein contemplated (i) do not violate any provision of the Articles of Incorporation or Bylaws of Capital Corp or, to the best of Capital Corp's knowledge, any provision of federal or state law or any governmental rule or regulation (assuming (A) receipt of the Government Approvals, (B) due registration of the Capital Corp Shares under the 1933 Act, (C) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (D) accuracy of the representations of Town & Country set forth herein), and (ii) to the best of Capital Corp's knowledge, do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Capital Corp is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Capital Corp is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of Capital Corp.

    5.10 NO UNDISCLOSED LIABILITIES. Except for items for which reserves have been established in the audited balance sheets of Capital Corp as of December 31, 1995, Capital Corp has not incurred or discharged, and is not legally obligated with respect to any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), which would have a material effect on the capital or earnings of Capital Corp other than as a result of operations in the Ordinary Course after such date. Other than a possible cash dividend by Capital Corp payable to shareholders of record as of July, 1996, no cash, stock or other dividend or any other distribution with respect to the stock of Capital Corp has been declared, set aside or paid, nor have any shares of the stock of Capital Corp been purchased, redeemed or otherwise acquired, directly or indirectly, by Capital Corp since December 31, 1995.

    5.11 NO MATERIAL ENVIRONMENTAL LIABILITIES. To the best of Capital Corp's knowledge, Capital Corp does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respect with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment the liability of remediation for which would cause a material adverse change in the capital or earnings of Capital Corp.

    5.12 NO MATERIAL LIABILITIES UNDER ERISA. No governmental agency or claimant or representative of such claimant have alleged a material violation of ERISA by Capital Corp the liability for which, if adversely determined, would result in a material adverse change in the capital or earnings of Capital Corp.

    5.13 RETENTION OF BROKER OR CONSULTANT. No broker, agent, finder, consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by Capital Corp or is entitled to be paid based upon any agreements, arrangements or understandings made by Capital Corp in connection with any of the transactions contemplated by this Agreement or the Merger Agreement, except that Capital Corp has retained Brookstreet Securities Corporation to provide certain financial advisory services, including a fairness opinion as to the Acquisition.

    5.14 LOAN LOSS RESERVES. To the knowledge of Capital Corp's management, the allowance for loan losses in the Capital Corp balance sheet dated December 31, 1995, and as of the Effective Date are and will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries, including compliance with the comments of the FDIC in its most recent Report of Examination.

    5.15 INFORMATION IN CAPITAL CORP REGISTRATION STATEMENT. The information pertaining to Capital Corp which has been or will be furnished for or on behalf of Capital Corp for inclusion in the Capital Corp Registration Statement or the Proxy Materials, or in the Applications, does not and will not contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of Capital Corp included in the Proxy Materials will present fairly the financial condition and results of operations of Capital Corp at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. Capital Corp shall promptly advise Town & Country in writing if prior to the Effective Date Capital Corp shall obtain knowledge of any facts that would make it necessary to amend the Capital Corp Registration Statement, the Proxy Materials or any Application, or to supplement the prospectus, in order to make the statements therein not misleading or to comply with applicable law.

    5.16 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by Capital Corp, and no statement by Capital Corp in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Town & Country; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

SECTION 6. SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.

    6.1 PREPARATION AND FILING OF REGISTRATION STATEMENT. Capital Corp shall promptly prepare and file with the Commission a registration statement on the appropriate form (the "Capital Corp Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering the Capital Corp Shares to be issued in the Acquisition. Capital Corp and Town & Country shall promptly prepare Joint Proxy Materials for the purpose of submitting the Acquisition, this Agreement and the Merger Agreement to the respective shareholders of Capital Corp and Town & Country for approval. Capital Corp and Town & Country shall cooperate in all reasonable respects with regard to the preparation of the Capital Corp Registration Statement and the Joint Proxy Materials. The Joint Proxy Materials in definitive form are expected to serve as the prospectus to be included in the Capital Corp Registration Statement. Capital Corp and Town & Country shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Capital Corp Registration Statement or the Joint Proxy Materials, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Capital Corp Registration Statement and the Joint Proxy Materials.

    6.2 EFFECTIVENESS OF REGISTRATION STATEMENT. Capital Corp and Town & Country shall use their best efforts to have the Capital Corp Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act as soon as practicable, and thereafter Capital Corp and Town & Country shall distribute the Joint Proxy Materials to holders of their common stock in accordance with applicable laws.

    6.3 SALES AND RESALES OF COMMON STOCK.   Capital Corp shall not be  required
to maintain the effectiveness of the Capital Corp Registration Statement for the purpose of sale or resale of the Capital Corp Shares by any person.

    6.4 RULE 145 AND RELATED MATTERS. At Capital Corp's option, securities representing Capital Corp Shares issued to affiliates of Town & Country (as determined by counsel to Capital Corp and Town & Country) under Rule 145 of the Rules and Regulations under the 1933 Act pursuant to the Merger Agreement will be subject to stop transfer orders and will bear a restrictive legend in substantially the following form:

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
       The security represented by this instrument has been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies. The security issue represented by this instrument may not be sold, hypothecated, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration under the 1933 Act, or (ii) in a transaction which, in the opinion of counsel satisfactory to the issuer is not required to be registered under the 1933 Act.

Should any opinion of counsel described in clause (ii) of the foregoing legend indicate that the legend and any stop transfer order then in effect with respect to the shares may be removed, Capital Corp will upon request substitute unlegended securities and remove any stop transfer orders.

SECTION 7. CONDITIONS TO THE OBLIGATIONS OF CAPITAL CORP.

    The obligations of Capital Corp under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Date of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of Capital Corp at any time at or prior to the Effective Date:

    7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Town & Country in Section 4 hereof shall be true and correct in all material respects on and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to an earlier date.

    7.2 COMPLIANCE AND PERFORMANCE UNDER AGREEMENT. & Country shall have performed and complied in all material respects with all terms of this Agreement and the Merger Agreement required to be performed or complied with by it at or prior to the Effective Date.

    7.3 MATERIAL ADVERSE CHANGE. No materially adverse change shall have occurred since December 31, 1995, in the business, financial condition or results of operations of Town & Country and Town & Country shall not be a party to or, so far as Town & Country is aware, threatened with, and to Town & Country's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any Government agency if, in the reasonable judgment of Capital Corp, such legal action or proceeding could materially adversely affect Town & Country, or its business, financial condition or results of operations.

    7.4 APPROVAL OF AGREEMENT. The Acquisition, this Agreement and the Merger Agreement shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Capital Corp and Town & Country common stock at meetings of shareholders duly called and held after distributing the Proxy Materials to all shareholders entitled to vote at such meetings as required by Section 3.2(a) hereof.

    7.5 OFFICER'S CERTIFICATE. Capital Corp shall have received a certificate, dated the Effective Date, signed on behalf of Town & Country by its President to the effect that the conditions in Sections 7.1-7.4 have been satisfied.

    7.6 OPINION OF COUNSEL. Town & Country shall have delivered to Capital Corp such documents as may reasonably be requested by Capital Corp to evidence compliance by Town & Country with the provisions of this Agreement and the Merger Agreement, including an opinion of its counsel reasonably satisfactory to Capital Corp.

    7.7 ABSENCE OF LEGAL IMPEDIMENT. No legal impediment to the Acquisition shall have arisen in the reasonable opinion of Capital Corp and no litigation, proceeding or investigation shall be pending or threatened before any court or government agency relating to the transactions contemplated by this Agreement and the Merger Agreement which affords a material basis in the reasonable opinion of Capital Corp, for a determination that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by, this Agreement or the Merger Agreement.

    7.8 EFFECTIVENESS OF REGISTRATION STATEMENT. The Capital Corp Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act. No stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received.

    7.9 GOVERNMENT APPROVALS. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Governmental Approval shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which Capital Corp in its reasonable judgment shall deem to be materially burdensome (in which case Capital Corp shall promptly notify Town & Country). For purposes of this Agreement no condition shall be deemed to be "materially burdensome" if such condition does not materially differ from conditions regularly imposed by the FRB, the Commissioner, or FDIC in orders approving transactions of the type contemplated by this Agreement and compliance with such condition would not:

        (a) require the taking of any action inconsistent with the manner in which Capital Corp or Town & Country has conducted its business previously;

        (b) have a material adverse effect upon the business, financial condition or results of operations of Capital Corp or Town & Country; or

        (c) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

    7.10 TAX OPINION. Capital Corp and Town & Country shall have received an opinion of counsel or accountants satisfactory to both parties, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to both parties, substantially to the effect that under federal income tax law and California income and franchise tax law:

        (a) The Acquisition will not result in any recognized gain or loss to Capital Corp or Town & Country;

        (b) Except for the Cash Component of the Exchange Amount and any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Town & Country Shares who receive Capital Corp Shares in exchange for the Town & Country Shares which they hold;

        (c) The holding period of Capital Corp Shares exchanged for Town & Country Shares will include the holding period of the Town & Country Shares for which they are exchanged, assuming the shares of Town & Country Shares are capital assets in the hands of the holder thereof at the Effective Date; and

        (d) The basis of the Capital Corp Shares received in the exchange will be the same as the basis of the Town & Country Shares for which they are exchanged, less any basis attributable to the Cash Component or to fractional shares for which cash is received.

    7.11 ACCOUNTANT'S COMFORT LETTERS. On the effective date of the Capital Corp Registration Statement and as of the Effective Date, at its option and cost, Capital Corp shall have received a letter addressed to Capital Corp from Town & Country's independent public accountants, in form and substance satisfactory to Capital Corp. The prescribed procedures on which such is based shall be agreed upon prior to commencement of work by the accountants.

    7.12 UNAUDITED FINANCIALS. Not later than five business days prior to the Effective Date, Town & Country shall have furnished Capital Corp a copy of its most recently prepared unaudited year-to-date consolidated financial statements, including a balance sheet and year-to-date statement of income of Town & Country.

    7.13 RULE 145 UNDERTAKING. Set forth in a schedule to be approved by Capital Corp and Town & Country are the names of each of the persons who, in the opinion of Capital Corp's and Town & Country's counsel, might be deemed to be affiliates of Town & Country under Rule 145. No such person will offer, sell or transfer any Capital Corp Shares to be received pursuant to the Acquisition, except that each such person may offer, sell or transfer such Capital Corp shares:

        (a) pursuant to a then-current effective registration under the 1933 Act; or

        (b) in a transaction which, in the opinion of counsel satisfactory to Capital Corp, is not required to be registered under the 1933 Act.

Capital Corp shall have received at least 30 days prior to the Effective Date from each person who, in the opinion of Capital Corp's and Town & Country's counsel, might be deemed to be an affiliate of Town & Country or Capital Corp under Rule 144 or 145, a signed undertaking that will include an agreement to the effect that such person will not offer, sell or transfer, publicly or privately, any shares of Capital Corp common stock except in a manner consistent with the foregoing restrictions.

    7.14 CLOSING DOCUMENTS. Capital Corp shall have received such certificates and other closing documents as counsel for Capital Corp shall reasonably request.

    7.15 CONSENTS. Town & Country shall have received, or Capital Corp shall have satisfied itself that Town & Country will receive, all consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to Town & Country, in each case in form and substance reasonably satisfactory to Capital Corp, and no such consent or license or permit shall have been withdrawn or suspended.

    7.16 NONCOMPETE AGREEMENTS. All existing directors of Town & Country shall have entered into a written agreement not to engage in a business competitive to that of Capital Corp or Town & Country in Stanislaus, Merced, and Fresno Counties for a period of five years from the closing of the Acquisition. Restricted activities shall include participation in organizing or any stock ownership in a new bank, acquisition of equity securities of any competing bank with less than $5 billion of assets and acting as a director of any competing institution within such area for such period.

SECTION 8. CONDITIONS TO THE OBLIGATIONS OF TOWN & COUNTRY.

    The obligations of Town & Country under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Date of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of Town & Country at any time at or prior to the Effective Date:

    8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Capital Corp in Section 5 hereof shall be true and correct in all material respects on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically related to an earlier date.

    8.2 COMPLIANCE AND PERFORMANCE UNDER AGREEMENT. Capital Corp shall have performed and complied in all material respects with all of the terms of this Agreement and the Merger Agreement required to be performed or complied with by them at or prior to the Effective Date.

    8.3 MATERIAL ADVERSE CHANGE. No materially adverse change shall have occurred since December 31, 1995, in the business, financial condition, results of operations or properties of Capital Corp and its subsidiaries taken as a whole, and Capital Corp shall not be engaged in, or a party to or so far as Capital Corp is aware, threatened with, and to Capital Corp's knowledge no grounds shall exist for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of Town & Country, such legal action or proceeding could materially adversely affect Capital Corp or its business, financial condition, results of operations or assets.

    8.4 APPROVAL OF AGREEMENT. The Acquisition, this Agreement and the Merger Agreement shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Capital Corp and Town & Country common stock at meetings of shareholders duly called and held after distributing the Proxy Materials to all shareholders entitled to vote as such meetings as required by Section 3.2(a) hereof.

    8.5 OFFICER'S CERTIFICATE. Town & Country shall have received a certificate, dated the Effective Date, signed on behalf of Capital Corp by its President and Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 8.1-8.4 hereof.

    8.6 OPINION OF COUNSEL. Capital Corp shall have delivered to Town & Country such documents as may reasonably be requested by Town & Country to evidence compliance by Capital Corp with the provisions of this Agreement and the Merger Agreement, including an opinion of its counsel reasonably satisfactory to Town & Country.

    8.7 ABSENCE OF LEGAL IMPEDIMENT. No legal impediment to the Acquisition shall have arisen in the reasonable opinion of Town & Country and no litigation, proceeding or investigation shall be pending or threatened before any court or Government agency relating to the transactions contemplated by this Agreement and the Merger Agreement which affords a material basis, in the reasonable opinion of Town & Country, for a determination that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by, this Agreement or the Merger Agreement.

    8.8 EFFECTIVENESS OF REGISTRATION STATEMENT. The Capital Corp Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act. No stop order suspending the effectiveness of the Capital Corp Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received.

    8.9 GOVERNMENT APPROVALS. The Government Approvals shall have been received and shall be in effect, and all conditions or requirements prescribed by law or by any such approval shall have been satisfied; provided, however that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present business or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which Town & Country in its reasonable judgment shall deem to be materially burdensome (in which case Town & Country shall promptly notify Capital Corp).

    8.10  TAX OPINION  OR RULING.   Capital Corp  and Town &  Country shall have
received the opinion referred to in Section 7.10 hereof which opinion shall meet the requirements of such section.

    8.11 ACCOUNTANT'S COMFORT LETTER. On the effective date of the Capital Corp Registration Statement and as of the Effective Date, at its option and cost, Town & Country shall have received a letter addressed to Town & Country from Capital Corp's independent public accountants in form and substance satisfactory to Town & Country. The prescribed procedures on which such letter is based shall be agreed upon prior to the commencement of work by the accountants.

    8.12 UNAUDITED FINANCIALS. Not later than five business days prior to the Effective Date, Capital Corp shall have furnished Town & Country a copy of its most recently prepared unaudited year-to-date consolidated financial statements, including a balance sheet and year-to-date statement of income of Capital Corp.

    8.13  CLOSING  DOCUMENTS.    Town   &  Country  shall  have  received   such
certificates and other closing documents as counsel for Town & Country shall reasonably request.

    8.14 FAIRNESS OPINION. The Board of Directors of Town & Country shall have received an opinion of its financial advisor, dated the Effective Date of the Proxy Materials, to the effect that the terms of the Acquisition are fair, from a financial point of view, to Town & Country and its shareholders.

SECTION 9. CLOSING.

    9.1 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall, unless another date, time or place is agreed to in writing by Capital Corp and Town & Country, be held at 8:00 a.m. at the offices of Capital Corp in Merced, California on the Effective Date.

    9.2 DELIVERY OF DOCUMENTS. At the Closing, the opinions, certificates and other documents required to be delivered by this Agreement shall be delivered.

    9.3 FILINGS. At the Closing, Capital Corp and Town & Country shall instruct its representatives to make or confirm such filings as shall be required in the opinion of counsel to Capital Corp and Town & Country to give effect to the Acquisition.

SECTION 10. EXPENSES.

    Each party hereto agrees to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement or the Merger Agreement shall be consummated, the costs incurred by such party incident to the performance of its obligations under this Agreement and the Merger Agreement, including without limitation, costs incident to the preparation of the Merger Agreement, this Agreement, the Capital Corp Registration Statement and the Proxy Materials (including the audited financial statements of the parties contained therein) and incident to the consummation of the Acquisition and of the other transactions contemplated herein and in the Merger Agreement, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. Town & Country shall pay a proportionate amount of the printing costs of the Capital Corp Registration Statement and the Proxy Materials and all fees payable pursuant to state "blue-sky" securities laws, fees related to obtaining a tax opinion, the fee required to be paid to the Commission to register the Capital Corp Shares and the costs of distributing the Proxy Materials and other information relating to these transactions to shareholders of Town & Country. Town & Country's portion shall be based upon the percentage of shares of Capital Corp, computed as set forth in Section 2.1(a) ("Stock Component"), to be owned by the shareholders of Town & Country as of the Effective Date, assuming a Cash Component of $1,600,000.

SECTION 11. AMENDMENT; TERMINATION.

    11.1 AMENDMENT. This Agreement and the Merger Agreement may be amended by Capital Corp and Town & Country at any time prior to the Effective Date without the approval of the shareholders of Town & Country with respect to any of their terms except, after Town & Country shareholders have approved the Acquisition, the terms relating to the form or amount of consideration to be delivered to the Town & Country shareholders in the Acquisition.

    11.2 TERMINATION. This Agreement and the Merger Agreement may be terminated as follows:

    (a) By the mutual consent of the Boards of Directors of both Capital Corp and Town & Country at any time prior to the consummation of the Acquisition.

    (b) By the Board of Directors of Capital Corp on or after December 31, 1996, if (i) any of the conditions in Section 7 to which the obligations of Capital Corp are subject have not been fulfilled, or (ii) such conditions have been fulfilled or waived by Capital Corp and Town & Country shall have failed to complete the Acquisition.

    (c) By the Board of Directors of Capital Corp if (i) it has become aware of any facts or circumstances of which it was not aware on the date hereof and which materially adversely affect Town & Country or its properties, operations or financial condition, (ii) a materially adverse change shall have occurred since December 31, 1995, in the business, financial condition, results of operations or properties of Town & Country, or (iii) there has been material failure or prospective material failure on the part of Town & Country to comply with its obligations under this Agreement or the Merger Agreement, or any material failure or prospective failure to comply with any of the conditions set forth in Section 7 hereof.

    (d) By the Board of Directors of Capital Corp in the event that Town & Country enters into a transaction or series of transactions with a third person or group providing for the acquisition of all or a substantial part of Town & Country, whether by way of merger, exchange or purchase of stock, sale of assets or otherwise.

    (e) By the Board of Directors of Town & Country on or after December 31, 1996, if (i) any of the conditions contained in Section 8 to which the obligations of Town & Country are subject have not been fulfilled, or (ii) such conditions have been fulfilled or waived but Capital Corp shall have failed to complete the Acquisition; provided, however, that if Capital Corp is engaged at the time in litigation (including an administrative appeal procedure) relating to an attempt to obtain one or more of the Governmental Approvals or if Capital Corp shall be contesting in good faith any litigation which seeks to prevent consummation of the transactions contemplated hereby, such nonfulfillment shall not give Town & Country the right to terminate this Agreement until the earlier of (A) December 31, 1996, and (B) 60 days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto, including any further action by a governmental agency as a result of any judicial remand, order or directive or otherwise or any waiting period with respect thereto provided such date shall not occur beyond December 31, 1997.

    (f) By the Board of Directors of Town & Country if (i) it has become aware of any facts or circumstances of which it was not aware on the date hereof and which can or do materially adversely affect Capital Corp or its properties, operations or financial condition, (ii) a materially adverse change shall have occurred since December 31, 1995 in the business, financial condition, results of operations or assets of Capital Corp, or (iii) there has been a material failure or prospective material failure on the part of Capital Corp to comply with its obligations under this Agreement or the Merger Agreement, or any material failure or prospective material failure to comply with any condition set forth in Section 8.

    (g) By the Board of Directors of Town & Country in the event Capital Corp or its affiliates enter into a Business Combination with any other entity which does not expressly contemplate the performance by Capital Corp or its successor in interest of Capital Corp's obligations under this Agreement and Capital Corp indicates it will not consummate this Agreement.

    11.3 TERMINATION. The power of termination hereunder may be exercised by Capital Corp or Town & Country, as the case may be, only by giving written notice, signed on behalf of such party by its Chief Executive Officer or President, to the other party.

    11.4 BREACH OF OBLIGATIONS. If there has been a material breach by either party in the performance of any of the obligations herein which shall not have been cured within ten business days after written notice thereof has been given to the defaulting party, the nondefaulting party shall have the right to terminate this Agreement upon written notice to the other party. In any event, the nondefaulting party shall have no obligation to consummate any transaction or take any further steps toward such consummation contemplated hereunder until such breach is cured.

    11.5 TERMINATION AND EXPENSES.

    (a) If this Agreement is terminated for any reason, the Merger Agreement shall automatically terminate. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 10, to maintain the confidentiality of the other party's information pursuant to
Section 3.1(f), or the provisions of this Section 11.5 or of Sections 12.1-12.7.

    (b) If Capital Corp terminates this Agreement pursuant to Section 11.2(d), Town & Country shall pay to Capital Corp, on demand, the sum of $750,000. If Town & Country terminates this Agreement pursuant to Section 11.2(g), Capital Corp shall pay to Town & Country, on demand, the sum of $750,000. In each case, the amount indicated shall be deemed consideration or liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement.

SECTION 12. MISCELLANEOUS.

    12.1 NOTICES. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

To Capital Corp:                    To Town & Country:

Capital Corp of the West 1160 West  Town and Country Finance and Thrift Company
Olive, Suite A                      410 East Olive Avenue
Merced, CA 95341                    Turlock, CA 95380
Attention: Thomas T. Hawker         Attention: D. Dale Pinkney
    President & CEO                 President & CEO

With a copy to:                     With a copy to:

McCutchen, Doyle, Brown & Enersen   Triebsch, Frampton, Dorius & Lima
Three Embarcadero Center            300 North Palm St.
San Francisco, CA 94111             Turlock, CA 95381
Attention: James M. Rockett         Attention: Robert E. Triebsch

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

    12.2 BINDING  AGREEMENT.   This Agreement  is binding  upon and  is for  the
benefit of Capital Corp and Town & Country and its successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

    12.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No investigation by Capital Corp or Town & Country made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that representations, warranties, covenants and agreements of Capital Corp and Town & Country contained in this Agreement shall not survive the Closing.

    12.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    12.5 ATTORNEYS' FEES. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

    12.6 ENTIRE AGREEMENT; SEVERABILITY. This Agreement and the documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

    12.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, Capital Corp and Town & Country have each caused this Agreement and Plan of Acquisition to be signed by its Chief Executive Officer or Chairman as of the day and year first above written.

TOWN AND COUNTRY FINANCE AND               CAPITAL CORP OF THE WEST
 THRIFT COMPANY

     By           s/ D. Dale Pinkney            By          s/ Thomas T. Hawker
  -------------------------------------      -------------------------------------
                  D. Dale Pinkney                      Thomas T. Hawker
       PRESIDENT AND CHIEF EXECUTIVE         PRESIDENT AND CHIEF EXECUTIVE OFFICER
                 OFFICER

                                MERGER AGREEMENT

    This  merger agreement ("Merger Agreement") dated  as of              , 1996
between T&C Merger Thrift Company ("Subsidiary"), a California industrial loan company, and Town and Country Finance and Thrift Company ("Town & Country"), a California industrial loan company is entered into as follows:

SECTION 1. OUTSTANDING SHARES.

    (a) Town & Country is a California industrial loan company chartered by the California Department of Corporations. Town & Country has 5,000,000 authorized shares of common stock of which 168,156 are outstanding. Town & Country has no outstanding shares of preferred stock, options or warrants.

    (b) Subsidiary is a California industrial loan company chartered by the California Department of Corporations. Subsidiary has 1,000 authorized, outstanding shares of common stock. Subsidiary has no outstanding shares of preferred stock, options or warrants.

SECTION 2. THE MERGER.

    Town & Country shall be merged into Subsidiary ("Merger"). It is the intention of the parties that the Merger will be treated as a tax free reorganization pursuant to Section 368 of the Internal Revenue Code.

SECTION 3. CONVERSION OF SHARES.

    Upon consummation of the Merger, (i) each outstanding share of Town & Country, other than shares held by shareholders who perfect their rights as dissenting shareholders under California law, shall be converted into the right to receive the per share exchange amount of $33.05 ("Per Share Exchange Amount") comprised of a Cash Component and a Stock Component computed in accordance with that Agreement and Plan of Acquisition and Merger dated as of March 22, 1996;
(ii) the outstanding shares of Subsidiary shall remain the outstanding shares of the Surviving Corporation and are not effected by the Merger; and there will be no other outstanding shares, options, warrants or other stock rights to acquire any shares of Town & Country.

SECTION 4. ARTICLES OF INCORPORATION AND BY-LAWS.

    (a) The Articles of Incorporation of Subsidiary shall, upon the Effective Date, be the Articles of Incorporation of the Surviving Corporation.

    (b) The By-Laws of Town & Country, as they exist on the Effective Date, shall be the By-Laws of the Surviving Corporation until the same are amended.

SECTION 5. EXCHANGE OF SHARES.

    The conversion of shares as provided in the Merger Agreement shall occur automatically upon the Effective Date without action by the holders thereof. Each holder of Town & Country Shares shall on or after the Effective Date surrender each certificate representing Town & Country Shares to the Exchange Agent appointed by the parties and shall be entitled to receive in exchange therefor the Per Share Exchange Amount

SECTION 6. EFFECT OF MERGER AND EFFECTIVE DATE.

    The effect of the Merger and the Effective Date of the Merger are as prescribed by law.

SECTION 7. OFFICERS AND DIRECTORS

    The directors and officers of Town & Country holding office on the Effective Date shall become the directors and officers of the Surviving Corporation until removed as provided by law or until the election of their respective successors.

SECTION 8. ACTS OF MERGING CORPORATION

    Town & Country, as the merging corporation, shall from time to time, as and when requested by the Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Merger.

    All capitalized term herein shall have the meanings ascribed to them in this Merger Agreement; provided, however, if no meaning is separately ascribed to such capitalized terms in this Merger Agreement, then such terms will have the meanings ascribed to them in the Agreement and Plan of Acquisition dated March 22, 1996.

    In witness whereof the parties have executed this Merger Agreement.

                                          Town and Country Finance and Thrift
                                          Company
                                          By ___________________________________
                                          By ___________________________________

                                          T & C Merger Thrift Company
                                          By ___________________________________
                                          By ___________________________________

                                    ANNEX B
                       [WILLIAMS GREGG, INC. LETTERHEAD]

                                                      April 2, 1996

Board of Directors
Town and Country Finance and Thrift Company
410 E. Olive
Turlock, Ca. 95380

Dear Board Members:

    You have requested our opinion as to the fairness to Town and Country Finance and Thrift Company ("T&C") and its stockholders from a financial point of view, of the terms and conditions of the proposed acquisition of all of the outstanding shares of T&C by Capital Corp of the West ("CCOW") through a merger vehicle which will result in T&C becoming a wholly owned subsidiary of CCOW.

QUALIFICATIONS OF THE APPRAISER

    Williams Gregg, Inc. ("WGI") provides consulting services for, but not limited to, banks, savings and loans, and thrift and loan companies in its normal course of business. These services include regulatory consulting, loan review, applications, due diligence and rendering opinions concerning fairness. The officers of WGI have been providing these services to financial institutions across the Western United States for more than twelve years.

PROCEDURE

    In connection with our opinion, we have, among other things:

        (i) Reviewed the Definitive Agreement known as the Agreement and Plan of
    Acquisition  ("Agreement")  including  the  terms  and  conditions  of   the
    acquisition.

        (ii) Reviewed annual reports to shareholders and annual reports on Form 10-K of CCOW and year-end call reports of T&C for the five years ended December 31, 1995.

       (iii) Reviewed certain other publicly available financial and other information concerning T&C and CCOW and the trading markets for the publicly traded securities of T&C and CCOW.

        (iv) Reviewed publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions believed to be relevant by WGI to its inquiry.

        (v) Reviewed and discussed with certain representatives of management of T&C and CCOW information concerning their past and current operations, financial condition and prospects as well as the results of regulatory examinations.

        (vi) Reviewed the adequacy of County Bank's loan loss reserve.

       (vii) Reviewed and discussed the Agreement with T&C's counsel.

      (viii) Performed such other analyses and examinations as we have deemed appropriate.

    In connection with our review, we assumed the financial and other information provided to us was complete and accurate in all material respects. With respect to T&C's and CCOW's financial forecasts provided to us by management, we have assumed for purposes of our opinion that they have been reasonably prepared on bases reflecting the best available estimates and judgments of T&C's and CCOW's management at the time of preparation as to the future financial performance of the two companies and that they provide a reasonable basis upon which we can form our opinion. We have not independently verified the adequacy of the consolidated allowance for loan and lease losses for the resultant holding company. We have also assumed that there has been no material change in T&C's and CCOW's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. We have relied on advice of counsel of T&C as to all legal matters with respect to the Agreement. Further, our opinion is based on economic, monetary and market conditions existing as of the date hereof.

    Based upon the foregoing, and reliance thereon, it is our opinion that, as of the date hereof, the consideration to be received pursuant to the Agreement and the terms and conditions that exist as of the date hereof, taken as a whole, are fair to Town and Country Finance and Thrift Company and its stockholders. Our opinion should not be construed in any way as a valuation of CCOW or as a recommendation to participate in the acquisition. Further, any material changes in the terms and conditions of the proposed offer prior to closing would render this opinion invalid.

                                          Sincerely,

                                          /s/ WILLIAMS GREGG, INC.

                                          Williams Gregg, Inc.

                [BROOKSTREET SECURITIES CORPORATION LETTERHEAD]

April 5, 1996

Board of Directors
Capital Corp of the West
1160 W. Olive Avenue, Suite A
Merced, CA 95348-1952
Attention: Janey Boyce, Chief Financial Officer

Dear Directors:

    You have requested that I provide you with my professional opinion concerning the fairness of the proposed acquisition of Town and Country Finance and Thrift Company by Capital Corp of the West as it relates to the shareholders of Capital Corp of the West.

    This report covers my analysis, conclusions, and opinions regarding this assignment.

    A professional synopsis and references  opining the qualifications of  James
R. Miller to perform this assignment are attached to this report.

    The basic data supporting this opinion are as of December 31, 1995. Other dating of material used is of the most recent available per category.

    In fulfilling this assignment, I have conducted appropriate research and analysis of the relevant financial, organizational, and operational data and information identified with the Banks, inclusive of senior management interviews and probes and discussions with other parties informed and knowledgeable of the Banks' current and reasonably predictable future financial status.

    Additional factors considered include:

    - The status of the area's banking industry

    - The general economic environment

    - Town and Country Finance and Thrift Company's financial and general condition

    - Capital Corp of the West's financial and general condition

    - Town and Country Finance and Thrift Company's capitalization structure

    - Capital Corp of the West's capitalization structure

    - The strategic plan of Capital Corp of the West of the West

    - The trading history of Capital Corp of the West's stock

    - The trading history of Town and Country Finance and Thrift Company

    - A comparison of peer market valuations

    The proposed acquisition of Town and Country Finance and Thrift Company by Capital Corp of the West is outlined in a definitive merger agreement whereby Capital Corp of the West will acquire, by merger, all the outstanding shares of Town and Country Finance and Thrift Company, and Town and Country Finance and Thrift Company would become a subsidiary of Capital Corp of the West.

    The Agreement provides that, upon completion of the Acquisition, each share of Common Stock of Town and Country Finance and Thrift will be converted into a right to receive cash and stock in Capital Corp of the West subject to the provisions of the Agreement of Acquisition at a ratio of approximately 1.5x the Book Value of Town and Country Finance and Thrift.

    The fairness of this acquisition to Capital Corp of the West shareholders is the subject of this opinion. This assessment must be made on both a qualitative and quantitative basis.

    The quantitative analysis is simply addressing the fairness of the offer by the Capital Corp of the West of approximately 1.5x Book Value for each share of Town and Country Finance and Thrift Company. It is this basic pricing structure that will be quantitatively considered.

    Valuation of shares of Financial Institutions may be determined through two basic approaches: Book Value and Market Value. The Market Value Approach relates to the publicly traded shares of Town and Country Finance and Thrift Company and its assessment process. Book Value must relate to two separate designations:
Book Value as set out in financial statements provided by the Company, and Adjusted Book Value.

    Exhibits in this report set out detailed analysis of elements of Town and Country Finance and Thrift Company balance sheet and income statements relating to Book Value determination. Given recent due diligence procedures, operating history of Town and Country Finance and Thrift Company, and loan portfolio performance, it appears that the shareholder equity presented at December 31, 1995 of $3,623,641 is a fairly reflective value at that date. It may therefore be inferred that the shareholder equity value at the Effective Date of the Acquisition Agreement will also reflect a representative Book Value. This conclusion is also the result of the detailed presentation in this report relating to historic:

    -- Rate sensitivity analysis

    -- Securities analysis

    -- Peer group detailed comparison

    -- Balance sheet analysis

    Exhibit "A" in this report reflects recent California Bank acquisitions and mergers. While the subjects of this report are banks, it is fair to state that the values reflect the acquisition value ranges for community financial institutions. This is due to the commonality of deposit basis and the growing overlap of business services to the local area. As can be noted, the higher values are located in the northern sector of the state due to the relatively strong economic base of the area. This is opposed to the southern portion of California where financial institutions' earnings results have been in general lagging those of the north.

    In addition to using the ratios of price to book values of recently merged institutions as a quantitative benchmarking approach, the Qualitative factors of a merger must be addressed in assessing fairness of a transaction.

    With the acquisition of Town and Country Finance and Thrift Company, Capital Corp of the West will expand its corporate service base. It will operate Town and Country Finance and Thrift Company as a wholly owned subsidiary thereby benefitting from Town and Country Finance and Thrift Company's customer base for potential cross service expansion. It appears the profitability of Town and Country Finance and Thrift Company operations may benefit from the merger due to potential reduced overhead factors and expanded franchise. It is a reasonable expectation that increased earnings to Capital Corp of the West due to the operations of Town and Country Finance and Thrift Company will benefit Capital Corp of the West shareholders by a factor of the price earnings multiple of the traded shares of Capital Corp of the West thus potentially increasing share price in the market place.

    Based on the qualitative and quantitative factors relating to a book valuation base of this transaction to Capital Corp of the West shareholders, it is this analyst's opinion that a fair value range for the acquisition of Town and Country Finance and Thrift Company by Capital Corp of the West is 1.4x to 1.8x Book Value at effective date.

    The Market Value Approach in this instance reflects that little market activity has occurred in the shares of Town and Country Finance and Thrift Company over the near term. Documentation in this report displays recent trading history of Town and Country Finance and Thrift Company shares and an inspection of peer institutions' market valuations as they relate to their fundamental company performance. Additionally, this approach considers an analysis of the overall economic environment as it relates to the community banking industry. In relating the share price of Town and Country Finance and Thrift Company to itself and peers, there are two basic choices: price to earnings ratio and price to book value per share. Due to the fact that sporadic income flow has been a common outcome to operations for California banks and thrifts, the price to book value comparison has been chosen as the most representative ratio.

    Exhibit "B" reflects various representative bank shares and their valuation in the market place. It may be stated that any of the cited banks' stock trading involves relatively low volume. In the case of Town and Country Finance and Thrift Company, trading has been extremely thin. It is the opinion of this analyst that in a market with reasonable supply and demand volume, Town and Country Finance and Thrift Company shares should trade from 1.2x to 1.4x Book Value, in normalized market conditions.

    In a transactional situation situation where change of control is involved, there would be an anticipated additional increment in price to book in market valuation. This is due to the obvious skewing of supply and demand relationship and the added value of qualitative factors. Capital Corp of the West has three leading firms in the field of market makers in community bank shares; Ryan Beck, Sutro & Company and Hoeffer and Arnett. It may be anticipated that added qualitative value to Capital Corp of the West as a result of the acquisition of Town and Country Finance and Thrift Company may be reflected in the markets quoted by these firms. Additionally, the addition of shareholders as a result of the merger may serve to broaden shareholder base. It would be logical to also recognize the probability that the acquisition of Town and Country Finance and Thrift Company by Capital Corp of the West may be viewed by the investment community as not an isolated event. It may be concluded that similar expansion scenarios could follow and that multiples of share price to book value and earnings may expand as a result.

    Based on the quantitative and qualitative factors relating to the market valuation approach to this transaction as it relates to Capital Corp of the West shareholders, it is this analyst's opinion that a fair value range for the acquisition of Town and Country Finance and Thrift Company by Capital Corp of the West is 1.4x to 1.9x Book Value at Effective Date.

    It is my professional opinion that based on the discussions and calculations presented in this report, the terms of the acquisition of Town and Country Finance and Thrift Company by Capital Corp of the West as outlined in The Agreement and Plan of Acquisition are fair from a financial point of view to the shareholders of Capital Corp of the West.

    James R. Miller does not own any shares of Town and Country Finance and Thrift Company or Capital Corp of the West.

    It has been a pleasure to be of service. I am available to discuss this report and evaluation if desired.

Respectfully submitted,

/S/ JAMES R. MILLER

James R. Miller

                                    ANNEX C
             CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION CODE

SECTION 1300. RIGHT TO REQUIRE PURCHASE -- "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-term merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-term merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes the provisions of this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provisions does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-term merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. DEMAND FOR PURCHASE.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) [SIC] of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. ENDORSEMENT OF SHARES.

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. AGREED PRICE -- TIME FOR PAYMENT.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine the fair market value of the shares.

SECTION 1305. APPRAISERS' REPORT -- PAYMENT -- COSTS.

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incidents to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under
Section 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES.

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of reorganization or merger.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    ANNEX D
                         TEXT OF PROPOSED AMENDMENTS TO
               CAPITAL CORP ARTICLES OF INCORPORATION AND BYLAWS

TEXT OF AMENDMENT TO BYLAWS TO ELIMINATE CUMULATIVE VOTING (PROPOSAL THREE):

             Section 2.12 of the Bylaws shall be replaced in its entirety as follows:

             SECTION 2.12. NO CUMULATIVE VOTING.

             Cumulative voting for the election of directors is not permitted at any time when this corporation is a "listed corporation" as defined in Corporations Code Section 301.5 or any successor statute.

TEXT OF AMENDMENT TO BYLAWS TO CLASSIFY THE BOARD OF DIRECTORS AND CHANGE THE RANGE OF AUTHORIZED DIRECTORS (PROPOSAL FOUR):

             Section 3.3 of the Bylaws shall be replaced in its entirety as follows:

             SECTION 3.3. ELECTION AND TERM OF DIRECTORS.

             The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1996 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his other successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A majority of total directors shall constitute a quorum for the transaction of business. Except as otherwise required bylaw, any vacancy on the Board of Directors that results from a increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

             This classification of the board of directors shall be effective at such times as the corporation is a "listed corporation" as defined in Corporations Code Section 301.5 or any successor statute.

             Section 3.2. of the Bylaws shall be replaced in its entirety as follows:

             SECTION 3.2. NUMBER OF DIRECTORS.

             The authorized number of directors shall be not less than nine nor more than twelve. The exact number may be changed within those limits by action of the Board or the shareholders.

             The minimum and maximum numbers may not be changed, nor can a fixed number be substituted for the minimum and maximum numbers, except by an amendment to this bylaw approved by a majority of the outstanding shares entitled to vote.

TEXT OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO ELIMINATE ACTIONS OF THE SHAREHOLDERS BY WRITTEN CONSENT WITHOUT A MEETING (PROPOSAL FIVE):

             The Articles of Incorporation of Capital Corp shall be amended by adding Article VIII thereto as follows:

                                  ARTICLE VIII

             Any action required or permitted to be taken by the shareholders of this corporation must be taken at a duly called annual meeting or special meeting of the shareholders of the corporation and no action may be taken by the written consent by the shareholders.

TEXT OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO REQUIRE A SUPERMAJORITY VOTE TO APPROVE CERTAIN BUSINESS COMBINATIONS NOT PREVIOUSLY APPROVED BY A MAJORITY OF THE BOARD OF DIRECTORS (PROPOSAL SIX):

             The Articles of Incorporation of Capital Corp shall be amended by adding Article IX thereto as follows:

                                   ARTICLE IX

             In the event that it is proposed that this corporation enter into a merger, sale of assets or other business combination for which the approval of the shareholders is required under the California Corporations Code, the affirmative vote of the holders of not less than sixty-six and sixty-seven one hundredths percent (66.67%) of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, such Common Stock and Preferred Stock voting together and not by separate classes, shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, sale of assets or other business combination which was previously approved by resolutions of a majority of the members of the Board of Directors of this corporation as constituted at the time the business combination was first proposed to this corporation. This Article may only be amended by the affirmative vote of not less than sixty-six and sixty-seven hundredths percent (66.67%) of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on such amendment, such Common Stock and Preferred Stock voting together and not by separate classes.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article VI of the Articles of Incorporation of the registrant contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the registrant contains provisions for the indemnification of directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. In addition, the registrant maintains officers and directors liability insurance for an annual aggregate maximum of $2,000,000.

ITEM 21  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.


 EXHIBITS                                         DESCRIPTION OF EXHIBITS                                          PAGE
- -----------  -------------------------------------------------------------------------------------------------     -----
       2.1   Agreement and Plan of Acquisition dated as of March 22, 1996, between the Company and Town &
              Country Finance and Thrift Company (attached as Annex A to Proxy Statement/Prospectus included in this Registration Statement).
       3.1   Articles of Incorporation, included in exhibits to Capital Corp's Registration Statement on Form
              8-A, File 0-27384, filed November 23, 1995 and incorporated herein by reference.
       3.2   Bylaws, included in exhibits to Capital Corp's Registration Statement on Form 8-A, File 0-27384,
              filed November 23, 1995 and incorporated herein by reference.
       5.1   Opinion of McCutchen, Doyle, Brown & Enersen, LLP.                                                          *
       8.1   Opinion of KPMG Peat Marwick LLP regarding tax matters.
       8.2   Opinion of McCutchen Doyle Brown & Enersen LLP re merger
      10.1   1992 Stock Option Plan, included in exhibits to Capital Corp's Annual Report on Form 10-K for the
              year ended December 31, 1995 and incorporated herein by reference.
      10.2   Employment Agreement between Thomas T. Hawker and County Bank, included in exhibits to Capital
              Corp's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
      10.3   Lease Agreement for Downtown Merced Branch, included in exhibits to Capital Corp's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
      10.4   Lease Agreement for Administrative Offices, included in exhibits to Capital Corp's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
      10.5   Lease Agreement for Los Banos Branch, included in exhibits to Capital Corp's Annual Report on
              Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
      10.6   Lease Agreement for Sonora Branch, included in exhibits to Capital Corp's Annual Report on Form
              10-K for the year ended December 31, 1995 and incorporated herein by reference.
      10.7   Architectural Agreement for Administrative Office, included in exhibits to Capital Corp's Annual
              Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
      10.8   Employment Agreement with D. Dale Pinkney (draft)
        11   Statement re computation of earnings per share, included in Note 1 of the consolidated financial statements included in Capital Corp's Annual Report on Form 10-K for the year ended December 31,
              1995 and incorporated herein by reference.

 EXHIBITS                                         DESCRIPTION OF EXHIBITS                                          PAGE
- -----------  -------------------------------------------------------------------------------------------------     -----
      13.1   Capital Corp's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated herein by reference.
      13.2   Capital Corp's 1995 Annual Report to Shareholders, included in its Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.
        21   List of significant subsidiaries of Capital Corp.                                                           *
      23.1   Consent of KPMG Peat Marwick LLP.
      23.2   Consent of Atherton Associates.
      23.3   Consent of Williams Gregg, Inc.
      23.4   Consent of Brookstreet Securities Corporation.
      23.5   Consent of McCutchen, Doyle, Brown & Enersen (included in their opinion filed as Exhibit 5.1).
      23.6   Consent of KPMG Peat Marwick LLP re tax opinion (included in their opinion filed as Exhibit 8.1).           *
        24   Power of attorney.
      99.1   Letter to shareholders of Capital Corp to accompany this Joint Proxy Statement/ Prospectus
              (included in Part I of this Registration Statement).
      99.2   Notice of Annual Meeting of the Shareholders of Capital Corp (included in Part I of this
              Registration Statement).
      99.3   Form of proxy for Annual Meeting of Shareholders of Capital Corp.                                           *
      99.4   Letter to shareholders of Town & Country to accompany this Joint Proxy Statement/ Prospectus
              (included in Part I of this Registration Statement).
      99.5   Notice of Annual Meeting of the Shareholders of Town & County (included in Part I of this
              Registration Statement).
      99.6   Form of proxy for Annual Meeting of Shareholders of Town & County.                                          *

- ------------------------
* Previously filed as an exhibit to Capital Corp's Registration Statement filed on April 3, 1996 (Registration No. 333-03174) and incorporated herein by reference.

    (b) Financial Statement Schedules.

    Not applicable.

ITEM 22

    Undertakings.

    (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934 (the "1934 Act"); and, where interim financial information required to be presented by Article 3 of Regulation S-X of the 1934 Act are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

    (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, as amended (the "1933 Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415 of the 1933 Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

    (5) Capital Corp hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Capital Corp's annual report pursuant to Section 13(a) or Section 15(d) 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) Capital Corp hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (7) Capital Corp hereby undertakes to supply by means of a post-effective amendment all information concerning its merger transaction with MBC that was not the subject of and included in this Registration Statement when it became effective.

    (8) Capital Corp hereby undertakes:

        (a) To file during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Merced, State of California, on May 6, 1996.


                                          CAPITAL CORP OF THE WEST
                                          (Registrant)

                                          By         /s/ THOMAS T. HAWKER

                                            ------------------------------------
                                                      Thomas T. Hawker
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

     DATE                       SIGNATURE                                          TITLE
- --------------  -----------------------------------------  ------------------------------------------------------

                          /s/ THOMAS T. HAWKER
 May 6, 1996        --------------------------------       President and Chief Executive Officer and Director
                            Thomas T. Hawker                (Principal Executive Officer)
                           /s/ JANEY E. BOYCE
 May 6, 1996        --------------------------------       Vice President and Chief Financial Officer (Principal
                             Janey E. Boyce                 Financial and Accounting Officer)
                         /s/ JERRY E. CALLISTER*
 May 6, 1996        --------------------------------       Director and Chairman
                           Jerry E. Callister
                          /s/ HENRY DUPERTUIS*
 May 6, 1996        --------------------------------       Director
                             Henry Dupertuis
                           /s/ ROBERT E. HOLL*
 May 6, 1996        --------------------------------       Director
                             Robert E. Holl
                          /s/ BERTY W. JOHNSON*
 May 6, 1996        --------------------------------       Director
                            Berty W. Johnson
                         /s/ DOROTHY L. BIZZINI*
 May 6, 1996        --------------------------------       Director
                           Dorothy L. Bizzini
                          /s/ WENDELL J. OLSON*
 May 6, 1996        --------------------------------       Director and Chairman
                            Wendell J. Olson
                    --------------------------------       Director
                            James W. Tolladay
                    --------------------------------       Director
                             Jack F. Cauwels
                            /s/ JOHN FAWCETT*
 May 6, 1996        --------------------------------       Director
                              John Fawcett
                            /s/ TAPAN MUNROE*
 May 6, 1996        --------------------------------       Director
                              Tapan Munroe

                       *By    /s/ THOMAS T. HAWKER
                      ----------------------------
                            Thomas T. Hawker
                           AS ATTORNEY-IN-FACT

                               POWER OF ATTORNEY

    Know all men by these presents that the undersigned does hereby make, constitute and appoint Thomas T. Hawker or Janey E. Boyce as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Registration Statement on Form S-4, and any and all amendments thereto, including without limitation pre-effective and post-effective amendments thereto; such Form S-4 and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in such matter as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.

    In witness whereof, the undersigned has duly executed this Power of Attorney.

Dated: March 29, 1996                                     /S/ JERRY E. CALLISTER
                                               --------------------------------------------
                                                            Jerry E. Callister

Dated: March 29, 1996                                       /S/ HENRY DUPERTUIS
                                               --------------------------------------------
                                                              Henry DuPertuis

Dated: March 29, 1996                                       /S/ ROBERT E. HOLL
                                               --------------------------------------------
                                                              Robert E. Holl

Dated: March 29, 1996                                      /S/ BERTY W. JOHNSON
                                               --------------------------------------------
                                                             Berty W. Johnson

Dated: March 29, 1996                                     /S/ DOROTHY L. BIZZINI
                                               --------------------------------------------
                                                            Dorothy L. Bizzini

Dated: March 29, 1996                                      /S/ WENDELL J. OLSON
                                               --------------------------------------------
                                                             Wendell J. Olson

Dated: March 29, 1996                          --------------------------------------------
                                                             James W. Tolladay

Dated: March 29, 1996                          --------------------------------------------
                                                              Jack F. Cauwels

Dated: March 29, 1996                                        /S/ JOHN FAWCETT
                                               --------------------------------------------
                                                               John Fawcett

Dated: March 29, 1996                                        /S/ TAPAN MUNROE
                                               --------------------------------------------
                                                               Tapan Munroe

                                 EXHIBIT INDEX


 EXHIBITS                                        DESCRIPTION OF EXHIBITS                                         PAGE
- ----------  -------------------------------------------------------------------------------------------------  ---------
       8.1  Opinion of KPMG Peat Marwick LLP regarding tax matters...........................................
       8.2  Opinion of McCutchen Doyle Brown & Enersen LLP re merger.........................................
      10.8  Employment Agreement with D. Dale Pinkney (draft)................................................
      23.1  Consent of KPMG Peat Marwick LLP.................................................................
      23.2  Consent of Atherton Associates...................................................................
      23.3  Consent of Williams Gregg, Inc...................................................................
      23.4  Consent of Brookstreet Securities Corporation....................................................
      23.5  Consent of KPMG Peat Marwick LLP re tax opinion..................................................